Execution Copy



                               CREDIT AGREEMENT


                           Dated as of June 22, 1994


                                     Among


                        COLLINS & AIKMAN PRODUCTS CO.,
                                 as Borrower,


                               WCA CANADA INC.,
                             as Canadian Borrower,


                         COLLINS & AIKMAN CORPORATION,
                                 as Guarantor,


                           THE LENDERS NAMED HEREIN,

                            CONTINENTAL BANK, N.A.,
                              NATIONSBANK, N.A.,
                              as Managing Agents,


                                      And


                                CHEMICAL BANK,
                            as Administrative Agent

                               TABLE OF CONTENTS


Article  Section                                                          Page

I.                                DEFINITIONS

         SECTION 1.01.  Defined Terms.  . . . . . . . . . . . . . . . . .    1
         SECTION 1.02.  Terms Generally . . . . . . . . . . . . . . . . .   20

II.                               THE CREDITS

         SECTION 2.01.  Commitments.  . . . . . . . . . . . . . . . . . .   20
         SECTION 2.02.  Loans . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 2.03.  Notice of Borrowings  . . . . . . . . . . . . . .   24
         SECTION 2.04.  Notes; Repayment of Loans . . . . . . . . . . . .   24
         SECTION 2.05.  Fees. . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 2.06.  Interest on Loans . . . . . . . . . . . . . . . .   26
         SECTION 2.07.  Default Interest  . . . . . . . . . . . . . . . .   26
         SECTION 2.08.  Alternate Rate of Interest  . . . . . . . . . . .   26
         SECTION 2.09.  Termination and Reduction of Commitments  . . . .   27
         SECTION 2.10.  Conversion and Continuation of Delayed Draw Term,
                         Term and Canadian Term Borrowings  . . . . . . .   27
         SECTION 2.11.  Repayment of Term and Delayed Draw Term
                         Borrowings . . . . . . . . . . . . . . . . . . .   28
         SECTION 2.12.  Prepayment  . . . . . . . . . . . . . . . . . . .   29
         SECTION 2.13.  Reserve Requirements; Change in Circumstances . .   31
         SECTION 2.14.  Change in Legality  . . . . . . . . . . . . . . .   32
         SECTION 2.15.  Indemnity . . . . . . . . . . . . . . . . . . . .   32
         SECTION 2.16.  Pro Rata Treatment  . . . . . . . . . . . . . . .   33
         SECTION 2.17.  Payments  . . . . . . . . . . . . . . . . . . . .   33
         SECTION 2.18.  Taxes . . . . . . . . . . . . . . . . . . . . . .   33
         SECTION 2.19.  Issuance of Letters of Credit . . . . . . . . . .   36
         SECTION 2.20.  Participations; Unconditional Obligations . . . .   36
         SECTION 2.21.  Letter of Credit Fee  . . . . . . . . . . . . . .   37
         SECTION 2.22.  Agreement To Repay Letter of Credit
                         Disbursements. . . . . . . . . . . . . . . . . .   37
         SECTION 2.23.  Letter of Credit Operations . . . . . . . . . . .   38
         SECTION 2.24.  Cash Collateralization  . . . . . . . . . . . . .   38
         SECTION 2.25.  Termination and Reduction of Letter of Credit
                         Commitment . . . . . . . . . . . . . . . . . . .   38

III.                    REPRESENTATIONS AND WARRANTIES

         SECTION 3.01.  Organization, Corporate Powers  . . . . . . . . .   39
         SECTION 3.02.  Authorization . . . . . . . . . . . . . . . . . .   39
         SECTION 3.03.  Enforceability  . . . . . . . . . . . . . . . . .   40
         SECTION 3.04.  Recapitalization  . . . . . . . . . . . . . . . .   40
         SECTION 3.05.  Use of Proceeds . . . . . . . . . . . . . . . . .   40
         SECTION 3.06.  Federal Reserve Regulations . . . . . . . . . . .   40
         SECTION 3.07.  Capitalization of the Borrower and Holdings . . .   40
         SECTION 3.08.  Pledge Agreement  . . . . . . . . . . . . . . . .   41
         SECTION 3.09.  Financial Statements  . . . . . . . . . . . . . .   41
         SECTION 3.10.  No Material Adverse Change  . . . . . . . . . . .   42
         SECTION 3.11.  Title to Properties; Possession Under Leases  . .   42
         SECTION 3.12.  Subsidiaries  . . . . . . . . . . . . . . . . . .   42
         SECTION 3.13.  Litigation; Compliance with Laws  . . . . . . . .   42

Article  Section                                                          Page

         SECTION 3.14.  Agreements  . . . . . . . . . . . . . . . . . . .   42
         SECTION 3.15.  Investment Company Act  . . . . . . . . . . . . .   43
         SECTION 3.16.  Public Utility Holding Company Act  . . . . . . .   43
         SECTION 3.17.  Tax Returns . . . . . . . . . . . . . . . . . . .   43
         SECTION 3.18.  No Material Misstatements . . . . . . . . . . . .   43
         SECTION 3.19.  Employee Benefit Plans  . . . . . . . . . . . . .   43
         SECTION 3.20.  Labor Matters . . . . . . . . . . . . . . . . . .   44
         SECTION 3.21.  Environmental Matters . . . . . . . . . . . . . .   44
         SECTION 3.22.  Solvency  . . . . . . . . . . . . . . . . . . . .   45
         SECTION 3.23.  Absence of Certain Restrictions . . . . . . . . .   46
         SECTION 3.24.  No Foreign Assets Control Regulation
                         Violation. . . . . . . . . . . . . . . . . . . .   46
         SECTION 3.25.  Insurance . . . . . . . . . . . . . . . . . . . .   46
         SECTION 3.26.  Certain Other Representations . . . . . . . . . .   46

IV.                               CONDITIONS

         SECTION 4.01.  All Credit Events . . . . . . . . . . . . . . . .   46
         SECTION 4.02.  First Borrowing . . . . . . . . . . . . . . . . .   47

V.                           AFFIRMATIVE COVENANTS

         SECTION 5.01.  Existence; Businesses and Properties  . . . . . .   51
         SECTION 5.02.  Insurance . . . . . . . . . . . . . . . . . . . .   51
         SECTION 5.03.  Taxes . . . . . . . . . . . . . . . . . . . . . .   51
         SECTION 5.04.  Financial Statements, Reports, Amendments, etc. .   52
         SECTION 5.05.  Litigation and Other Notices  . . . . . . . . . .   53
         SECTION 5.06.  ERISA . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 5.07.  Maintaining Records; Access to Properties and
                         Inspections. . . . . . . . . . . . . . . . . . .   54
         SECTION 5.08.  Use of Proceeds . . . . . . . . . . . . . . . . .   54
         SECTION 5.09.  Further Assurances  . . . . . . . . . . . . . . .   54
         SECTION 5.10.  Change in Ownership . . . . . . . . . . . . . . .   55
         SECTION 5.11.  Fiscal Year; Accounting . . . . . . . . . . . . .   55
         SECTION 5.12.  Dividends . . . . . . . . . . . . . . . . . . . .   55
         SECTION 5.13.  Rate Protection Agreements  . . . . . . . . . . .   55
         SECTION 5.14.  Corporate Separateness  . . . . . . . . . . . . .   55
         SECTION 5.15.  Business of Restricted Subsidiaries.  . . . . . .   55

VI.                           NEGATIVE COVENANTS

         SECTION 6.01.  Indebtedness  . . . . . . . . . . . . . . . . . .   56
         SECTION 6.02.  Dividends and Distributions . . . . . . . . . . .   58
         SECTION 6.03.  Capital Expenditures  . . . . . . . . . . . . . .   59
         SECTION 6.04.  Liens . . . . . . . . . . . . . . . . . . . . . .   59
         SECTION 6.05.  Priority of Loan Payments . . . . . . . . . . . .   61
         SECTION 6.06.  Sale and Lease-Back Transactions  . . . . . . . .   61
         SECTION 6.07.  Investments, Loans and Advances . . . . . . . . .   62
         SECTION 6.08.  Mergers, Consolidations, Sales of Assets and
                         Acquisitions . . . . . . . . . . . . . . . . . .   63
         SECTION 6.09.  Transactions with Affiliates and Stockholders . .   64
         SECTION 6.10.  Subordinated Indebtedness . . . . . . . . . . . .   64
         SECTION 6.11.  Amendment of Constitutive Documents; Change
                         in Corporate Structure . . . . . . . . . . . . .   64
         SECTION 6.12.  Business of Holdings and Restricted
                         Subsidiaries . . . . . . . . . . . . . . . . . .   64
         SECTION 6.13.  Restrictive Agreements  . . . . . . . . . . . . .   65

Article  Section                                                          Page

         SECTION 6.14.  Interest Coverage Ratio . . . . . . . . . . . . .   65
         SECTION 6.15.  EBITDA  . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 6.16.  Leverage Ratio  . . . . . . . . . . . . . . . . .   65
         SECTION 6.17.  Current Ratio . . . . . . . . . . . . . . . . . .   65
         SECTION 6.18.  Tax Sharing . . . . . . . . . . . . . . . . . . .   65
         SECTION 6.19.  Significant Subsidiaries  . . . . . . . . . . . .   66
         SECTION 6.20.  Inactive Subsidiaries . . . . . . . . . . . . . .   66

VII.                           EVENTS OF DEFAULT

VIII.                      THE ADMINISTRATIVE AGENT

IX.                              MISCELLANEOUS

         SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 9.02.  Survival of Agreement . . . . . . . . . . . . . .   71
         SECTION 9.03.  Binding Effect  . . . . . . . . . . . . . . . . .   72
         SECTION 9.04.  Successors and Assigns  . . . . . . . . . . . . .   72
         SECTION 9.05.  Expenses; Indemnity . . . . . . . . . . . . . . .   74
         SECTION 9.06.  Right of Setoff; Sharing  . . . . . . . . . . . .   76
         SECTION 9.07.  Applicable Law  . . . . . . . . . . . . . . . . .   76
         SECTION 9.08.  Waivers; Amendment  . . . . . . . . . . . . . . .   76
         SECTION 9.09.  Interest Rate Limitation  . . . . . . . . . . . .   77
         SECTION 9.10.  Entire Agreement  . . . . . . . . . . . . . . . .   77
         SECTION 9.11.  Waiver of Jury Trial  . . . . . . . . . . . . . .   77
         SECTION 9.12.  Severability  . . . . . . . . . . . . . . . . . .   78
         SECTION 9.13.  Counterparts  . . . . . . . . . . . . . . . . . .   78
         SECTION 9.14.  Headings  . . . . . . . . . . . . . . . . . . . .   78
         SECTION 9.15.  Jurisdiction; Consent to Service of Process . . .   78
         SECTION 9.16.  Conversion of Currencies  . . . . . . . . . . . .   78
         SECTION 9.17.  Confidentiality . . . . . . . . . . . . . . . . .   79

Exhibits

Exhibit A-1  Revolving Credit Note
Exhibit A-2  Delayed Draw Term Note
Exhibit A-3  Term Note
Exhibit A-4  Swingline Note
Exhibit A-5  Canadian Term Note
Exhibit A-6  Intercompany Note
Exhibit B    Assignment and Acceptance
Exhibit C    Administrative Questionnaire
Exhibit D    Form of Guarantee Agreement
Exhibit E    Form of Pledge Agreement
Exhibit F    Form of Opinion of Cravath, Swaine & Moore,
             Elizabeth R. Philipp, Esq. and Stikeman, Elliott
Exhibit G    Form of Compliance Certificate
Exhibit H    Form of Intercreditor Agreement


Schedules

1.01(A)      Applicable Margin
1.01(B)      Applicable Prepayment Percentage
1.01(C)      Additional Designated Persons
1.01(D)      Subordination Terms
2.01         Commitments
2.11(a)      Term Loan Amortization Schedule; Canadian Term Loan
              Amortization Schedule
3.07(b)(1)   Holdings Common Stock By Designated Persons
3.07(b)(2)   Options and Rights Regarding Holdings
              Capital Stock
3.12(a)      Subsidiaries of Holdings
3.12(b)      Outstanding Commitments Relating to Capital Stock
3.17         Tax Matters
4.02(o)      Indebtedness to be repaid on Closing Date
6.01         Existing Indebtedness
6.04         Existing Liens
6.07         Existing Investments

             CREDIT AGREEMENT dated as of June 22, 1994, among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), WCA CANADA INC., a Canadian corporation (the "Canadian Borrower"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions listed in Schedule 2.01 hereto (the "Lenders"), and CHEMICAL BANK, a New York banking corporation ("Chemical"), as administrative agent for the Lenders and the Issuing Banks (in such capacity, the "Administrative Agent").

      The Borrower has requested the Lenders to extend credit in order to enable (a) the Borrower, subject to the terms and conditions of this Agreement, to borrow (i) on a term basis, on the Closing Date (as defined herein), an aggregate principal amount not in excess of $405,000,000, (ii) on a term basis, at any time during the Delayed Draw Availability Period (as defined herein), an aggregate principal amount not in excess of $25,000,000 and (iii) on a revolving basis, at any time and from time to time prior to the Revolving Credit Maturity Date (as defined herein), an aggregate principal amount at any time outstanding not in excess of $150,000,000 and (b) the Canadian Borrower, subject to the terms and conditions of this Agreement, to borrow on a term basis, on the Closing Date, an aggregate principal amount not in excess of $45,000,000. The Borrower also has requested the Issuing Banks to issue letters of credit for the account of the Borrower (with the exposure on such letters of credit being limited to $50,000,000 and resulting in a reduction to the availability of borrowings on a revolving basis). The proceeds of such borrowings and such letters of credit are to be used as described herein. The Lenders are willing to extend such credit to the Borrower and the Canadian Borrower on the terms and subject to the conditions set forth herein.

      Accordingly, the Borrower, the Canadian Borrower, Holdings, the Lenders, the Issuing Banks and the Administrative Agent agree as follows:


                                  ARTICLE I.

                                  DEFINITIONS

      SECTION 1.01. Defined Terms. In addition to the terms defined above, as used in this Agreement the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Canadian Term Loan" shall mean any Canadian Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Delayed Draw Term Loan" shall mean any Delayed Draw Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Loan" shall mean any ABR Term Loan, ABR Delayed Draw Term Loan, ABR Revolving Loan, ABR Canadian Term Loan or Swingline Loan.


         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
      (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves. For purposes hereof, (a) if at least two offered rates for deposits in dollars for a period comparable to the applicable Interest Period appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen as of

      11:00 a.m., London  time, on the day  that is two
      Business Days prior to the first day of such Interest Period, the term "LIBO Rate" shall mean the arithmetic mean of all such offered rates and
      (b) if fewer than two such offered rates so appear on page 3750 (or any successor page) of the Dow Jones Telerate Screen, the term "LIBO Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to Chemical's portion (or, if Chemical shall not have any portion, the portion of the Lender having the largest applicable Type of Loan) of the applicable Eurodollar Borrowing and for a period comparable to the applicable Interest Period are offered to Chemical's office in which its eurodollar operations in respect of eurodollar loans are being conducted in immediately available funds in the eurodollar market at approximately 11:00 a.m., New York time, on the day that is two Business Days prior to the first day of such Interest Period.

         "Administrative   Questionnaire"   shall   mean   an   Administrative
      Questionnaire substantially in the form of Exhibit C.

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

         "Agency  Fees"  shall have  the  meaning  assigned  to  such term  in
      Section 2.05(c).

         "Agents" shall mean the collective reference to the Administrative Agent and the Managing Agents.

         "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the FederalFunds Effective Rate, respectively.

         "Applicable Level" shall mean at any time the highest of Level I, Level II, Level III and Level IV in effect determined in accordance with
      Schedule 1.01(A).

         "Applicable Margin" means (i) for any date on or after the Closing Date to but excluding the first day of the second full fiscal quarter commencing after the Closing Date, with respect to Eurodollar Loans, 1-3/4%, and with respect to ABR Loans, 3/4 of 1%, and (ii) for any date on or after the first day of the second full fiscal quarter commencing after the Closing Date, with respect to any Eurodollar Loans or ABR Loans, as the case may be, the applicable margin set forth on
      Schedule 1.01(A) opposite the Applicable Level, in each case as of the last day of the Borrower's fiscal quarter most recently ended as of such date. Notwithstanding anything herein to the contrary, from and after the fifth anniversary of the Closing Date the Applicable Margin shall be 1/4 of 1% higher than the rate otherwise determined pursuant to this definition.

         "Applicable Percentage" shall mean, with respect to any Revolving Lender, the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Lender's Revolving Credit Commitment.

         "Applicable Prepayment Percentage" shall mean at any time 75% or, if the Applicable Level is higher than Level I, the percentage set forth in
      Part I of Schedule 1.01(B) opposite the Applicable Level in effect at such time. Notwithstanding the foregoing, if the Term Loans and Canadian Term Loans have been repaid in the amounts set forth in Part II of Schedule 1.01(B), the Applicable Prepayment Percentage shall be the percentage set forth in Part I of Schedule 1.01(B) opposite the Applicable Level determined by increasing the current Applicable Level by the number of additional Levels set forth opposite such amount of Term Loans and Canadian Term Loans so repaid in Part II of Schedule 1.01(B).

         "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by Chemical to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at Chemical's domestic offices.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Blackstone" shall mean Blackstone Capital Partners L.P., a Delaware limited partnership.

         "Blackstone  Entities"   shall  mean  Blackstone,  Blackstone  Group,
      Blackstone Management Partners, L.P., Blackstone Management Associates, L.P. or any of their Affiliates.

         "Blackstone Group" shall mean The Blackstone Group L.P., a Delaware limited partnership.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower Common Stock" shall have the meaning assigned to that term in Section 3.07(a).

         "Borrowing" shall mean a group of Loans of a single Type made to the Borrower or the Canadian Borrower on a single date and as to which a single Interest Period is in effect.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Canadian Term Borrowing" shall mean a Borrowing comprised of Canadian Term Loans.

         "Canadian Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Canadian Term Loans hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

         "Canadian Term Loan Maturity Date" shall mean the eighth anniversary of the Closing Date.

         "Canadian Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

         "Canadian Term Loans" shall mean the term loans made to the Canadian Borrower pursuant to Section 2.01(e). Each Canadian Term Loan shall be a Eurodollar Canadian Term Loan or an ABR Canadian Term Loan.

         "Canadian Term Note" shall mean a promissory note of the Canadian Borrower, substantially in the form of Exhibit A-5, evidencing Canadian Term Loans.

         "Capital Expenditures" shall mean, for any person in any period, the aggregate amount of all capital expenditures of such person during such period (but not including Permitted Business Acquisitions). For the purposes hereof, the amount of any Capital Expenditure shall not include
      (i) an amount equal to that portion of the proceeds received upon any sale, transfer or other disposition of assets or properties pursuant to
      Section 6.08(a), (g) or (i) which is applied to the purchase of replacement assets or properties used for the same purpose as the assets or properties disposed of within 12 months of the receipt thereof, (ii) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any subsidiary thereof) and for which neither Holdings nor any subsidiary thereof has provided or is required to provide, directly or indirectly, any consideration to such third party or any other person (whether before, during or after such period), (iii) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made or (iv) expenditures of insurance proceeds or condemnation awards received in connection with the loss, damage, destruction or condemnation of property of Holdings or its subsidiaries.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Cash Interest Expense" shall mean Interest Expense paid or required to be paid in cash (but excluding any amortization of debt discounts and fees included in the calculation of Interest Expense).

         A "Change in Control" shall be deemed to have occurred if (a) Holdings shall cease to directly own, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Pledge Agreement), 100% of the issued and outstanding capital stock of the Borrower; (b) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) (other than (i) any Designated Person or (ii) any combination of Designated Persons) shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings at a time when Designated Persons or any combination of Designated Persons do not beneficially own shares representing at least 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; or
      (c) the Continuing Directors shall cease to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of Holdings. For purposes of clause (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of Holdings having ordinary voting power if any Blackstone Entity or WP Entity shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

         "Charges" shall have  the meaning assigned  to that  term in  Section
      9.09.

         "Closing Date" shall mean the date on which the first Loan is made pursuant to this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Agent" shall mean Chemical, as Collateral Agent under the Pledge Agreement and the Guarantee Agreement.

         "Commitment" shall mean, with respect to any Lender, such Lender's Term Loan Commitment, Delayed Draw Term Loan Commitment, Swingline Loan Commitment, Canadian Term Loan Commitment and Revolving Credit Commitment.

         "Commitment Fee"  shall have  the meaning  assigned to  such term  in
      Section 2.05(a).

         "Compliance Certificate" shall have the meaning assigned to such term in Section 5.04(c).

         "Contaminants" means those substances which are regulated by or form the basis of liability under any Environmental Law, including asbestos, polychlorinated biphenyls, Hazardous Materials, pollutants or solid wastes.

         "Continuing Directors" shall mean the collective reference to (i) all members of the Board of Directors of Holdings who have held office continuously since the Closing Date and (ii) all members of the Board of Directors of Holdings who assumed office after the Closing Date and whose election and nomination for election by Holdings' shareholders was approved by a vote of a majority of the then Continuing Directors.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Agreement Creditors" shall mean the Administrative Agent, the Issuing Banks and the Lenders.

         "Current Assets" shall mean, with respect to any person at any date, the consolidated aggregate amount of all assets of such person which would be classified as current assets at such date, other than cash and cash equivalents.

         "Current Liabilities" shall mean, with respect to any person at any date, the consolidated aggregate amount of all liabilities of such person (including tax and other proper accruals) which would be classified as current liabilities at such date, other than (without duplication) (i) the current portion of long-term debt, (ii) accruals of Interest Expense (excluding Interest Expense which is due and unpaid) and losses or expenses on the sale of receivables to the Finance Subsidiary, (iii) Revolving Loans classified as current, (iv) accruals of transaction costs resulting from the Recapitalization Transactions and (v) accruals of any costs or expenses related to severance or termination of employees accrued prior to the date hereof.

         "Current Ratio" shall mean, with respect to Holdings on any date, the ratio of (a) Current Assets plus (without duplication) the accounts receivable owned by any Finance Subsidiary to (b) Current Liabilities.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Delayed Draw Availability Period" shall mean the period from and including the Closing Date to and including the first anniversary of the Closing Date.

         "Delayed Draw Borrowing" shall mean a Borrowing comprised of Delayed Draw Term Loans.

         "Delayed Draw Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Delayed Draw Term Loans hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

         "Delayed Draw Term Loan Maturity Date" shall mean the eighth anniversary of the Closing Date.

         "Delayed Draw Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

         "Delayed Draw Term Loans" shall mean the delayed draw term loans made to the Borrower pursuant to Section 2.01(b). Each Delayed Draw Term Loan shall be a Eurodollar Delayed Draw Term Loan or an ABR Delayed Draw Term Loan.

         "Delayed Draw Term Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing Delayed Draw Term Loans.

         "Designated Persons" shall mean any one or more of the Blackstone Entities, the WP Entities and the persons listed on Schedule 1.01(C).

         "Dividend Condition" shall mean that the Applicable Level is at least Level II and the outstanding principal amount of the Term Loans and Canadian Term Loans is less than $350,000,000.

         "dollars" or "$" shall mean lawful money of the United States of America. All Loans and Letters of Credit shall be denominated in dollars and all payment obligations of the Borrower and the Canadian Borrower under the Loan Documents shall be in dollars.

         "Domestic Restricted Subsidiary" means any Restricted Subsidiary incorporated or organized under the laws of the United States of America or any state thereof at least 90% of the capital stock of which is owned directly or indirectly by the Borrower.

         "EBITDA" shall mean, without duplication, for any fiscal period, the sum of the amounts for such fiscal period of (i) Net Income, (ii) provision for taxes based on income, (iii) depreciation expense, (iv) total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables), (v) amortization expense and (vi) other non-cash items reducing Net Income, all as determined on a consolidated basis for Holdings and its Restricted Subsidiaries in conformity with GAAP.

         "Environmental Claim" means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or proceeding by any Governmental Authority or, if any Responsible Officer of Holdings has knowledge of it, by any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), remedial action costs, tangible or intangible property damage, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases) of, or exposure to, any Contaminant or odor,
      (ii) the presence, use, handling, transportation, storage, treatment or the disposal of Contaminants in connection with the operation of the facilities to which such Release relates or (iii) the violation or alleged violation of any Environmental Law.

         "Environmental Law" means any and all applicable treaties, laws, regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, variances, permissions, notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources or to the management, Release or threatened Release of Contaminants or noxious odor, including the Hazardous Materials Transportation Act, 49 U.S.C. (sect.)(sect.) 1801 et seq., Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
      (sect.)(sect.) 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (sect.)(sect.) 6901, et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. (sect.)(sect.) 1251 et seq., Clean Air Act of 1970, as amended 42. U.S.C. (sect.)(sect.) 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. (sect.)(sect.) 2601 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (sect.)(sect.) 11001 et seq., National Environmental Policy Act of 1975, 42 U.S.C. (sect.)(sect.) 4321 et seq., Safe
      Drinking Water Act of 1974, as amended, 42 U.S.C. (sect.)(sect.) 300(f) et seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

         "Environmental  Permit"  means any  permit,  approval, authorization,
      license,   variance,  or  permission   required  from  any  Governmental
      Authority pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" with respect to any person shall mean any trade or business (whether or not incorporated) that is a member of a group of which such person is a member and which is treated as a single employer under Section 414 of the Code.

         "ESOP"  shall  mean  any   employee  stock   ownership  plan  to   be
      established by the Borrower or a subsidiary Guarantor thereof to make the ESOP Investment.

         "ESOP Investment" shall mean the issuance and sale of shares of Holdings Common Stock to, or the purchase of shares of Holdings Common Stock in open market or privately negotiated transactions by, the ESOP from time to time.

         "ESOP Loans" shall mean a loan or loans to be made from time to time by the Borrower to the ESOP in an aggregate amount not to exceed $25,000,000, solely to enable the ESOP to effect the ESOP Investment.

         "Eurodollar   Borrowing"  shall   mean  a   Borrowing   comprised  of
      Eurodollar Loans.

         "Eurodollar Canadian Term Loan" shall mean any Canadian Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Delayed Draw Term Loan" shall mean any Delayed Draw Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Loan" shall mean any Eurodollar Term Loan, Eurodollar Delayed Draw Term Loan, Eurodollar Canadian Term Loan or Eurodollar Revolving Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event  of Default" shall have  the meaning assigned  to such term in
      Article VII.

         "Excess Cash Flow" shall mean for any period (i) the Net Income for such period plus (minus) (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes, accreted and zero coupon bond interest and other noncash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining such Net Income minus (plus)
      (iii) additions (reductions, other than reductions attributable solely to Specified Asset Sales) to working capital for such period (i.e., the increase or decrease in Current Assets of Holdings and the Restricted Subsidiaries minus Current Liabilities of Holdings and the Restricted Subsidiaries from the beginning to the end of such period, as adjusted to exclude reductions attributable solely to Specified Asset Sales) minus (iv) the amount of Capital Expenditures for such period paid by Holdings and the Restricted Subsidiaries in cash from funds other than from the proceeds of Borrowings minus (v) the sum of (a) scheduled Term Loan, Canadian Term Loan and Delayed Draw Term Loan repayments made during such period pursuant to Section 2.11, (b) optional prepayments of the Term Loans, the Canadian Term Loans and the Delayed Draw Term Loans made during such period pursuant to Section 2.12(a) and (c) Revolving Loan repayments made during such period that were required to be made as a result of voluntary reductions of the Revolving Commitment pursuant to
      Section 2.09(b) minus (vi) scheduled mandatory payments of principal of Indebtedness of Holdings and the Restricted Subsidiaries other than the Loans made during such period minus (vii) fees and expenses paid in cash in connection with the Recapitalization Transactions to the extent not deducted in determining Net Income and provided that such amounts are paid from reserves established therefor by the Borrower on the Closing Date minus (viii) amounts paid in cash for liabilities relating to discontinued operations which were discontinued prior to the Closing Date to the extent not deducted in determining Net Income, provided that such amounts are paid from reserves established by the Borrower for such liabilities prior to the Closing Date.

         "Executive Officer" of any corporation shall mean the president, any senior vice president or any vice president of such person.

         "Existing Credit Agreement" shall mean the Credit Agreement dated as of May 15, 1991, as amended, among the Borrower and certain of its subsidiaries and the financial institutions named therein.

         "Fees" shall mean the Agency Fees, the Participation Fees, the Fronting Fees, the Commitment Fees and the Letter of Credit Fees.

         "Finance Subsidiary" shall mean any wholly-owned subsidiary of the Borrower that is formed for the sole purpose of engaging in Permitted Receivables Financings.

         "Financial  Officer"  of   any  corporation  shall  mean   the  chief
      financial officer, Senior Vice President-Finance and Accounting, Vice President-Finance, Controller, or Treasurer of such corporation.

         "Fronting  Fees" shall  have  the meaning  assigned  to such  term in
      Section 2.05(d).

         "Funded Debt" shall mean, as applied to any person, all Indebtedness for borrowed money (including, without limitation, Capital Lease Obligations and unreimbursed drawings under letters of credit) or evidenced by a note, bond, debenture or similar instrument of that person (it being understood that all Loans shall at all times constitute "Funded Debt" for all purposes hereunder).

         "GAAP"  shall  mean  United  States   generally  accepted  accounting
      principles.

         "Governmental  Authority"  shall  mean  any  international,  Federal,
      state,  regional,  local  or   foreign  court  or  governmental  agency,
      authority, instrumentality or regulatory body.

         "Guarantors" shall mean Holdings and each Restricted Subsidiary (other than Inactive Subsidiaries) incorporated or organized under the laws of the United States or any State thereof.

         "Guarantee" of or by any person shall mean (i) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment
      of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement conditions or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (ii) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guarantee   Agreement"    shall   mean   the   Guarantee   Agreement
      substantially in the form attached as Exhibit D, as amended and in effect from time to time.

         "Hazardous Materials" means all explosive or regulated radioactive materials or substances, hazardous or toxic wastes or substances, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or material containing asbestos and all materials regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Holdings Common Stock" shall mean the Common Stock, par value $.01 per Share, of Holdings.

         "Holdings Underwriting Agreement" shall mean the Underwriting Agreement to be entered into among Holdings and Goldman, Sachs & Co., Merrill Lynch & Co., Wasserstein Perella Securities, Inc. and The Nikko Securities Co., as Representatives of the several underwriters listed therein, relating to the Public Offering, in substantially the form filed with the Securities and Exchange Commission prior to the date of this Agreement or in such other form as shall be satisfactory to the Agents.

         "Inactive Subsidiary" shall mean the Restricted Subsidiaries listed as Inactive Subsidiaries on Schedule 3.12(a) and which Restricted Subsidiaries (i) individually and in the aggregate have no material net assets and (ii) do not engage in any operating activity (other than payroll or the leasing of immaterial property).

         "Indebtedness" of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (b) any other indebtedness of such person which is evidenced by a note, bond, debenture or similar instrument, (c) all Capital Lease Obligations of such person, (d) all obligations of such person in respect of bankers' acceptances issued or created for the account of such person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any property owned or acquired by such person even though such person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such person in respect of Interest Rate Agreements which, in accordance with the definition of Interest Rate Agreement, constitute (or would upon early termination constitute) Indebtedness and (g) all Guarantees by such person of Indebtedness of others. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner; provided that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such
      Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

         "Indemnitee" shall have the meaning assigned to that term in Section 9.05(b).

         "Intercompany Loan" shall mean a loan made by any subsidiary of the Borrower to the Borrower or any Domestic Restricted Subsidiary or by any Restricted Subsidiary to any Domestic Restricted Subsidiary, evidenced by an Intercompany Note pledged pursuant to the Pledge Agreement in the case of such loans from any such person to another such person aggregating more than $10,000,000.

         "Intercreditor Agreement" shall mean the Master Collateral and Intercreditor Agreement substantially in the form attached as Exhibit H, as amended in effect from time to time.

         "Intercompany Note" shall mean an intercompany note evidencing Indebtedness owed by the Borrower or any of its wholly-owned subsidiaries to the Borrower or any of its wholly-owned subsidiaries and pledged pursuant to the Pledge Agreement in accordance with Section 6.01(d), in substantially the form of Exhibit A-6 annexed hereto.

         "Interest Coverage Ratio" shall mean, for any period of four (or, if less, the number of full fiscal quarters ending after the Closing Date) consecutive fiscal quarters, the ratio of (a) EBITDA on a consolidated basis for such period to (b) the sum of Cash Interest Expense of Holdings and the Restricted Subsidiaries on a consolidated basis for such period and losses or expenses on the sale of receivables to the Finance Subsidiary.

         "Interest Expense" shall mean, with respect to any person for any period, the gross interest expense of such person for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, net of all interest income for such period (except for purposes of the definition of Cash Interest Expense, in which case only interest income paid or required to be paid in cash shall be netted against cash interest expense). For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such person with respect to interest rate protection agreements entered into as a hedge against interest rate exposure.

         "Interest Payment Date" shall mean, (a)(i) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such
      Borrowing, and, in addition, the date of any prepayment, refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (ii) with respect to any ABR Loan or Swingline Loan, the last day of each March, June, September and December, commencing September 30, 1994 and (b) the Revolving Credit Maturity Date, the Delayed Draw Term Loan
      Maturity Date, the Canadian Term Loan Maturity Date or the Term Loan Maturity Date, as applicable.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 (or, subject to availability (as determined by all applicable Lenders), 9 or 12) months thereafter, as the Borrower or the Canadian Borrower, as the case may be, may elect and
      (b) as to any ABR Borrowing or Swingline Loan, the period commencing on the date of such Borrowing or Loan or on the last day of the immediately preceding Interest Period applicable to such Borrowing or Loan, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date, the Delayed Draw Term Loan Maturity Date, the Canadian Term Loan Maturity Date or the Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.01(d), 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Restricted Subsidiaries against fluctuations in interest rates or currency exchange rates; provided that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices; provided further that all obligations to make such payments for early termination (guaranteed or unguaranteed) shall, to the extent matured, constitute Indebtedness.

         "Issuing Bank" shall mean, with respect to any Letter of Credit, the Revolving Lender which has agreed to issue such Letter of Credit.

         "Letter of Credit" shall mean any letter of credit issued by an Issuing Bank pursuant to Section 2.19(a).

         "Letter of Credit Commitment" shall mean $50,000,000, as the same may be reduced from time to time pursuant to Section 2.25.

         "Letter of Credit Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

         "Letter of Credit Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and
      (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.22.

         "Letter of Credit Fee" shall have the meaning assigned to such term in Section 2.21.

         "Leverage Ratio" shall mean, with respect to Holdings and the Restricted Subsidiaries on any date, the ratio of (a) Funded Debt of Holdings and the Restricted Subsidiaries as of such date to (b) the product of (i) EBITDA for the period of twelve (or, if less, the number of full consecutive fiscal months ending after the Closing Date) consecutive fiscal months then ended and (ii) twelve divided by the number of months in such period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loans" shall mean the Revolving Loans, the Delayed Draw Term Loans, the Swingline Loans, the Canadian Term Loans and the Term Loans.

         "Loan Documents" shall mean this Agreement and the Notes, the Letters of Credit (and any instrument or document executed by the Borrower relating to any Letter of Credit), the Pledge Agreement, the Guarantee Agreement and, if and when executed and delivered, the Intercreditor Agreement.

         "Managing Agents" shall mean NationsBank,  N.A. and Continental Bank,
      N.A.

         "Margin Stock" shall have the meaning assigned to such term under Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, properties, operations or financial condition of Holdings and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of Holdings or any Subsidiary of Holdings to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Recapitalization Transactions or (c) an impairment of the validity or enforceability of, or material impairment of the rights, remedies or benefits available to the Credit Agreement Creditors under, any Loan Document.

         "Maximum Rate"  shall  have the  meaning  assigned  to such  term  in
      Section 9.09.

         "Multiemployer Plan" with respect to any person shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such person or any ERISA Affiliate of such person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
      Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net  Income" shall mean,  for any fiscal period,  the net income (or loss) of Holdings and its Restricted Subsidiaries and the Finance Subsidiary on a consolidated basis for such fiscal period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any
      Unrestricted Subsidiary (other than the Finance Subsidiary) or any person (other than a Restricted Subsidiary) in which any other person (other than Holdings or any of the Restricted Subsidiaries) has a joint interest, but shall include the amount of dividends or other distributions (including return of capital or any other cash receipt in respect of ownership or beneficial interest) actually paid to Holdings or any of the Restricted Subsidiaries by such Unrestricted Subsidiary or such person during such period, (ii) the income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary of Holdings or is merged into or consolidated with Holdings or any of the Restricted Subsidiaries or that person's assets are acquired by Holdings or any of the Restricted Subsidiaries and (iii) the income of any Restricted Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation after tax gains or losses attributable to Specified Asset Sales; provided further, that, solely for the purposes of determining EBITDA, there shall be excluded any charges, losses, fees or expenses to Net Income incurred in connection with the consummation of the Recapitalization Transactions.

         "Net Proceeds" shall mean with respect to any sale, transfer or other disposition (including by casualty, loss or condemnation) of any assets or properties or any other Prepayment Event (a "Proceeds Transaction") (i) the gross amount of any cash paid to or received by Holdings or any of the Restricted Subsidiaries in respect of such Proceeds Transaction (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable), less (ii) the amount, if any, of (a) Holdings' good faith best estimate of all taxes attributable to such Proceeds Transaction which it in good faith expects to be paid in the taxable year in which such Proceeds Transaction shall occur or in the next taxable year, (b) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to Holdings or any Affiliate of Holdings, except that Blackstone and WP and their respective Affiliates may receive customary fees on terms no less favorable to Holdings or any of the Restricted Subsidiaries than would be obtained in a comparable arm's-length transaction for acting as financial advisor in connection with such Proceeds Transaction) which are incurred in connection with such Proceeds Transaction and are payable by Holdings or any of the Restricted Subsidiaries and (c) in the case of a Proceeds Transaction that is a sale, transfer or other disposition of assets or properties, proceeds required to discharge Liens in respect of such assets or properties permitted by Section 6.04; provided, however, that Net Proceeds shall not include (1) any amount that otherwise would constitute Net Proceeds to the extent such amount is excluded from the definition of the term "Capital Expenditures" pursuant to clause (i) or
      (iv) of the second sentence thereof; or (2) any amount being reserved for application as contemplated in clause (i) or (iv) of such second sentence, except that in the event any amount so reserved is not in fact so applied or contractually committed to be applied within the permitted 12-month period, such amount shall be deemed for all purposes (including the definition of Excess Cash Flow and Section 2.12(f)) to be Net
      Proceeds  of   a  Proceeds  Transaction  received   upon  such  Proceeds
      Transaction.

         "Notes" shall mean the Term Notes, the Delayed Draw Term Notes, the Canadian Term Notes, the Swingline Note and the Revolving Credit Notes.

         "Obligations" shall mean all obligations defined as "Guaranteed Obligations" in the Guarantee Agreement and "Secured Obligations" in the Pledge Agreement in each case owing by the Borrower, the Canadian Borrower and the other Guarantors, or any of them, as the context may require, to any Credit Agreement Creditor.

         "Operating Lease" shall mean a lease which is not required to be accounted for or classified as a capital lease under GAAP. The "amount" of any Operating Lease shall be the amount that, if such Operating Lease were accounted for as a Capital Lease Obligation, would be recorded as a liability in accordance with GAAP.

         "Other  Taxes"  shall have  the  meaning  assigned  to  such term  in
      Section 2.18.

         "Overallotment Option" shall mean the option granted to the underwriters in connection with the Public Offering pursuant to which the underwriters may elect to purchase pursuant to the Holdings Underwriting Agreement up to 2,250,000 additional shares of Holdings Common Stock to cover overallotments.

         "Participation Fees" shall  have the meaning assigned to such term in
      Section 2.05(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA (or any such successor).

         "Permitted Acquisition Indebtedness" shall mean Indebtedness of the Borrower permitted by Section 6.01(l).

         "Permitted Business Acquisitions" shall mean acquisitions of all or substantially all of the assets of, or shares or other equity interests in, a person or division or line of business of a person engaged in the same business as Holdings and the Restricted Subsidiaries or in a related business if immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, (ii) all transactions related thereto shall be consummated in accordance with applicable laws, (iii) at least 90% of the outstanding capital stock or other ownership interests of any acquired or newly formed corporation or other entity must be owned directly by the Borrower or a Domestic Restricted Subsidiary and such corporation or entity shall become a Restricted Subsidiary and a Guarantor and execute a counterpart to the Guarantee Agreement, and all capital stock or other equity interest created or acquired in connection with such acquisition shall be duly and validly pledged to the Collateral Agent for the ratable benefit of the Lenders, and (iv) (A) Holdings shall be in compliance, on a pro forma basis, with the covenants contained in Sections 6.14, 6.16 and
      6.17 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, and the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such acquired corporation, entity or assets, and (B) the acquired corporation or entity shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01 and the Guarantee Agreement). For purposes of Section 6, any Restricted Subsidiary satisfying the requirements of clause (iii) above shall be deemed to be a "wholly owned subsidiary".

         "Permitted Debt Redemption Price" shall have the meaning ascribed thereto in Section 5.08(a).

         "Permitted Investments" shall mean:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

         (c) investments in commercial paper maturing no more than six months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or higher from Standard & Poor's Ratings Group or P-1 or higher from Moody's Investors Service, Inc.;

         (d) investments in domestic and Eurodollar certificates of deposit, banker's acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (w) any domestic office of any commercial bank organized or licensed under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, (x) any Lender, (y) any branch of any Lender or any commercial bank organized under the laws of the United Kingdom, Canada, France or Japan having combined capital, surplus and undivided profits (less any undivided losses) of not less than $500,000,000 or (z) other than in the case of banker's acceptances, any domestic commercial bank whose deposits are guaranteed by the Federal Deposit Insurance Corporation (or any successor) and with whom deposits maintained by Holdings or any of its subsidiaries do not exceed the amount so guaranteed; and

         (e) investments in money market funds or other mutual funds that invest in the types of Permitted Investments described in clauses (a) through (d) above.

         "Permitted Preferred Stock Redemption Price" shall have the meaning ascribed thereto in Section 5.08(a).

         "Permitted Receivables Financing" shall mean any sale by the Borrower or a Restricted Subsidiary of accounts receivable to a Finance Subsidiary in a true sale transaction with customary limited recourse based upon the collectibility of the receivables sold and the corresponding sale or pledge of such accounts receivable (or an interest therein) by the Finance Subsidiary, in each case without any Guarantee by Holdings or any other subsidiary thereof; provided, however, that the terms, conditions and structure (including the legal and organizational structure of the Finance Subsidiary and the restrictions imposed on its activities) of and the documentation incident to such transactions must be reasonably acceptable to the Administrative Agent.

         "Permitted Subordinated Indebtedness" shall mean unsecured subordinated indebtedness of the Borrower or Holdings having no amortization of principal and a scheduled final maturity no earlier than June 30, 2003 and having subordination terms at least as favorable to the Lenders as set forth on Schedule 1.01(D) and other terms and conditions (including, covenants, events of default, interest rate) as shall be reasonably satisfactory to the Required Lenders in the exercise of their sole discretion.

         "Permitted Tax Payment" means for any taxable year of the Borrower in which it joins in filing a consolidated federal income tax return with Holdings, a payment by the Borrower to Holdings in an amount not in excess of the amount required to be paid by the Borrower under the Tax Sharing Agreement, dated as of November 1, 1989, between Holdings and the Borrower, as in effect on the date hereof, as amended solely to reflect the mergers described in clauses (iii) of the definition of Recapitalization Transactions; provided that within 20 days of receipt of such payment Holdings applies the amount thereof to satisfy such tax liability or its obligations under the Tax Sharing Agreement.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" with respect to any person shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such person or any ERISA Affiliate of such person.

         "Pledge Agreement" shall mean the Pledge Agreement substantially in the form of Exhibit E, as amended and in effect from time to time.

         "Pledged Securities" shall have the meaning assigned to such term in the Pledge Agreement.

         "Preliminary Prospectus" shall mean the preliminary prospectus of Holdings dated June 2, 1994, filed with the Securities and Exchange Commission in connection with the Public Offering, as amended or supplemented from time to time.

         "Prepayment Event" shall mean (i) any Specified Asset Sale, (ii) any Sale and Lease-Back Transaction deemed to be a Prepayment Event pursuant to Section 6.06, and (iii) the incurrence by Holdings or any Restricted Subsidiary of any Indebtedness (other than Indebtedness permitted by Section 6.01), provided, however, that for purposes of Section 2.12(e)
      (a) a Prepayment Event shall not be deemed to occur until the aggregate Net Proceeds from Prepayment Events not yet applied pursuant to Section 2.12(e) by reason of this proviso equals or exceeds $5,000,000, at which time a Prepayment Event shall, except as set forth in clause (b) below, be deemed to occur having Net Proceeds equal to the aggregate Net Proceeds from Prepayment Events not yet so applied and (b) with respect to Specified Asset Sales, a Prepayment Event shall be deemed to occur only with respect to that portion of the Net Proceeds thereof required to be repaid pursuant to Section 6.08(i).

         "Private Placement" shall mean the sale of shares of Holdings Common Stock pursuant to one or more private placements in connection with the Public Offering. Gross proceeds received by Holdings in connection with the Private Placement shall be deemed to include an amount equal to an underwriters' commission on shares of Holdings Common Stock purchased in the Private Placement at the rate charged in the Public Offering.


         "Public  Offering" shall  mean the  underwritten  public offering  of
      shares  of  Holdings  Common   Stock  contemplated  by  the  Preliminary
      Prospectus.

         "Purchase Money Indebtedness" shall mean Indebtedness incurred for capital expenditures, which may be secured in compliance with Section 6.04(i).

         "Recapitalization Transactions" shall mean:

              (i)  the  execution,  delivery  and  performance  of  each  Loan
         Document;

             (ii) the borrowings under this Agreement and the issuance of Letters of Credit pursuant to this Agreement;

             (iii) the merger of Collins & Aikman Holdings II Corporation into Holdings with Holdings as the surviving corporation and the merger of Collins & Aikman Group, Inc. into Collins & Aikman Corporation with the Borrower as the surviving corporation;

             (iv) the grant of security interests and other Liens pursuant to the Pledge Agreement;

              (v) the conversion of approximately $191,500,000 of the 14% Subordinated Pay-in-Kind Bridge Notes of Holdings (the "Holdings
         Subordinated PIK Notes") held by WP and Blackstone to Holdings Common Stock and the conversion to Holdings Common Stock or redemption of the remaining approximately $9,400,000 of Holdings Subordinated PIK Notes;

             (vi) the issuance and sale of Holdings Common Stock pursuant to the Holdings Underwriting Agreement;

             (vii) the consummation of the Public Offering and the sale, if any, of Holdings Common Stock pursuant to the Overallotment Option,
         all  as   contemplated  by   the  Preliminary   Prospectus  and   the
         consummation  of   the  other   transactions   contemplated  by   the
         Preliminary Prospectus, and the sale of Holdings Common Stock pursuant to the Private Placement;

             (viii)  the  entering   into  a  Permitted  Receivables   Financing
         providing commitments of at least $150,000,000 and the initial funding thereunder;

             (ix) the repayment in full of all amounts owed under and in respect of the Existing Credit Agreement, the release of all Liens in respect thereof and the termination of the Existing Credit Agreement;

              (x) irrevocable notice of the redemption of all outstanding shares of preferred stock of Holdings and the Borrower shall have been given to each holder of preferred stock of Holdings and the Borrower at an aggregate redemption price not greater than the Permitted Preferred Stock Redemption Price;

             (xi) the redemption or defeasance of all public senior and subordinated debt of Holdings, the Borrower and their subsidiaries set forth on Schedule 4.02(o) at a redemption price not greater than the Permitted Debt Redemption Price; and

             (xii) the consummation of the other transactions contemplated by the Loan Documents, the Preliminary Prospectus and the Holdings Underwriting Agreement.

         "Register"  shall  have  the  meaning  given  such  term  in  Section
      9.04(d).

         Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto or through the environment (including ambient air, surface water, ground water, land surface, subsurface strata or workplace), including the movement of any Contaminant through or in the air, soil, surface water or ground water.

         "Remedial Action" means (i) "remedial action" as such term is defined in 42 U.S.C. Section 9601(24) and (ii) all other actions required or voluntarily undertaken to (x) clean up, remove, treat, abate or in any other way address any Contaminant in the environment or workplace, (y) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health or welfare of the environment or workplace, or (z) perform studies and investigations in connection with
      (x) or (y) above.

         "Reportable Event"  shall  mean any  reportable event  as defined  in
      Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

         "Required  Lenders"  shall mean,  at  any  time,  Lenders with  Loans
      (other than Swingline Loans), Letter of Credit Exposure and unused Commitments representing at least a majority of the sum of the aggregate principal amount of the Loans (other than Swingline Loans) outstanding, the aggregate amount of the Letter of Credit Exposure and unused Commitments at such time.

         "Responsible Officer" of any corporation shall mean any Executive Officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement. Unless the context otherwise requires, Responsible Officer shall mean a Responsible Officer of Holdings.

         "Restricted Subsidiary" shall mean each Subsidiary in existence as of the Closing Date and any direct or indirect Subsidiary formed or acquired after the Closing Date, in each case, other than Unrestricted Subsidiaries.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

         "Revolving Credit Maturity Date" shall mean the seventh anniversary of the Closing Date.

         "Revolving  Credit  Note"  shall  mean  a  promissory  note   of  the
      Borrower, substantially in the form of Exhibit A-1, evidencing Revolving Loans.

         "Revolving Lender" shall mean any Lender with a Revolving Credit Commitment.

         "Revolving  Loans"  shall  mean  the  revolving  loans  made  to  the
      Borrower pursuant  to Section 2.01(c).   Each Revolving Loan  shall be a
      Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Sale and Lease-Back Transaction" shall have the meaning assigned to that term in Section 6.06.

         "Secured Parties" shall mean the Credit Agreement Creditors and any holders, if any, of any Permitted Acquisition Indebtedness which have executed and delivered to the Collateral Agent an Acknowledgement to the Intercreditor Agreement in the form of Exhibit A thereto.

         "Significant Subsidiary" shall mean the Borrower, the Canadian Borrower and any subsidiary of Holdings that at the date of any determination (i) accounts for 5% or more of the consolidated assets of Holdings, (ii) has accounted for 5% or more of the consolidated EBITDA of Holdings for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination or (iii) has been designated by the Borrower in writing to the Administrative Agent as a Significant Subsidiary.

         "Specified Asset Sale" shall mean any sale, lease, transfer, assignment or other disposition of assets, business units or property of Holdings or any of its subsidiaries for Net Proceeds in excess of $100,000 in any transaction or series of related transactions described in paragraph (i) of Section 6.08.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject (a) with respect to the Base CD Rate (as such term is used in the definition of "Alternate Base Rate"), for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of Holdings.

         "Swingline Lender" shall mean Chemical, in its capacity as Swingline Lender hereunder and under the other Loan Documents.

         "Swingline  Loan  Commitment"  shall  mean   the  commitment  of  the
      Swingline  Lender  to  make Swingline  Loans  as  set  forth in  Section
      2.01(d).

         "Swingline Loans" shall mean the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.01(d).

         "Swingline Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit A-4, evidencing the Swingline Loans.

         "Taxes"  shall have  the  meaning assigned  to  such term  in Section
      2.18.

         "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

         "Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder as set forth in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09.

         "Term Loan Maturity Date" shall mean the 30th quarterly anniversary of the Closing Date.

         "Term Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11.

         "Term Loans" shall mean the term loans made to the Borrower pursuant to Section 2.01(a). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

         "Term  Note"   shall  mean  a  promissory   note  of   the  Borrower,
      substantially in the form of Exhibit A-3, evidencing Term Loans.

         "Total   Indebtedness"   shall   mean,   without   duplication,   all
      outstanding  Indebtedness  of  Holdings   and  its  subsidiaries,  on  a
      consolidated basis.

         "Transactions" shall  have  the meanings  assigned  to such  term  in
      Section 3.02.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "UCC" shall mean the Uniform Commercial Code of New York.

         "Unrestricted Subsidiary" shall mean (i) each Finance Subsidiary, Collins & Aikman de Mexico, S.A. de C.V. and Warner Fabrics plc, (ii) any Subsidiary of Holdings (other than the Borrower) none of the Capital Stock or other ownership interest of which is owned by the Borrower or any of its Subsidiaries, provided that Holdings has notified the Administrative Agent of its acquisition or creation of such Subsidiary and its ownership interest therein concurrently with such acquisition or creation and the intended purposes of such Subsidiary and (iii) any Subsidiary of an Unrestricted Subsidiary. Each Unrestricted Subsidiary, other than a non-U.S. Unrestricted Subsidiary, shall have entered into the existing Tax Sharing Agreement with Holdings and the Borrower (or another tax sharing agreement containing terms which, in the reasonable judgment of the Administrative Agent, are customary in similar circumstances to provide an appropriate allocation of tax liabilities and benefits).

             The Unrestricted Subsidiaries shall be capitalized solely from the following sources: (a) any Investment in such Unrestricted Subsidiary by any Person other than Holdings and the Restricted

      Subsidiaries; (b) Indebtedness issued by such Unrestricted Subsidiary, or proceeds thereof; (c) capital stock of any Unrestricted Subsidiary, or proceeds thereof; (d) capital stock of Holdings issued by Holdings after the Closing Date, or proceeds thereof; and (e) Investments permitted to be made in Unrestricted Subsidiaries pursuant to Section 6.07(l).

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "WP" shall mean Wasserstein Perella Partners, L.P.

         "WP Entities" shall mean WP, WPMP or any of their Affiliates.

         "WPMP" shall mean Wasserstein Perella Management Partners, Inc.

      SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. For all purposes of this Agreement (other than preparation of the financial statements to be delivered pursuant to Section 5.04), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing Holdings' audited financial statements for its fiscal year ended January 29, 1994 referred to in Section 3.09.


                                  ARTICLE II.

                                  THE CREDITS

      SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender with a Term Loan Commitment agrees, severally and not jointly, to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment set forth opposite its name in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

      (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender with a Delayed Draw Term Loan Commitment agrees, severally and not jointly, to make Delayed Draw Term Loans to the Borrower at any time and from time to time during the Delayed Draw Availability Period or until the earlier termination of its Delayed Draw Term Loan Commitment in accordance with the terms hereof, in an aggregate principal amount not to exceed its Delayed Draw Term Loan Commitment set forth opposite its name in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09. Amounts paid or prepaid in respect of Delayed Draw Term Loans may not be reborrowed.

      (c) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the excess of
(i) its Revolving Credit Commitment set forth opposite its name in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, minus (ii) its Applicable Percentage of the Letter of Credit Exposure and Swingline Loans at such time. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Revolving  Loans on or  after the Closing
Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein. As provided in Section 2.19, up to $50,000,000 of the Revolving Credit Commitment may be utilized for the issuance of Letters of Credit.

      (d) (i) The Swingline Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Borrower from time to time during the period from the Closing Date through and excluding the earlier of Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Borrower. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The Swingline Lender's commitment to make Swingline Loans to the Borrower pursuant to this Section 2.01(d) is herein called its "Swingline Loan Commitment." The original amount of the Swingline Lender's Swingline Loan Commitment is $10,000,000. The Swingline Lender's Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. Amounts borrowed under this
Section 2.01(d) may be repaid and reborrowed to but excluding the date of termination of the Revolving Credit Commitments.

         (ii) In no event shall (a) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (b) the aggregate principal amount of Revolving Loans and Swingline Loans outstanding at any time exceed the Revolving Credit Commitments as reduced by the aggregate Letter of Credit Exposure at such time or (c) the aggregate Swingline Loan Commitment exceed at any time the aggregate Revolving Loan Commitments in effect at such time. Swingline Loans may only be made as ABR Loans.

        (iii) With respect to any Swingline Loans which have not been voluntarily prepaid by the Borrower, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, on one Business Day's notice, require each Lender, including the Swingline Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(d), to make a Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date notice is given which Swingline Lender requests the Lenders to prepay; provided that so long as no Default or Event of Default shall have occurred and be continuing, Lenders shall not be required to make such Revolving Loans if the aggregate principal amount of Swingline Loans outstanding as of any Tuesday of each week (or the first Business Day occurring after any such Tuesday if such Tuesday is not a Business Day) is less than $1,000,000.

         (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York, not later than 1:00 P.M. (New York time) on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of Lenders. The Borrower authorizes the Administrative Agent and the Swingline Lender to charge the Borrower's account with Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by

Section 9.06(b). Subject to the proviso contained in the first sentence of the preceding paragraph and to the compliance by the Swingline Lender with the provisions of Section 2.01(d)(vii), each Lender's obligation to make the
Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of Holdings or any of its subsidiaries; (iv) any breach of this Agreement by Holdings, the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this Section 2.01(d) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(d) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Lender pursuant to this
Section 2.01(d), the amount so funded shall no longer be owed in respect of Swingline Loans.

         (vi) If as a result of any bankruptcy or similar proceeding, Revolving Loans are not made pursuant to this Section 2.01(d) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this Section 2.01(d), the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the Applicable Margin then in effect.

        (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans after the occurrence and during the continuation of a Default or Event of Default of which it is aware unless the Required Lenders have consented thereto.

         (e) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender with a Canadian Term Loan Commitment agrees, severally and not jointly, to make a Canadian Term Loan to the Canadian Borrower on the Closing Date in a principal amount not to exceed its Canadian Term Loan Commitment set forth opposite its name in
Schedule  2.01, as  the same  may be  reduced from  time  to time  pursuant to
Section 2.09. Amounts paid or prepaid in respect of Canadian Term Loans may not be reborrowed.

      SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments, Delayed Draw Term Loan Commitments, Revolving Credit Commitments, Canadian Term Loan Commitments or Swingline Commitment, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each ABR Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000) and not less than $5,000,000 (or, in the case of Swingline Loans, $500,000) (or an aggregate principal amount equal to the remaining balance of the Term Loan
Commitments, Canadian Term Loan Commitments, Delayed Draw Term Loan Commitments or Revolving Credit Commitments, as the case may be); provided that the aggregate amount of any Loans comprising a

Eurodollar Borrowing shall be subject to a minimum principal amount of $5,000,000 and shall be an integral multiple of $1,000,000.

      (b) Each Borrowing shall be comprised of ABR Loans, or (except in the case of Swingline Loans) Eurodollar Loans, as the Borrower or the Canadian Borrower, as the case may be, may request pursuant to Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower or the Canadian Borrower, as the case may be, to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type may be outstanding at the same time; provided, however, that (except in the case of Swingline Loans) the Borrower or the Canadian Borrower, as the case may be, shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 15 separate Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

      (c) Subject to paragraph (e) below, each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 11:00 a.m., New York City time, and the Administrative Agent shall credit the amounts so received to the general deposit account of the Borrower or the Canadian Borrower, as the case may be, with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or the Canadian Borrower, as the case may be, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower or the Canadian Borrower, as the case may be, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Canadian Borrower, as the case may be, until the date such amount is repaid by either the Borrower or the Canadian
Borrower,  as the case may  be, or such Lender to  the Administrative Agent at
(i) in the case of the Borrower or the Canadian Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and the Borrower's or the Canadian Borrower's obligations under the preceding sentence shall terminate. If the Borrower or the Canadian Borrower, as the case may be, shall repay to the Administrative Agent such corresponding amount together with the applicable interest thereon, then such amount shall not constitute a Loan hereunder and the Borrower or the Canadian Borrower shall have no further obligations hereunder in respect thereof.

      (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

      (e) The Borrower may refinance all or any part of any Revolving Credit Borrowing with a Revolving Credit Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of a new Revolving Credit Borrowing, and the proceeds of the new Revolving Credit Borrowing, to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

      (f) If the Administrative Agent has not received from the Borrower the payment required by Section 2.22(a) by 12:00 noon, New York City time, on the date on which an Issuing Bank has notified the Borrower and the Administrative Agent that payment of a draft presented under any Letter of Credit will be made (or such later time permitted by Section 2.22(a)), as provided in Section 2.22, the Administrative Agent will promptly notify such Issuing Bank and each Revolving Lender of the Letter of Credit Disbursement and, in the case of each such Lender, its Applicable Percentage of such Letter of Credit Disbursement. Each Revolving Lender (other than the applicable Issuing Bank) will pay to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if payment by the Borrower is not required until after 11:00 a.m., New York City time, on such date, by 10:00 a.m. on the immediately following Business Day) such Lender's Applicable Percentage of such Letter of Credit Disbursement, which the Administrative Agent will promptly pay to such Issuing Bank. The Administrative Agent will promptly remit to each Revolving Lender its Applicable Percentage of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such Letter of Credit Disbursement.

      SECTION 2.03. Notice of Borrowings. The Borrower or the Canadian Borrower, as the case may be, shall give the Administrative Agent written notice (or telephone notice promptly confirmed in writing) (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a Term Borrowing, a Delayed Draw Borrowing, a Canadian Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and
(iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower or the Canadian Borrower, as the case may be, shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this
Section 2.03 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

      SECTION 2.04. Notes; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan and Swingline Loan of such Lender on the Revolving Credit Maturity Date (or such earlier date on which the Revolving Loans and Swing Line Loans become due and payable pursuant to Article VII), and (ii) the principal amount of the Term Loan and Delayed Draw Term Loan of such Lender, in 26 and 28 consecutive quarterly installments, respectively, payable on each quarterly anniversary of the Closing Date, commencing on the fifth quarterly anniversary of the Closing Date in accordance with Section 2.11 (or the then unpaid principal amount of such Term Loan and Delayed Draw Term Loan, on the date that the Term Loans and the Delayed Draw Term Loans become due and payable pursuant to Article VII). The Canadian Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the Canadian Term Loan of such Lender, in 3 consecutive quarterly installments, payable on each quarterly anniversary of the Closing Date, commencing on the 30th quarterly anniversary of the Closing Date (or the then unpaid principal amount of such Canadian Term Loan on the date that the Canadian Term Loans become due and payable pursuant to Article VII). Each of the Borrower and the Canadian Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and the Canadian Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to Section 9.04(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Swingline Loan, Delayed Draw Term Loan, Canadian Term Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower or the Canadian Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or the Canadian Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.04(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower and the Canadian Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower or the Canadian Borrower to repay (with applicable interest) the Loans made to the Borrower or the Canadian Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a Revolving Credit Note with appropriate insertions as to date and principal amount, and/or (ii) a Delayed Draw Term Note with appropriate insertions as to date and principal amount, and/or (iii) a Term Note with appropriate insertions as to date and principal amount, and/or (iv) in the case of the Swingline Lender, a Swingline Note with appropriate insertions as to date and principal amount. The Canadian Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Canadian Borrower will execute and deliver to such Lender a Canadian Term Note with appropriate insertions as to date and principal amount.

      SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the Closing Date, thereafter on the last day of March, June, September and December in each year, and on the date on which the Commitment of such Lender shall be terminated as provided herein, a commitment fee (a "Commitment Fee") of 1/2 of 1% per annum on the average daily unused amount of the Term Loan Commitment, the Canadian Term Loan Commitment and the Revolving Commitment of such Lender, and 5/8 (or, prior to the Closing Date, 1/2) of 1% per annum on the average daily unused amount of the Delayed Draw Term Loan Commitment of such Lender, in each case during the preceding quarter (or shorter period ending with the Closing Date, the
Revolving Credit Maturity Date or the date on which the Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days. For purposes of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender commenced on an allocation date agreed to among such Lender, the Borrower and Chemical, or, if later, the date such entity becomes a Lender pursuant to Section 9.04, and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

      (b) The Borrower agrees to pay to the Lenders, through the Administrative Agent, on the Closing Date, the participation fees (the "Participation Fees") in the amounts previously agreed to be payable to the Lenders.

      (c) The Borrower agrees to pay to the Administrative Agent, for its own account, on the Closing Date and thereafter at the times previously agreed, the fees (the "Agency Fees") in the amounts previously agreed to be payable to the Administrative Agent for its own account in accordance with the fee letter between Chemical and Holdings.

      (d) The Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee for each Letter of Credit issued by such Issuing Bank, in the amount agreed upon between the Borrower and such Issuing Bank, payable as agreed to by the Borrower and such Issuing Bank for such Letter of Credit, and negotiation, amendment, issuing, payment and other customary fees (collectively, the "Fronting Fees") in the amounts separately agreed to by such Issuing
Bank and the Borrower.

      (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders or to the applicable Issuing Banks, as the case may be. Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.06.   Interest on  Loans.  (a)   Subject to the  provisions of
Section 2.07, the Loans comprising each ABR Borrowing and Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

      (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

      (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and as otherwise provided in this Agreement. The applicable Alternate Base Rate and Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      (d) For purposes of the Interest Act (Canada) (i) whenever any interest or fee under this Agreement with respect to the Canadian Term Loan Commitments, or credit extended thereunder, is calculated using a rate based on a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 and (ii) the principle of deemed reinvestment of interest does not apply to any such interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

      SECTION 2.07. Default Interest. If the Borrower or the Canadian Borrower, as the case may be, shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower or the Canadian Borrower, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin plus 2% per annum.

      SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the interbank eurodollar market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telex or telecopy notice of such determination to the Borrower, the Canadian Borrower and the Lenders. In the event of any such determination, any request by the Borrower or the Canadian Borrower, as the case may be, for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall, until the Administrative Agent shall have advised the Borrower, the Canadian Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

      SECTION 2.09. Termination and Reduction of Commitments. (a) All Commitments shall automatically terminate at 5:00 p.m., New York City time, on September 15, 1994, unless the Closing Date occurs on or prior to such date. The Term Loan Commitments and the Canadian Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the Closing Date. The Delayed Draw Term Loan Commitments shall be automatically terminated at 5:00 p.m., New York City time, on the last day of the Delayed Draw Availability Period. The Revolving Credit Commitments shall be automatically terminated on the Revolving Credit Maturity Date. The Letter of Credit Commitment shall be automatically terminated at 5:00 p.m., New York City time, on the date that is five Business Days prior to the Revolving Credit Maturity Date.

      (b) Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower or the Canadian Borrower, as the case may be, may at any time in whole permanently terminate, or from time to time in part permanently reduce, any of the Term Loan Commitments, the Delayed Draw Term Loan Commitments, the Canadian Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduc-tion of any such Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) the Revolving Credit Commitments shall not be reduced to an amount which is less than the Letter of Credit Exposure and the outstanding Revolving Credit Loans and Swingline Loans at such time.

      (c) Each reduction in the Commitments hereunder shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

      SECTION 2.10. Conversion and Continuation of Delayed Draw Term, Term and Canadian Term Borrowings. The Borrower or the Canadian Borrower, as the case may be, shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Term Borrowing into an ABR Term Borrowing, or to convert any Eurodollar Delayed Draw Term Borrowing into an ABR Delayed Draw Term Borrowing, or to convert any Eurodollar Canadian Term Borrowing into an ABR Canadian Term Borrowing, (ii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term Borrowing into a Eurodollar Term Borrowing, or convert any ABR Delayed Draw Term Borrowing into a Eurodollar Delayed Draw Term Borrowing, or convert any ABR Canadian Term Borrowing to a Eurodollar Canadian Term Borrowing or to continue any
Eurodollar  Term  Borrowing or  Eurodollar  Delayed  Draw  Term  Borrowing  or
Eurodollar Canadian Term Borrowing as a Eurodollar Term Borrowing or Eurodollar Delayed Draw Term Borrowing or Eurodollar Canadian Term Borrowing, as applicable, for an additional Interest Period and (iii) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term Borrowing or Eurodollar Delayed Draw Term Borrowing or Eurodollar Canadian Term Borrowing to another permissible Interest Period, subject to the following conditions:

         (a) each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

         (b) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000; provided that the aggregate principal amount of each Eurodollar Borrowing resulting from any such conversion or continuation shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000;

         (c) each conversion shall be effected by each applicable Lender by such Lender converting its applicable Loan (or portion thereof), and accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower or the Canadian Borrower, as the case may be, at the time of conversion;

         (d) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the applicable Lenders pursuant to
      Section 2.15;

         (e) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

         (f) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (e) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

         (g) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Term Loan Repayment Date, Canadian Term Loan Repayment Date or Delayed Draw Term Loan Repayment Date, as applicable, occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Term Borrowings, the Eurodollar Canadian Term Borrowings or the Eurodollar Delayed Draw Term Borrowings, as the case may be, with Interest Periods ending on or prior to such Term Loan Repayment Date, Canadian Term Loan Repayment Date or Delayed Draw Term Loan Repayment Date and (ii) the ABR Term Borrowings, ABR Canadian Term Borrowings or ABR Delayed Draw Term Borrowings, as the case may be, would not be at least equal to the principal amount of Term Borrowings, Canadian Term Borrowings or Delayed Draw Borrowings to be paid on such Term Loan Repayment Date, Canadian Term Loan Repayment Date or Delayed Draw Term Loan Repayment Date; and

         (h) a Borrowing may not be converted into or continued as a Eurodollar Borrowing if a Default or an Event of Default has occurred and is continuing and the Required Lenders have determined such conversion or continuation is not appropriate.

      Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower or the Canadian Borrower, as the case may be, requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower or the Canadian Borrower, as the case may be, shall not have given notice in accordance with this
Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

      SECTION 2.11. Repayment of Term and Delayed Draw Term Borrowings. (a) The Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "Term Loan Repayment Date") and in such amounts as set forth on Schedule 2.11(a), based upon the aggregate principal amount of Term Loans advanced on the Closing Date.

      (b) The Delayed Draw Term Borrowings shall be payable as to principal on each Term Loan Repayment Date and Canadian Term Loan Repayment Date (each a "Delayed Draw Term Loan Repayment Date") and in such amounts (expressed as a percentage of the aggregate principal amount of Delayed Draw Term Borrowings outstanding on the last day of the Delayed Draw Availability Period) equal to the same percentage as the percentage of the original aggregate Term Loans and Canadian Term Loans required to be repaid on such Delayed Draw Term Loan Repayment Date.

      (c) The Canadian Term Borrowings shall be payable as to principal in such number of consecutive installments, payable on such dates (each a "Canadian Term Loan Repayment Date") and in such amounts as set forth on
Schedule 2.11(a), based upon the aggregate principal amount of Canadian Term Loans advanced on the Closing Date.

      (d) To the extent not previously paid, all Term Borrowings shall be due and payable on the Term Loan Maturity Date, all Canadian Term Borrowings shall be due and payable on the Canadian Term Loan Maturity Date and all Delayed Draw Term Borrowings shall be due and payable on the Delayed Draw Term Loan Maturity Date. Each payment of Eurodollar Term Borrowings, Canadian Eurodollar Term Borrowings or Delayed Draw Eurodollar Term Borrowings repaid pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

      SECTION 2.12. Prepayment. (a) The Borrower or the Canadian Borrower, as the case may be, shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon, in the case of Eurodollar Borrowings, at least three Business Days', and in the case of ABR Borrowings, at least one Business Day's, prior written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent; provided, however, that (i) each partial prepayment (other than of a Swingline Loan) of ABR Loans shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and of Eurodollar Loans shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) any prepayment by the Borrower (other than of a Revolving Credit Borrowing or Swingline Loan) shall be applied to the Term Loans and the Delayed Draw Term Loans ratably according to the respective outstanding principal amounts thereof.

      (b) On the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of, first, the Swingline Loans and, second, the Revolving Credit Borrowings as shall be necessary in order that the aggregate principal amount of the Revolving Loans and Swingline Loans outstanding will not exceed the excess, if any, of (i) the aggregate Revolving Credit Commitments after giving effect to such termination or reduction, minus (ii) the Letter of Credit Exposure at the time.

      (c) The Borrower and the Canadian Borrower shall prepay the Borrowings at the times and in the amounts required pursuant to Section
2.12(e) and 2.12(f). Each prepayment of the Borrowings required to be made pursuant to Section 2.12(e) and 2.12(f) shall be applied, first, to prepay in full outstanding Term Borrowings and Delayed Draw Borrowings pro rata in
accordance  with   the  respective  outstanding  principal   amounts  of  such
Borrowings   and,  second,  to  prepay  in   full  outstanding  Canadian  Term
Borrowings.

      (d) The Borrower's and the Canadian Borrower's prepayment obligations under any paragraph of this Section 2.12 shall be in addition to, and shall not be discharged by the performance of, its obligations under any other such paragraph. Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower or the Canadian Borrower, as the case may be, to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

      (e) In the event and on each occasion that a Prepayment Event occurs, the Borrower or the Canadian Borrower, as the case may be, shall apply an amount equal to the Applicable Prepayment Percentage of the Net Proceeds therefrom to prepay the Loans in accordance with this Section 2.12(e) and
Section 2.12(g) below. Substantially simultaneously with (and in any event not later than the Business Day next following) the occurrence of a Prepayment Event, the Borrower or the Canadian Borrower, as the case may be, shall pay to the Administrative Agent (for application to the prepayment of Loans in accordance with Section 2.12(g)) an amount equal to the Applicable Prepayment Percentage of the Net Proceeds from such Prepayment Event.

      (f) Not later than 90 days after the end of each fiscal year, the Borrower or the Canadian Borrower, as the case may be, shall pay to the Administrative Agent (for application to the prepayment of Loans in accordance with Section 2.12(g)) an amount equal to the Applicable Prepayment Percentage (as of the last day for the fiscal year for which Excess Cash Flow is calculated) of the amount of the Excess Cash Flow for such fiscal year.

      (g) Each prepayment of principal of the Term Borrowings or the Delayed Draw Term Borrowings pursuant to this Section 2.12 shall be applied to reduce scheduled payments of principal of the applicable Borrowings due under paragraph (a) or (b), as applicable, of Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, however, that in the case of any prepayment of the Term Borrowings and the Delayed Draw Term Borrowings pursuant to Section 2.12(c) that is required pursuant to Section 2.12(f) or pursuant to Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity. Each prepayment of principal of the Canadian Term Borrowings pursuant to this Section 2.12 shall be applied to reduce scheduled payments of principal of the Canadian Term
Borrowings due under paragraph (c) of Section 2.11 after the date of such prepayment pro rata in accordance with the remaining scheduled amount of each such payment; provided, however, that in the case of any prepayment of the Canadian Term Borrowings pursuant to Section 2.12(c) that is required pursuant to Section 2.12(f) or pursuant to Section 2.12(a), the principal amount of such prepayment shall be applied to reduce scheduled payments of principal due under Section 2.11 after the date of such prepayment in the chronological order of maturity.

      (h) Notwithstanding anything herein to the contrary, the Canadian Borrower shall not have any mandatory obligation under this Section 2.12 (i) to prepay any Canadian Term Loans until such time as the Delayed Draw Term Loans and Term Loans have been repaid in full or (ii) to prepay more than 25% of the original principal amount of the Canadian Term Loans prior to the fifth anniversary of the Closing Date. Any mandatory prepayment of the Canadian Term Loans which would be made but for the provisions of clause (ii) of the preceding sentence shall be due and payable on the first Business Day following the fifth anniversary of the Closing Date.

      (i) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the applicable outstanding ABR Loans (the amount of any such excess being called the "Excess Amount"), the Borrower or the Canadian Borrower, as the case may be, shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x)
collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(i) and (y) the Borrower or the Canadian Borrower, as the case may be, shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. Neither the Borrower nor the Canadian Borrower shall have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

      SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or such Issuing Bank by the jurisdiction in which such Lender or such Issuing Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.18), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or such Issuing Bank or shall impose on such Lender or such Issuing Bank or the interbank eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Letter of Credit Exposure, the Letter of Credit Commitment or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining the Letter of Credit Exposure, the Letter of Credit Commitment or any Eurodollar Loan (or, in the case of such Issuing Bank, of making any payment or maintaining the Letter of Credit Commitment) or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrower will pay to such Lender or such Issuing Bank upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered.

      (b) If any Lender or Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of each Lender or Issuing Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) In the event any Lender or Issuing Bank delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to Section 2.15, such Lender or Issuing Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitment and the Loans at the time owing to it and its Notes and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Borrower shall have paid to the assigning Lender or Issuing Bank all monies accrued and owing hereunder to it (including pursuant to this Section) and (iv) in the case of a required assignment by an Issuing Bank, all outstanding Letters of Credit issued by such Issuing Bank shall be canceled and returned to such Issuing Bank.

      (e) Promptly after any Lender or Issuing Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section, such Lender or Issuing Bank will notify the Borrower thereof. Failure on the part of any Lender or Issuing Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period; provided that the Borrower shall not be under any obligation to compensate any Lender or Issuing Bank under Section 2.13(b) with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided, further, that, the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

      SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

         (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

      (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower or the Canadian Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower or the Canadian Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section
2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment  or otherwise) or  (e) the occurrence of  any
Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.


      SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.14, each Borrowing, each payment or prepayment of principal of any
Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees or Letter of Credit Fees, each reduction of the Term Loan Commitments, the Delayed Draw Term Loan Commitments, the Canadian Term Loan Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

      SECTION 2.17. Payments. (a) Each of the Borrower and the Canadian Borrower shall make each payment without set-off or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New
York, Attention of Wholesale Loan Services, in immediately available funds, for credit to Chemical Bank, ABA Number 021000128, Account Number 323-5-02059.

      (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

      SECTION 2.18. Taxes. (a) Any and all payments by the Borrower and the Canadian Borrower to the Administrative Agent, the Issuing Banks or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.17 free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Issuing Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, such Issuing Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Issuing Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including, without limitation, entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and
(ii) in the case of each Lender, each Issuing Bank and the Administrative Agent, any United States withholding taxes payable with respect to payments hereunder or under the other Loan Documents under laws (including,  without
limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Lender, such Issuing Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this
Section 2.18, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, any Issuing Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment including any assignment by a Lender or an Issuing Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Issuing Bank or the Administrative Agent (i) the sum payable by the Borrower or the Canadian Borrower, as the case may be, shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Lender, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Canadian Borrower, as the case may be, shall make such deductions and (iii) the Borrower or the Canadian Borrower, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower and the Canadian Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, any Issuing Bank or the Administrative Agent (in the case of payments to be made by the Borrower) not organized under the laws of the United States of America or a state thereof (or, in the case of payments to be made by the Canadian Borrower, not organized under the laws of Canada) if such Lender, such Issuing Bank or the Administrative Agent fails to comply with the requirements of paragraphs (f) or (g), as the case may be, and paragraph (h) of this Section 2.18.

      (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

      (c) The Borrower will indemnify each Lender, each Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.18) paid by such Lender, such Issuing Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 10 days after the date any Lender, any Issuing Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, an Issuing Bank or the Administrative Agent shall become aware that it is entitled to receive a refund or is reasonably requested by the Borrower to pursue a claim for a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund (unless instructed to pursue a claim by the Borrower) and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense. If any Lender, any Issuing Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, such Issuing Bank or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund (plus any interest received) to the Borrower, provided that the Borrower, upon the request of such Lender, such Issuing Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, such Issuing Bank or the Administrative Agent in the event such Lender, such Issuing Bank or the Administrative Agent is required to repay such refund.

      (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower or the Canadian Borrower, as the case may be, in respect of any payment to any Lender, any Issuing Bank or the Administrative Agent, the Borrower or the Canadian Borrower, as the case may be, will furnish to the Administrative Agent, at its address referred to in
Schedule 2.01, the original or a certified copy of a receipt evidencing payment thereof.

      (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section
2.18 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

      (f) In the case of any Borrowing by the Borrower, this paragraph (f) shall apply. Each Lender, each Issuing Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Issuing Bank or such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that the Issuing Bank or such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, United States Internal Revenue Service Form W-8 or successor applicable form and a statement from such Lender certifying to the fact that interest payable to it hereunder (A) will not be described in Section 871(h)(3)(A) or Section 881(c)(3)(A), (B) or (C) of the Code and (B) will not be effectively connected with a trade or business carried on in the United States by such Lender. Each Lender, each Issuing Bank and the Administrative Agent required to deliver to the Borrower and the Administrative Agent a Form 1001, 4224 or W-8 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent (if appropriate) two further copies of Form 1001, 4224 or W-8, or successor forms, or other similar manner of certification and such extensions or renewals thereof as may reasonably be requested by the Borrower and, in the case where a Form W-8 has been delivered, a further statement certifying to the fact set forth in clause
(B) of the preceding sentence (i) at the times reasonably requested by the Borrower, (ii) after the occurrence of an event requiring a change in the most recent form or statement previously delivered by it to the Borrower or (iii) in the case of Form 1001, 4224 or W-8, on or before the date that any such form expires or becomes obsolete, and, in the case of Form 1001 or 4224, certifying that such Issuing Bank or such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision, unless such Issuing Bank or such Lender advises the Borrower that it is unable lawfully to provide such forms and other certifications and notifies the Borrower to such effect. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents satisfactory to them indicating that payments hereunder or under or in respect of the Notes or the Letters of Credit to or for any Issuing Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

      (g) In the event the Canadian Borrower is required to pay additional amounts pursuant to this Section 2.18, this paragraph (g) shall apply. Each Lender, each Issuing Bank and the Administrative Agent that is not incorporated within or under the laws of Canada and that is claiming such additional amounts agrees that within a reasonable period of time following the request of the Canadian Borrower, it will, to the extent it is legally entitled to a reduction in the rate of or exemption from Canadian withholding taxes, deliver to the Canadian Borrower and the Administrative Agent (if appropriate) any form or document required under the laws, regulations, official interpretations or treaties enacted by, made or entered into with Canada properly completed and duly executed by such Issuing Bank, such Lender or Administrative Agent establishing that any payments hereunder are exempt from Canadian withholding tax or subject to a reduced rate of Canadian withholding tax, as the case may be; provided that, in the sole determination of such Lender, such Issuing Bank or the Administrative Agent, such form or document shall not be otherwise disadvantageous to such Lender, such Issuing Bank or the Administrative Agent.

      (h) Any Issuing Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Canadian Borrower to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Issuing Bank or such Lender, be otherwise disadvantageous to such Issuing Bank or such Lender.

      SECTION 2.19.  Issuance of Letters of Credit.

      (a) Each Issuing Bank agrees, upon the terms and subject to the conditions herein set forth, to issue Letters of Credit, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time on and after the Closing Date until the earlier of the date five Business Days prior to the Revolving Credit Maturity Date and the termination of the Letter of Credit Commitment in accordance with the terms hereof; provided, however, that any Letter of Credit shall be issued by an Issuing Bank only if, and each request by the Borrower for the issuance of any Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of any such Letter of Credit, (i) the Letter of Credit Exposure shall not exceed the Letter of Credit Commitment in effect at the time and (ii) the sum of the Letter of Credit Exposure and the aggregate principal amount of outstanding Revolving Loans and Swingline Loans shall not exceed the aggregate Revolving Credit Commitments in effect at the time. In determining whether the issuance of a Letter of Credit will comply with clauses (i) and (ii) of the preceding sentence, each Issuing Bank may rely conclusively on information obtained from the Administrative Agent regarding the aggregate principal amount of outstanding Revolving Loans and the aggregate Revolving Credit Commitments, Letter of Credit Exposure and Swingline Loans.

      (b) Each Letter of Credit shall expire no later than the fifth Business Day preceding the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars. Each Letter of Credit shall reduce availability under the Revolving Credit Commitments.

      (c) Each issuance of any Letter of Credit shall be made on at least three Business Days' prior written notice from the Borrower to the applicable Issuing Bank and the Administrative Agent (which shall give prompt notice thereof to each Revolving Lender) specifying the date of issuance, the date on which such Letter of Credit is to expire (which shall not be later than the earlier of (i) the fifth Business Day preceding the Revolving Credit Maturity Date and (ii) subject to extension, two years after the date of any such Letter of Credit), the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit and such other information as may be necessary or desirable to complete such Letter of Credit. Such Issuing Bank will give the Administrative Agent and the Administrative Agent shall give each Revolving Lender prompt notice of the issuance and amount of each Letter of Credit and the expiration of each Letter of Credit.

      (d) No Issuing bank shall be required to issue a Letter of Credit unless it has agreed with the Borrower upon the Fronting Fees to be paid by the Borrower in connection with such Letter of Credit and the form of such Letter of Credit is reasonably acceptable to such Issuing Bank.

      (e) Holdings has identified to the Administrative Agent certain letters of credit aggregating not more than $11,000,000 (the "Existing Letters of Credit") which were issued for the account of Holdings or certain of its subsidiaries prior to the Closing Date by financial institutions which are Lenders under this Agreement. The parties hereto wish to treat the Existing Letters of Credit as if they had been issued under this Agreement. Therefore, the Existing Letters of Credit shall be deemed to be Letters of Credit issued on the Closing Date for all purposes of this Agreement, including, without limitation, Section 2.20. The Borrower agrees to take any action reasonably requested by the applicable Issuing Bank (including delivering new letter of credit applications) in order to implement this paragraph (e) and make the Borrower the account party of record for the Existing Letters of Credit.

      SECTION 2.20. Participations; Unconditional Obligations. (a) By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders in respect thereof, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby agrees to acquire from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender's Applicable Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, in accordance with
Section 2.02(f), such Revolving Lender's Applicable Percentage of each Letter of Credit Disbursement made by such Issuing Bank; provided, however, that the Revolving Lenders shall not be obligated to make any such payment to an Issuing Bank with respect to any wrongful payment or disbursement made as a result of the gross negligence or willful misconduct of such Issuing Bank in determining whether documents presented in connection with such Letter of Credit Disbursement conform to the requirements of the applicable Letter of Credit.

      (b) Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever other than in the case of any wrongful payment made as a result of the gross negligence or willful misconduct of the Issuing Bank in determining whether documents presented in connection with such Letter of Credit conform to the requirements of the applicable Letter of Credit.

      SECTION 2.21. Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders for each calendar quarter (or shorter period commencing with the Closing Date or ending with the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit) a fee (the "Letter of Credit Fee") on the average daily amount of the outstanding Letters of Credit at a per annum rate equal to the Applicable Margin at such time for Eurodollar Borrowings; provided that with respect to any Letter of Credit as to which the Borrower has failed to make a payment required by Section 2.22, interest calculated at the rate set forth in Section
2.07 from the date such payment was due through the date such payment is made shall be paid by the Borrower in lieu of the Letter of Credit Fee on the date such payment is made. The Letter of Credit Fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days. The Administrative Agent agrees to disburse to each Revolving Lender its pro rata portion of such Letter of Credit Fee promptly upon receipt. The Letter of Credit Fee shall be paid in arrears on the last day of March, June, September and December of each year and on the Revolving Credit Maturity Date (or the first date on which the Letter of Credit Commitment shall have expired or been terminated and there shall be no outstanding Letters of Credit, if earlier), commencing on the first such date following the Closing Date. Once paid the Letter of Credit Fee paid or payable shall not be refundable in any circum-stances whatsoever, absent manifest error.

      SECTION 2.22. Agreement To Repay Letter of Credit Disbursements. (a) If an Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower shall pay to the Administrative Agent, on behalf of such Issuing Bank, an amount equal to the amount of such draft before 11:00 a.m., New York City time, on the Business Day on which such Issuing Bank shall have notified the Borrower that payment of such draft will be made (or such later time as is not later than one hour after the Borrower shall have received such notice or, if the Borrower shall have received such notice later than 4:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day). The Administrative Agent will promptly pay any such amounts received by it to such Issuing Bank.

      (b) The Borrower's obligation to repay each Issuing Bank for payments and disbursements made by such Issuing Bank under the outstanding Letters of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

          (i)  any lack of validity or enforceability of any Letter of Credit;

         (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of any Issuing Bank) or any other person in connection with this Agreement or any other agreement or transaction;

         (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by an Issuing Bank under such Letter of Credit
      against  presentation  of   such  draft  or  document  shall   not  have
      constituted gross negligence or wilful misconduct of such Issuing Bank;

         (iv) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct of such Issuing Bank; and

          (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the applicable Issuing Bank.

      It is understood that in making any payment under a Letter of Credit (x) each Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of such Issuing Bank.

      SECTION 2.23. Letter of Credit Operations. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under an outstanding Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such outstanding Letter of Credit. Such Issuing Bank shall (i) as promptly as possible after such demand for payment give oral notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and (ii) as promptly as possible after such Issuing Bank determines whether such demand for payment was in accordance with the terms and conditions of such outstanding Letter of Credit, give notice in the same manner to the Administrative Agent and the Borrower as to such determination and as to whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notices shall not relieve the Borrower of its obligation to reimburse such Issuing Bank with respect to any such Letter of Credit Disbursement, and the Administrative Agent shall promptly give each Revolving Lender notice thereof.

      SECTION 2.24. Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders therefor, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to its Letter of Credit Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. So long as such Event of Default is continuing, the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Collateral Agent to reimburse the applicable Issuing Bank and the Revolving Lenders for Letter of Credit Disbursements and, if the maturity of the Loans has been accelerated, to satisfy the Obligations. All remaining amounts on deposit shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.25.  Termination and Reduction of Letter of Credit Commitment.
(a) Notwithstanding any other provision hereof, in the event that any restrictions or limitations are imposed upon or determined or held to be applicable to any Issuing Bank, any Revolving Lender or the Borrower by, under or pursuant to any law or regulation (Federal, state or local) now or hereafter in effect or by reason of any interpretation thereof by any court or Governmental Authority (including any interpretation by the Comptroller of the Currency as to the applicability of 12 U.S.C. (section mark) 84 or any substitute statute, as now or hereafter in effect, to the transactions contemplated hereby), which would prevent such Revolving Lender from legally incurring liability under or in connection with a Letter of Credit issued or to be issued pursuant hereto, then such Revolving Lender shall give prompt written notice thereof to the Administrative Agent (which shall notify the Borrower, each Issuing Bank and each other Revolving Lender thereof as soon as reasonably practicable), whereupon the obligation of each Issuing Bank to issue additional Letters of Credit pursuant hereto shall be reduced by the Applicable Percentage of such Revolving Lender (and, as to any Letter of Credit thereafter issued, the Applicable Percentages of the other Revolving Lenders shall be determined as though such Revolving Lender does not have a Revolving Credit Commitment) until the Administrative Agent shall be advised that such event is no longer continuing or until such Revolving Lender shall have assigned its Commitment pursuant to the provisions of this Agreement.

      (b) The Borrower may permanently terminate, or from time to time in part permanently reduce, the Letter of Credit Commitment, in each case upon at least three Business Days' prior written or telex notice to the Administrative Agent; provided that the Letter of Credit Commitment shall not be reduced to an amount that is less than the Letter of Credit Exposure at the time.

      (c) In the event that the Revolving Credit Commitments are at any time reduced pursuant to Section 2.09 to an amount that is less than the Letter of Credit Commitment, the Letter of Credit Commitment shall be permanently reduced to an amount equal to the Revolving Credit Commitments.


                                 ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES

      Each of Holdings, the Canadian Borrower and the Borrower represents and warrants to each of the Lenders and each Issuing Bank that:

      SECTION 3.01. Organization, Corporate Powers. Each of Holdings and each Restricted Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified and in good standing as a foreign corporation to do business in every jurisdiction where such qualification is necessary, except where the failure so to qualify would not have a Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform each of the Loan Documents and each agreement or instrument contemplated hereby or thereby to which it is or will be a party. None of Holdings or any Restricted Subsidiary of Holdings has any assets or business, or is a party to any material contract within the meaning of Item 6.01(b)(10) of Regulation S-K of the Securities and Exchange Commission, other than as disclosed or referred to in the registration statement of which the Preliminary Prospectus is a part or as contemplated hereby and thereby.

      SECTION 3.02. Authorization. The execution, delivery and performance of each of the Loan Documents, the borrowings hereunder and the consummation of the Recapitalization Transactions and the other transactions contemplated by any of the foregoing (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and
(ii) will not (x) violate (A) any provision of law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X) or the certificate of incorporation or by-laws (or similar governing documents) of any of Holdings and the Restricted Subsidiaries, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or
(C) any indenture, certificate of designation for preferred stock, agreement or other instrument to which any of Holdings or any Restricted Subsidiary is a party or by which any of them or any of their property is bound, (y) be in conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or other instrument where any such conflict, violation, breach or default referred to in clause (ii)(x) or (ii)(y) of this Section, individually or in the aggregate, would have a Material Adverse Effect or (z) result in the creation or imposition of any Lien upon any property or assets of Holdings or any subsidiary of Holdings, except for Liens created by the Pledge Agreement.

      SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each of Holdings, the Canadian Borrower and the Borrower and constitutes, and each other Loan Document when executed and delivered by any of Holdings, the Borrower, the Canadian Borrower or the Subsidiary Guarantors that is or is to be a party thereto will constitute, a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 3.04. Recapitalization. (a) All consents and approvals of, filings and registrations with, and other actions in respect of, all
Governmental Authorities required in order to make or consummate the Recapitalization Transactions have been obtained, given, filed or taken and are in full force and effect, other than (i) filings and other actions required pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder, and filings and other actions required pursuant to state securities or blue sky laws, in each case to the extent that such filings and other actions are not required to have been made or taken prior to the date hereof, and (ii) any such consents, approvals, filings or other actions, the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

      (b) The Preliminary Prospectus at the time of its dissemination to the public did not and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Copies of the Preliminary Prospectus have been delivered to the Lenders.

      (c) The final prospectus filed with the Securities and Exchange Commission in connection with the Public Offering and any amendments or supplements thereto will not at the time of its dissemination to the public or on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Copies of such final prospectus and any amendments or supplements thereto will be delivered to the Lenders promptly following the time they are made available to the public or filed with the Securities and Exchange Commission.

      SECTION 3.05. Use of Proceeds. The Borrower and the Canadian Borrower will use the proceeds of the Loans only for the purposes set forth in Section 5.08.

      SECTION 3.06. Federal Reserve Regulations. (a) None of Holdings or any subsidiary of Holdings is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      (b) The making of the Loans hereunder and the use of the proceeds thereof as contemplated hereby and the other Transactions will not violate or be inconsistent with the provisions of the Regulations of the Board, including Regulations G, T, U and X.

      SECTION 3.07. Capitalization of the Borrower and Holdings. (a) The authorized capital stock of the Borrower consists of 2,000 shares of common stock, par value $1.00 per share ("Borrower Common Stock"), of which 1,000 shares will be issued and outstanding as of the Closing Date (after giving effect to the Recapitalization Transactions). All such outstanding shares of Borrower Common Stock are fully paid and nonassessable and, on and after the Closing Date (after giving effect to the Recapitalization Transactions), will be owned beneficially and of record by Holdings and, on and after the Closing Date, shall be free and clear of all Liens and encumbrances whatsoever (other
than the  Lien of the  Pledge Agreement).   Except for  the Pledge

Agreement, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments of any nature relating to any capital stock of the Borrower.

      (b) The authorized capital stock of Holdings consists of (i) 150,000,000 shares of Holdings Common Stock, of which approximately 68,000,000 shares will be issued and outstanding as of the Closing Date (assuming no exercise of the Overallotment Option) and (ii) 16,000,000 shares of preferred stock, par value $0.01 per share, of which no shares will be outstanding as of the Closing Date (after giving effect to the Recapitalization Transactions). On the Closing Date, all such outstanding shares of Holdings Common Stock will be fully paid and nonassessable. On the Closing Date, after giving effect to the Recapitalization Transactions (but assuming no exercise of the Overallotment Option), each Designated Person (or group of Designated Persons) will be the owner, beneficially and of record, of the number of shares of Holdings Common Stock specified on Schedule 3.07(b)(1). Except as provided in
Schedule 3.07(b)(2) hereto, neither Holdings nor any Subsidiary is a party to any outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any capital stock of Holdings.

         (c) The authorized capital stock of the Canadian Borrower consists of an unlimited number of common shares without par value ("Canadian Borrower Common Stock"), of which 3,694 shares will be issued and outstanding as of the Closing Date and an unlimited number of 5% non-cumulative, redeemable preferred shares, without par value, no shares of which will be issued and outstanding as of the Closing Date. All such outstanding shares of Canadian Borrower Common Stock are fully paid and nonassessable and, on and after the Closing Date, will be owned directly or indirectly, beneficially and of record by the Borrower and, on and after the Closing Date, shall be free and clear of all Liens and encumbrances whatsoever.

      SECTION  3.08.   Pledge Agreement.   The  security interests  created in
favor of the Collateral Agent, for the benefit of the Lenders, under the Pledge Agreement will at all times constitute first-priority, perfected security interests in the Pledged Securities, and such Pledged Securities will be subject to no Liens or security interests of any other person. No filings or recordings are or will be required in order to perfect the security interests in the Pledged Securities created under the Pledge Agreement.

      SECTION 3.09. Financial Statements. (a) (i) Holdings has heretofore furnished to each of the Lenders consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries as of and for the fiscal years ended January 29, 1994 and January 30, 1993, certified by Arthur Andersen & Co., independent public accountants for Holdings and (ii) Holdings has heretofore furnished to each of the Lenders consolidated balance sheets and consolidated statements of income and cash flow of Holdings and its consolidated subsidiaries as of and for the thirteen weeks ended April 30, 1994. Such balance sheets and statements of income and cash flows present fairly the financial condition and results of operations of Holdings and its consolidated subsidiaries on a consolidated basis as of the dates and for the periods indicated. Except as disclosed in the Preliminary Prospectus, neither Holdings nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. The financial statements referred to in this Section 3.09(a) have been prepared in accordance with GAAP applied on a consistent basis.

      (b) The pro forma consolidated balance sheet of Holdings as of April 30, 1994 included in the Preliminary Prospectus is the unaudited consolidated balance sheet of Holdings as of such date, adjusted to give effect (as if such events had occurred on such date) to all the Recapitalization Transactions and other identified pro forma adjustments set forth in the Preliminary Prospectus, including the payment of all fees and expenses expected to be incurred in connection therewith (as estimated at the time of the preparation of such balance sheet), based upon the assumptions specified therein. Such pro forma consolidated balance sheet presents fairly, on a pro forma basis, the consolidated financial position of Holdings as of such date assuming that the events specified in the preceding sentence had actually occurred or are true, as the case may be, on such date and has been prepared based upon reasonable assumptions and in accordance with GAAP applied on a consistent basis.

      SECTION 3.10. No Material Adverse Change. There has been no material adverse change in the business, properties, assets, operations or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, since January 29, 1994.

      SECTION 3.11. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and the Significant Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements on or other limited property interests in, all their respective material properties and assets, except for minor defects in title and limitations on property interests that do not interfere with their respective ability to conduct their respective business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.04.

      (b) Each of Holdings, the Borrower and the Significant Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not have a Material Adverse Effect. Each of Holdings, the Borrower and the Significant Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

      (c) Each of Holdings, the Borrower and the Significant Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 3.12. Subsidiaries. (a) Schedule 3.12(a) sets forth as of the Closing Date a list of all Subsidiaries of Holdings and the percentage ownership interest of Holdings therein and whether such Subsidiaries are Significant Subsidiaries.

      (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any capital stock of any subsidiary of Holdings, except for the Pledge Agreement or as provided in Schedule 3.12(b).

      SECTION 3.13. Litigation; Compliance with Laws. (a) Except as described in the registration statement of which the Preliminary Prospectus is a part, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of Holdings, the Borrower or the Canadian Borrower, threatened against or affecting Holdings or any of its subsidiaries or any property or rights of Holdings or any of its subsidiaries as to which there is a reasonable possibility of an adverse determination and which (i) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect or (ii) involve the Loan Documents or (iii) if adversely determined could materially adversely affect the Recapitalization Transactions.

      (b)    None of  Holdings or any of  its Subsidiaries is  in default with respect to any law, order, judgment, writ, injunction, decree, rule or regulation of any Governmental Authority where such default could have a Material Adverse Effect. The Borrowings hereunder, the use of the proceeds thereof as described in Section 5.08 and the other Recapitalization Transactions will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any court or Governmental Authority or subject Holdings or any of its subsidiaries to any civil or criminal penalty or fine.

      SECTION 3.14. Agreements. (a) None of Holdings or any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (b) None of Holdings or any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could result in a Material Adverse Effect. After giving effect to the Recapitalization Transactions, no Default or Event of Default shall have occurred and be continuing.

      SECTION 3.15.  Investment  Company Act.  None of Holdings  or any of its
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 3.16. Public Utility Holding Company Act. None of Holdings or any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 3.17. Tax Returns. Each of Holdings and its Subsidiaries has filed or caused to be filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes that are being contested in accordance with Section 5.03 and taxes, assessments, charges, levies or claims in respect of property taxes for property that Holdings or one of its Subsidiaries has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of Holdings and its Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before January 29, 1994, which taxes, if not paid or adequately provided for, would have a Material Adverse Effect. The tax returns of Holdings and its Subsidiaries have been examined by relevant Federal tax authorities for all periods through January 26, 1985, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 3.17 or in the Preliminary Prospectus, as of the Closing Date, with respect to each of Holdings and its Subsidiaries, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and
(iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

      SECTION 3.18. No Material Misstatements. (a) The information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings or any of its Subsidiaries or Affiliates to the
Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Preliminary Prospectus), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Recapitalization Transactions or of Holdings and its Subsidiaries taken as a whole.

      (b) All financial projections concerning Holdings and its Subsidiaries that are or have been made available to the Administrative Agent or any Lender by Holdings or any of its Subsidiaries or Affiliates, unless otherwise disclosed, have been or will be prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable.

      SECTION 3.19. Employee Benefit Plans. Each of Holdings and the Restricted Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder except for such noncompliance which would not be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file would not result in a Material Adverse Effect and as of the Closing Date, the present value of all benefit liabilities under each Plan of Holdings and the Restricted Subsidiaries or any of their ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation report applicable thereto, exceed by more than $7,500,000 the value of the assets of such Plan. None of Holdings or any of the Restricted Subsidiaries or any of their ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could result in a Material Adverse Effect. None of Holdings or any of the
Restricted Subsidiaries or any of their ERISA Affiliates has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

      SECTION 3.20. Labor Matters. There are no strikes against Holdings or any of its Subsidiaries pending, other than any strikes which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payment made to employees of Holdings and each of its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings or any of its Subsidiaries, or for which any claim may be made against Holdings or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings or such subsidiary to the extent required by GAAP. The consummation of the Recapitalization Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Subsidiaries (or any predecessor) is a party or by which Holdings or any of its subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

      SECTION 3.21. Environmental Matters. (a) Except as disclosed in writing to the Administrative Agent, each Lender and the Issuing Bank prior to the date of this Agreement, which disclosed matters individually and in the aggregate are not reasonably expected by Holdings or the Borrower to have a Material Adverse Effect, (i) Holdings and each of its Subsidiaries has complied in all respects with all applicable Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control, except to the extent of any failure so to comply which alone and together with other such failures is not reasonably expected to result in a Material Adverse Effect; (ii) none of Holdings or any Subsidiary of Holdings has received notice of any failure so to comply which alone or together with other such failures is reasonably expected to result in a Material Adverse Effect; and
(iii) none of Holdings or any of its Subsidiaries manages, transports or stores any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in violation of any applicable regulations promulgated pursuant thereto or of any other applicable law where such violation is reasonably likely to result, individually or together with other violations, in a Material Adverse Effect.

      (b) Except with respect to matters that, individually and in the aggregate, Holdings and the Borrower reasonably believe would not have a Material Adverse Effect, as of the Closing Date: (i) the operations of Holdings and each of its Subsidiaries comply in all respects with all Environmental Laws and, to the knowledge of Holdings, the Canadian Borrower or the Borrower after inquiry, no conditions exist (including at properties leased or subleased to third persons) which would subject Holdings or its Subsidiaries to damages, liabilities, penalties, injunctive relief or clean-up costs under any Environmental Law or which require or are reasonably likely to require any Remedial Action under any Environmental Law; (ii) each of Holdings and its Subsidiaries has obtained all Environmental Permits necessary for its operation or required by any Environmental Law, and all such Environmental Permits are in good standing, and none of Holdings or its Subsidiaries has been cited by a Governmental Authority for violating any terms or conditions of such Environmental Permits within the five-year period prior to the Closing
Date; (iii) none of Holdings or its Subsidiaries is subject or a party to any Environmental Claim; (iv) with respect to present facilities and operations, none of Holdings or its Subsidiaries, or, to the knowledge of Holdings, the Canadian Borrower or the Borrower, any predecessor of such persons, is subject to any outstanding written order or agreement with any Governmental Authority or private party respecting (A) any Environmental Law, (B) any Remedial Action under any Environmental Law, or (C) any Environmental Claim; (v) to the knowledge of Holdings, the Canadian Borrower or the Borrower, none of the operations of any of Holdings or its Subsidiaries is the subject of any investigation by a Governmental Authority evaluating whether any Remedial Action under any Environmental Law is needed; (vi) none of Holdings or its Subsidiaries or, to the knowledge of Holdings, the Canadian Borrower or the Borrower, any predecessor of such persons has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined under 40 C.F.R. Parts 260 through 270 (in effect as of the Closing Date) or any state equivalent, or reporting a Release of a Contaminant; (vii) to the knowledge of Holdings, the Canadian Borrower or the Borrower except as permitted under any Environmental Law, none of Holdings or its Subsidiaries has experienced a Release of any Contaminant, and there has been no voluntary disposal, use, storage, recycling or treatment on, under or at any property of such person (or in tanks or other facilities thereon) of any Contaminant which, if known to be present on such property, or present in soils or groundwater, would require Remedial Action under any Environmental Law; and (viii) no Lien in favor of any Governmental Authority for (A) any liability under any Environmental Law or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment has been recorded with respect to any property of Holdings or any of its Subsidiaries. For purposes of this Section 3.21(b), "knowledge" means the actual knowledge of any Responsible Officer of Holdings or any Restricted Subsidiary, any officer of Holdings or any Restricted Subsidiary with responsibility for environmental compliance, or any plant or facilities manager with responsibility for overall management of such plant or facility of Holdings or any of its Subsidiaries.

      (c) Each of Holdings and its Subsidiaries reasonably believes that Holdings and its Subsidiaries on a consolidated basis have made adequate provision (in accordance with GAAP) for all damages, liabilities, penalties or costs that they reasonably expect to incur in connection with any Environmental Claim or any Remedial Action existing or, to the knowledge of Holdings or the Borrower, reasonably anticipated as of the date of this Agreement.

      SECTION 3.22. Solvency. (a) The fair salable value of the assets of each of the Borrower and, as of the Closing Date, the Canadian Borrower exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and, as of the Closing Date, the Canadian Borrower, respectively, as they mature. The assets of each of the Borrower and, as of the Closing Date, the Canadian Borrower do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Neither the Borrower nor, as of the Closing Date, the Canadian Borrower intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the Recapitalization Transactions but assuming that the Overallotment Option is not exercised).

         (b) Upon consummation of the Recapitalization Transactions (irrespective of whether the Overallotment Option is exercised), the fair salable value of the assets of each of the Borrower and its subsidiaries taken as a whole and, as of the Closing Date, of the Canadian Borrower and its subsidiaries taken as a whole will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its subsidiaries and, as of the Closing Date, of the Canadian Borrower and its subsidiaries, respectively.

         (c) The assets of each of the Borrower and its subsidiaries taken as a whole and, as of the Closing Date, the Canadian Borrower and its subsidiaries taken as a whole do not, and upon consummation of the Recapitalization Transactions (but assuming that the Overallotment Option is not exercised) will not, constitute unreasonably small capital for the Borrower and its subsidiaries and, as of the Closing Date, the Canadian Borrower and its subsidiaries, respectively, to carry out their respective businesses as now conducted and as proposed to be conducted including the capital needs of the Borrower and its subsidiaries and, as of the Closing

Date, the Canadian Borrower and its subsidiaries taking into account the particular capital requirements of the business conducted by the Borrower and each of its subsidiaries, and projected capital requirements and capital availability thereof.

         (d) Neither the Borrower nor, as of the Closing Date, the Canadian Borrower intends to, or intends to permit any of its subsidiaries to, incur debts beyond their respective ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Borrower and each of such subsidiaries, and of amounts to be payable on or in respect of debt of the Borrower and each of such subsidiaries.

      SECTION 3.23. Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party will prohibit or materially restrain, or have the effect of prohibiting or materially restraining, or imposing materially adverse conditions upon, the incurrence of Indebtedness, the granting of Liens, the provision of Guarantees or the payment of dividends by subsidiaries of Holdings except for restrictions (a) on the granting of Liens on assets that are encumbered by Liens permitted under clause (a), (b), (i), (k), (l) or (r) of Section 6.04, to the extent that such restrictions apply only to the assets so encumbered and are imposed by the agreements under which such Liens were granted or (b) contained in agreements relating to Indebtedness not in excess of $10,000,000 in the aggregate.

      SECTION 3.24. No Foreign Assets Control Regulation Violation. None of the Recapitalization Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans be used by the Borrower in a manner that would violate any thereof.

      SECTION 3.25. Insurance. Each of Holdings and the Restricted Subsidiaries carries and maintains with respect to its insurable properties insurance (including self insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses, including fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damages occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.

      SECTION 3.26. Certain Other Representations. All representations and warranties contained in any other Loan Document and made by any of Holdings or any of its Subsidiaries are true and correct as of the date made or deemed to have been made.


                                  ARTICLE IV.

                                  CONDITIONS

      The obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

      SECTION 4.01. All Credit Events. On the date of each Borrowing, other than a Borrowing in which Revolving Credit Loans are refinanced with new Revolving Credit Loans (without any increase in the aggregate principal amount of Revolving Credit Loans outstanding) as contemplated by Section 2.02(e), and on the date of each issuance or renewal of a Letter of Credit:

         (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03, or the Administrative Agent and the applicable Issuing Bank shall have received a notice regarding the issuance or renewal of such Letter of Credit as required by Section 2.19(c), as applicable.

         (b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing, issuance or renewal with the same effect as though made on and as of such date, except to the extent such repre-sentations and warranties expressly relate to an earlier date.

         (c) At the time of and immediately after such Borrowing, issuance or renewal no Event of Default or Default shall have occurred and be continuing.

         (d) If such Borrowing is of Delayed Draw Term Loans (i) the gross proceeds received by Holdings from the Public Offering and the Private Placement (after giving effect to the arrangements described in Section 4.02(s)) shall have been as described in Section 4.02(c), and (ii) if the proceeds of such Borrowing will be used to fund an ESOP Loan, the Agents shall be reasonably satisfied with the loan documentation executed in connection therewith (which loan documentation shall provide that the ESOP shall, to the extent permitted by law, repay the ESOP Loan upon receipt by the ESOP of cash distributions in respect of the ESOP Investment).

Each Borrowing and each issuance or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

      SECTION 4.02. First Borrowing. On the Closing Date (except as provided in paragraph (c) below):

         (a) Each Lender, if it so requests in accordance with subsection 2.04(e), shall have received a duly executed Revolving Credit Note, Delayed Draw Term Note and Term Note and the Swingline Lender, if it so requests in accordance with subsection 2.04(e), shall have received a Swingline Note, in each case, complying with the provisions of Section
      2.04. Each Lender, if it so requests in accordance with subsection 2.04(a), shall have received a duly executed Canadian Term Note, complying with the provisions of Section 2.04.

         (b) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement of any out-of-pocket expenses referred to in Section 9.05 (to the extent that notice thereof is given to the Borrower prior to the Closing Date).

         (c) The issuance by Holdings of its Common Stock in the Public Offering and the Private Placement for aggregate gross proceeds of not less than $250,000,000 (which may include up to $30,000,000 of gross proceeds received by Holdings after the Closing Date as described in paragraph (q) of Article VII) shall have occurred or shall occur simultaneously with the initial Borrowing hereunder. The Lenders shall have received copies of the Holdings Underwriting Agreement and the Agents shall be satisfied with the terms and conditions thereof.

         (d) The Administrative Agent shall have received the favorable written opinions of (i) Cravath, Swaine & Moore, special counsel for Holdings and its subsidiaries, (ii) Elizabeth R. Philipp, Esq., general counsel for Holdings and its subsidiaries, and (iii) Stikeman, Elliott special Canadian Counsel for the Canadian Borrower, each dated the
      Closing Date and addressed to the Lenders, and in form and substance satisfactory to the Administrative Agent and covering the matters set forth in Exhibit F. In addition, the Administrative Agent shall have received the favorable written opinions of such local counsel (including Canadian counsel) with respect to legal matters relating hereto as the Administrative Agent may reasonably have requested, in such form and to such effect as shall be satisfactory to the Lenders and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent.

         (e) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each of the Borrower, the Canadian Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the state of its organization (or, in the case of the Canadian Borrower, the Ministry of Consumer and Commercial Relations of the Province of Ontario), and a certificate as to the good standing of each of the Borrower, the Canadian Borrower and each Guarantor as of a recent date, from such Secretary of State (or, in the case of the Canadian Borrower, the Ministry of Consumer and Commercial Relations of the Province of Ontario); (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrower, the Canadian Borrower and each Guarantor dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such entity as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such entity authorizing the execution, delivery and performance of the Loan Documents to which it is a party, the granting of the Liens thereunder and, in the case of the Borrower and the Canadian Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such entity have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such entity; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
      (ii) above; (iv) a certificate or equivalent documentation from the Secretary of State of each state (or, in the case of the Canadian Borrower, the Ministry of Consumer and Commercial Relations of the Province of Ontario and the Inspector General of Financial Institutions of the Province of Quebec) in which any of the Borrower , the Canadian Borrower or the Guarantors conducts material business or owns material assets as to the qualification of such entity to do business and its good standing in such state; and (v) such other documents as the Lenders or their counsel or Simpson Thacher & Bartlett, special counsel for the Administrative Agent, may reasonably request.

         (f) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of Holdings and the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and those set forth in paragraphs (c), (h), (k), (l), (m), (n), and (o) of this Section 4.02 (disregarding, for this purpose, the provisions of any such paragraph that refer to the satisfaction of the Administrative Agent, its counsel or the Lenders with any matter).

         (g) The Pledge Agreement shall have been duly executed by Holdings and each Restricted Subsidiary listed therein and delivered to the Collateral Agent and shall be in full force and effect, all outstanding shares of capital stock of the Borrower and each domestic subsidiary thereof, 65% of the outstanding shares of capital stock of each foreign subsidiary owned directly by the Borrower or a domestic subsidiary of the Borrower and all inter-company obligations in excess of $10,000,000 held by Holdings, the Borrower or any subsidiary of the Borrower and evidenced by notes, bonds or other instruments shall have been duly and validly pledged to the Collateral Agent for the benefit of the Secured Parties and certificates representing all such shares and the instruments representing all such obligations shall be in the actual possession of the Collateral Agent.

         (h) A Permitted Receivables Financing providing commitments of at least $150,000,000 shall have become effective and the initial funding thereunder shall have been consummated.

         (i) The Collateral Agent shall have received each document (including Uniform Commercial Code financing statements) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first priority security interest in or lien on the Collateral that is the subject of the Pledge Agreement.

         (j) The Guarantee Agreement shall have been duly executed by Holdings and each other Guarantor and delivered to the Collateral Agent and shall be in full force and effect on such date.

         (k) Except as contemplated by the Recapitalization Transactions, there shall not have occurred any material change in the capitalization (whether in debt or equity), corporate structure or assets of Holdings or any of its subsidiaries, or any changes in the certificate of incorporation or by-laws of Holdings or any of its Subsidiaries.

         (l) The Recapitalization Transactions, including the extensions of credit (including in particular the incurrence of the Loans), Guarantees, Liens and ability to make dividend payments contemplated hereby (including the unsubordinated ranking of all obligations under the Loan Documents and the Liens created by the Pledge Agreement), and the consummation of the Public Offering and repayment, redemption or defeasance of the Indebtedness and preferred stock contemplated by the Recapitalization Transactions and the Preliminary Prospectus, shall have been approved or exempted by all requisite Governmental Authorities, and all such approvals or exemptions, including any conditions imposed thereby, shall be in form and substance acceptable to the Required Lenders in their sole discretion. No action shall have been taken by any Governmental Authority which restrains or prevents or seeks to restrain or prevent, or imposes or seeks to impose materially adverse conditions upon, any of the Recapitalization Transactions. Without limiting the generality of the foregoing, the Required Lenders shall be satisfied, in their sole discretion, that all governmental approvals have been obtained which, if not obtained, could render the obligations to the Lenders under the Loan Documents either void or voidable or subordinate them to other claims or obligations or could impair or subject to subordination the security interests of, or the exercise of remedies by, the Lenders.

         (m) No action, suit, litigation or similar proceeding at law or in equity or by or before any court or Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to any of the Recapitalization Transactions which would in the reasonable opinion of the Required Lenders be likely to have a Material Adverse Effect.

         (n) The exchange of at least $191,400,000 principal amount (including all amounts owned by the WP Entities and the Blackstone Entities) of Holdings' 14% Subordinated Pay-in-Kind Bridge Notes for shares of Holdings Common Stock shall have occurred or shall occur simultaneously with the initial Borrowing hereunder.

         (o) Holdings and the Borrower shall, on a basis that is reasonably satisfactory to the Administrative Agent and is substantially contemporaneous with the first Borrowing hereunder on the Closing Date
      (i)(A) have repaid in full the principal of and accrued interest on all loans and other amounts outstanding under the Existing Credit Agreement,
      (B) have terminated the Existing Credit Agreement and all commitments thereunder and (C) have obtained the release and termination (or assignment to the Collateral Agent) of all liens securing obligations thereunder (including the execution, delivery and filing of all necessary releases and termination or assignment statements, in form and substance satisfactory to the Administrative Agent), (ii)(A) have called all outstanding shares of Holdings preferred stock for redemption at an aggregate redemption price not to exceed the Permitted Preferred Stock Redemption Price at the earliest practical date following the Closing Date, (B) have deposited with the Collateral Agent on the Closing Date, pursuant to arrangements satisfactory to the Administrative Agent, an amount equal to such redemption price in order to provide for payment of such redemption price and (C) have made arrangements satisfactory to the Administrative Agent for the cancellation of all such shares when so redeemed and (iii)(A) have called all outstanding Indebtedness of Holdings and its subsidiaries listed on Schedule 4.02(o) for redemption at an aggregate redemption price not to exceed the Permitted Debt Redemption Price at the earliest practical date following the Closing Date, (B) have deposited with the trustees for such Indebtedness or the Collateral Agent, acting as trustee, and on competitive terms on the Closing Date, pursuant to arrangements satisfactory to the Administrative Agent, an amount equal to the redemption price in order to provide for payment of such redemption price and (C) have made arrangements satisfactory to the Administrative Agent for the cancellation of all such Indebtedness when so redeemed.

         (p)     The Closing Date shall occur prior to September 15, 1994.

         (q) The Agents shall be satisfied that the Revolving Credit Commitments will be sufficient to fund the ongoing working capital requirements of the Borrower and the other Restricted Subsidiaries.

         (r) Each Lender and the Administrative Agent shall have received the pro forma consolidated balance sheet of Holdings described in
      Section  3.09(b)  and the  same shall  be  satisfactory to  the Required
      Lenders.

         (s) The Administrative Agent shall have received copies of arrangements in form and substance satisfactory to it and Simpson Thacher & Bartlett, special counsel for the Administrative Agent, between Holdings and the Selling Stockholders (as defined in the Preliminary Prospectus) providing that, if Holdings raises less than $300,000,000 in gross proceeds from the issuance of common stock in the Public Offering and the Private Placement and the Overallotment Option is exercised, the Selling Stockholders will assign (without cost to Holdings) to Holdings their obligation to deliver to the underwriters pursuant to the Holdings Underwriting Agreement, and the related right to receive payment therefor, shares of Holdings Common Stock, so that after giving effect thereto Holdings will have received the lesser of
      (A) the amount of net proceeds attributable to gross Public Offering and Private Placement proceeds of $300,000,000 and (B) the aggregate net proceeds from the Public Offering (including the Overallotment Option but excluding the proceeds of up to 5,000,000 shares of Holdings Common Stock which may be sold by the Selling Stockholders (other than pursuant to the Overallotment Option)), and such arrangements shall be in full force and effect.

         (t) The Administrative Agent shall be reasonably satisfied with the existing cash management procedures for Holdings and its subsidiaries and the proposed cash management procedures for Holdings and its subsidiaries following the Closing Date.

         (u) All aspects of the structure and documentation of the Recapitalization Transactions and all corporate and other proceedings taken or to be taken in connection therewith and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Administrative Agent and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent, and each Lender shall have received copies of all such documents as such Lender, acting through the Administrative Agent, may reasonably request. All legal matters incident to this Agreement and the borrowings hereunder shall be reasonably satisfactory to the Agents and to Simpson Thacher & Bartlett, special counsel for the Administrative Agent.

      Each of Holdings, the Borrower and the Canadian Borrower hereby directs its counsel referred to in clause (d) above to deliver the opinions to be delivered by such counsel pursuant to such paragraph, it being understood that the Lenders will and may rely thereon.


                                  ARTICLE V.

                             AFFIRMATIVE COVENANTS

      Each of Holdings, the Canadian Borrower and the Borrower covenants and agrees that from and after the Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under or in respect of any Loan Document or Letter of Credit shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings, the Canadian Borrower and the Borrower will, and will cause each of the Restricted Subsidiaries to:

      SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.08 and except for the liquidation or dissolution of Restricted Subsidiaries (other than Significant Subsidiaries) if the assets of such corporations to the extent they exceed estimated liabilities are acquired by a wholly owned Restricted Subsidiary in such liquidation or dissolution; provided that Subsidiaries which are Guarantors may not be liquidated into Subsidiaries that are not Guarantors and domestic Subsidiaries may not be liquidated into foreign Subsidiaries.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times.

      (c) Without limiting the generality of the provisions of Section 5.01(b), each of Holdings, the Canadian Borrower and the Borrower shall
(i)(A) undertake reasonable efforts to comply, and to cause each Subsidiary to comply, in all material respects with all Environmental Laws and any order, decree or similar requirements of any Governmental Authority concerning (1) a material violation of any Environmental Law, (2) a financial contribution by Holdings or any of its Subsidiaries under any Environmental Law or (3) a Remedial Action by or on the part of Holdings or any of its Subsidiaries under any Environmental Law and (B) undertake reasonable efforts to remedy and to cause each of its Subsidiaries to remedy, as soon as reasonably practicable, any material violation of Environmental Laws, except in any case that compliance or remedy shall not be required insofar as any failure to undertake such efforts cannot reasonably be expected by Holdings, the Canadian Borrower or the Borrower to have a Material Adverse Effect, or so long as (x) the validity of the same shall be contested diligently and in good faith, (y) the subject property does not contain a material plant or other facility or shall then be in no danger of being sold, forfeited or lost pursuant to such contest and (z) reserves have been established in accordance with GAAP by Holdings or such subsidiary in connection therewith; and (ii) undertake reasonable efforts to require and to cause each of its subsidiaries to require, to the extent practicable and appropriate, that a lease for any renewing or new tenant contain terms substantially equivalent to those of clause (i) above.

      SECTION 5.02. Insurance. Keep its insurable properties insured (including through self-insurance) at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, including insurance against fire and other risks insured against by extended coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

      SECTION 5.03. Taxes. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings or any Restricted Subsidiary, as applicable, shall set aside on its books adequate reserves as required by GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that Holdings or one of the Restricted Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.

      SECTION 5.04.  Financial  Statements, Reports, Amendments, etc.   In the
case of Holdings, furnish to each Credit Agreement Creditor:

         (a) within 90 (or, in the case of clause (ii) below, 105) days after the end of each fiscal year (x) consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of (i) Holdings and its Subsidiaries and
      (ii) Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal year and the results of their operations during such year, audited in the case of clause (i) above by Arthur Andersen & Co. or other independent public accountants of recognized national standing (who shall be reasonably acceptable to the Administrative Agent) and accompanied by (1) in the case of clause (i), an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP and (2) a certificate of a Finan-cial Officer certifying that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP consistently applied (except as disclosed in such certificate, in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent) and (y) a statement of stockholders' equity of Holdings, presented on a basis consistent with the financial statements furnished pursuant to clause (x) above, and certified by one of Holdings' Financial Officers as fairly presenting the stockholders' equity of Holdings in accordance with GAAP consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent);

         (b) within 45 (or, in the case of clause (ii) below, 60) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated balance sheets and related statements of income and cash flows, showing the consolidated financial condition of each of
      (i) Holdings and its Subsidiaries and (ii) Holdings and the Restricted Subsidiaries, in each case as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, together with the balance sheets and related statements of income and cash flows as of the corresponding dates and for the corresponding periods in the prior year, all certified by one of its Financial Officers as fairly presenting the consolidated financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP (other than the absence of footnotes in accordance with GAAP) consistently applied (except as disclosed in such certificate in reasonable detail, which detail shall be reasonably acceptable to the Administrative Agent), subject to normal year-end audit adjustments;

         (c)     concurrently with any delivery of  financial statements under
      (a) or (b) above, a certificate (a "Compliance Certificate") of the accounting firm or Financial Officer (which certificate shall be in the form of Exhibit G if delivered by a Financial Officer) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
      (ii) setting forth computations in reasonable detail (which detail shall be reasonably satisfactory to the Administrative Agent) demonstrating compliance with the covenants contained in Sections 6.14, 6.15, 6.16 and
      6.17 and showing the Applicable Level;

         (d) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of Holdings and the Subsidiaries or Holdings and the Restricted Subsidiaries, as the case may be, delivered pursuant to clauses (a) and (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to clauses (a) and (b) above following such change, a schedule prepared by a Financial Officer reconciling such changes to what the financial statements would have been without such changes;

         (e) promptly after the same become publicly available, copies of all periodic reports and proxy statements and, to the extent requested by the Administrative Agent, any other materials filed by Holdings or any of its Subsidiaries with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

         (f) within 90 days after the beginning of each fiscal year, a copy of the annual income and capital expenditure budget for such fiscal year;

         (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as any Credit Agreement Creditor, acting through the Administrative Agent, may reasonably request;

         (h) promptly, a copy of any amendment or waiver of any provisions of any agreement which amendment or waiver is described in Section 6.10 or 6.11;

         (i) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of Holdings and its Subsidiaries therein; and promptly following any Investment in an Unrestricted Subsidiary, a description of such Investment and the amount thereof;

         (j) if requested by the Administrative Agent, within 105 days following the end of any fiscal year of any Unrestricted Subsidiary, a balance sheet and related statements of income and cash flow for such Unrestricted Subsidiary at the end of and for such fiscal year; and

         (k) promptly, a copy of all reports submitted in connection with any interim or special audit made by independent accountants of the books of Holdings or any of its Subsidiaries.

      SECTION 5.05. Litigation and Other Notices. Furnish to each Credit Agreement Creditor prompt written notice of the following:

         (a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

         (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

         (c) any development specific to Holdings and its Subsidiaries and not otherwise publicly disclosed known to a Responsible Officer that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

      SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to each Credit Agreement
Creditor (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower, any Guarantor or any ERISA Affiliate of any of them knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower, any Guarantor or any of their ERISA Affiliates to the PBGC in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer setting forth details as to such Reportable
Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice the Borrower or any Guarantor or any of their ERISA Affiliates may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by any of their ERISA Affiliates which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within 20 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by the Borrower, any Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower, any Guarantor or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

      SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to visit and inspect the financial records and the properties of Holdings or any Restricted Subsidiary at reasonable times, upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent (or, during the continuance of an Event of Default, any Lender) to discuss the affairs, finances and condition of Holdings or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

      SECTION 5.08. Use of Proceeds. (a) Use the proceeds of the Term Loans, the Canadian Term Loans, the Public Offering and the Private Placement solely (i) to repay the principal of and accrued interest on all loans and all other amounts outstanding under the Existing Credit Agreement, (ii) to redeem Holdings, Group and Borrower outstanding preferred stock at an aggregate redemption price not greater than its face value plus any premium payable upon redemption plus accrued and unpaid dividends to the date of redemption (the "Permitted Preferred Stock Redemption Price"), which is approximately $220,000,000 as of June 30, 1994, (iii) to redeem or defease outstanding Indebtedness of Holdings and its Subsidiaries listed on Schedule 4.02(o) at an aggregate redemption price not greater than the principal amount thereof plus accrued and unpaid interest to the date of redemption plus any required redemption premium (the "Permitted Debt Redemption Price"), which is approximately $821,000,000 as of June 30, 1994 (excluding the Holdings Subordinated PIK Notes to be converted to Holdings Common Stock) and (iv) to fund transaction costs related to the Recapitalization Transactions.

      (b) Use the proceeds of Delayed Draw Term Loans solely (i) to make ESOP Loans, (ii) to the extent not used to make ESOP Loans, to finance Permitted Business Acquisitions and (iii) for the purposes described in clause
(a) above.

      (c)    Use  the proceeds  of Revolving  Loans made  on the  Closing Date solely for the purposes set forth in Section 5.08(a) and thereafter for general corporate purposes (including to make Permitted Business Acquisitions).

      (d) Use Letters of Credit solely for general corporate purposes in the ordinary course of business of the Borrower and its subsidiaries.

      (e) Use the proceeds of the Canadian Term Loans only to pay a dividend to the Borrower, which proceeds will be used for the purposes described in clause (a) above.

      SECTION 5.09. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC financing statements, mortgages and deeds
of trust), which may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents, in order to release the security interests securing obligations in respect of the Existing Credit Agreement and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.04) of the security interests created or intended to be created pursuant to the Pledge Agreement. In addition, from time to time, Holdings and the Restricted Subsidiaries will, at their cost and expense, subject to the obtaining of any required regulatory authorizations (which Holdings and Borrower agree to use their best efforts to obtain) promptly secure the Obligations by causing the following to occur: (i)
promptly upon creating or acquiring any additional subsidiary, the stock of such subsidiary will (unless such subsidiary is a subsidiary of an Unrestricted Subsidiary) be pledged pursuant to the Pledge Agreement, provided that no more than 65% of the capital stock of any foreign subsidiary shall be required to be pledged pursuant to this Section 5.09, and (ii) such subsidiary will (unless such subsidiary is an Unrestricted Subsidiary or a foreign subsidiary) become a party to the Guarantee Agreement. All such security interests and Liens will be created under the Pledge Agreement and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Holdings and the Restricted Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.09. Holdings and the Restricted Subsidiaries agree to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

      SECTION 5.10. Change in Ownership. In the case of Holdings, own directly at all times, legally and beneficially, 100% of the capital stock of the Borrower, free of Liens except Liens in favor of the Collateral Agent; and, in the case of Borrower, own (a) directly at all times, legally and beneficially, 100% of the capital stock of the Finance Subsidiary free of Liens except Liens in favor of the Collateral Agent and (b) directly or indirectly at all times, legally and beneficially, 100% of the capital stock of the Canadian Borrower free of Liens except Liens, if any, in favor of the Collateral Agent.

      SECTION 5.11. Fiscal Year; Accounting. In the case of each of Holdings and its subsidiaries, cause its respective fiscal year to end on the last Saturday in January.

      SECTION  5.12.   Dividends.   In the  case of  the Borrower,  permit its
subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations.

      SECTION 5.13. Rate Protection Agreements. As promptly as practicable and in any event within 90 days after the Closing Date, enter into, and thereafter maintain in effect, one or more interest rate protection agreements (including interest rate swaps, caps, collars and other interest rate hedging transactions) with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent, the effect of which shall be to limit for at least two years the interest payable by the Borrower in connection with Indebtedness under this Agreement having an aggregate outstanding principal amount not less than an amount equal to 40% of the aggregate principal amount of the Loans projected to be outstanding during such period on terms and conditions reasonably acceptable, taking into account current market conditions, to the Administrative Agent and deliver evidence of the execution and delivery thereof to the Administrative Agent.

      SECTION 5.14. Corporate Separateness. Cause the management, business and affairs of each of Holdings and the Subsidiaries to be conducted in such a manner so that each of Holdings and the Unrestricted Subsidiaries will be perceived as a legal entity separate and distinct from each other and the Restricted Subsidiaries.

      SECTION 5.15.  Business  of Restricted Subsidiaries.   Cause all of  the
business and activities of the Restricted Subsidiaries to be performed and conducted by the Borrower and Restricted Subsidiaries which are subsidiaries of the Borrower.

                                  ARTICLE VI.

                              NEGATIVE COVENANTS

      Each of Holdings, the Canadian Borrower and the Borrower covenants and agrees that from and after the Closing Date, so long as this Agreement or any Letter of Credit shall remain in effect or any monetary Obligation shall be unpaid, unless the Required Lenders shall otherwise consent in writing, Holdings, the Canadian Borrower and the Borrower will not, and will not cause or permit any Restricted Subsidiary to:

      SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money in an amount not to exceed $23,000,000 under agreements existing on the date of this Agreement and set forth in
      Schedule 6.01 and other Indebtedness existing on the Closing Date, but not any extensions, renewals or refinancings of such Indebtedness except
      (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the interest rate with respect thereto and other terms thereof are no less favorable than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced or extended (provided that such Indebtedness permitted under clause (i) or clause (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

         (b) Indebtedness of the Borrower consisting of contingent liabilities arising from indemnities and other contractual obligations of the Borrower existing on the date hereof from the sale of properties prior to the date hereof by Holdings and the Borrower and their predecessors;

         (c) So long as immediately after giving effect to the incurrence thereof: (i) no Default or Event of Default shall have occurred and be continuing and (ii) the outstanding principal amount of the Term Loans and Canadian Term Loans is less than $350,000,000, Permitted Subordinated Indebtedness;

         (d) Indebtedness of (i) the Borrower to any subsidiary of the Borrower evidenced, if the amount of such Indebtedness exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement, (ii) any Domestic Restricted Subsidiary to the Borrower evidenced, if the amount of such Indebtedness exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement and (iii) any Domestic Restricted Subsidiary to any other Restricted Subsidiary evidenced, if the amount of such Indebtedness exceeds $10,000,000, by an Intercompany Note pledged to the Collateral Agent under the Pledge Agreement; provided that no Indebtedness may be incurred under this paragraph (d) by any subsidiary of the Borrower that is not a Guarantor;

         (e) Capital Lease Obligations and Purchase Money Indebtedness incurred by the Borrower prior to or within 270 days after a Capital Expenditure permitted under Section 6.03 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof are no less favorable than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to the Indebtedness being refinanced (provided that such Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom);

         (f) Capital Lease Obligations incurred by the Borrower or any Restricted Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under Section 6.06;

         (g) Indebtedness of the Borrower and its subsidiaries in the nature of Interest Rate Agreements and other interest rate and foreign currency hedging transactions entered into in order to fix the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness (it being understood that such transactions shall be entered into for business purposes and not for the purpose of speculation);

         (h) Indebtedness of a Domestic Restricted Subsidiary which represents the assumption by such Domestic Restricted Subsidiary of Indebtedness of a Restricted Subsidiary in connection with the merger of such Restricted Subsidiary with or into the assuming Domestic Restricted Subsidiary or the purchase of all or substantially all the assets of such other Restricted Subsidiary;

         (i) Indebtedness of the Restricted Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, bankers acceptances, letters of credit and surety bonds provided in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

         (j) Indebtedness arising from the honoring by a bank or other financial institutions of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

         (k) Indebtedness of a Restricted Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into a Restricted Subsidiary after the date hereof, which Indebtedness exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and such acquisition, merger or consolidation is permitted by this Agreement, provided that the aggregate principal amount of Indebtedness under this clause (k) shall not exceed $50,000,000;

         (l) Indebtedness of the Borrower incurred after the date hereof, which Indebtedness is created or incurred at the time of any Permitted Business Acquisition to finance such acquisition; provided that the aggregate principal amount of Indebtedness which may be created or incurred under this paragraph (l) together with Indebtedness permitted by paragraph (k) above shall not exceed $150,000,000;

         (m) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits, property, casualty, liability or other insurance to Holdings or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

         (n) (i) Indebtedness represented by the Loans, the Letters of Credit and the Guarantees thereof by the Guarantors pursuant to the Guarantee Agreement and (ii) Indebtedness represented by the Guarantees of Indebtedness permitted under clause (l) above by the Guarantors pursuant to the Guarantee Agreement;

         (o)     other   Capital   Lease   Obligations   of   the   Restricted
      Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $10,000,000;

         (p) other unsecured Indebtedness of the Borrower and the Canadian Borrower in an aggregate principal amount at any time outstanding not in excess of $40,000,000 and unsecured Guarantees by the Borrower of any Indebtedness of the Canadian Borrower incurred in accordance with this clause (p);

         (q) other Indebtedness of the Borrower together with Indebtedness listed on Schedule 6.01 (as such Indebtedness may be refinanced as permitted by Section 6.01(a)) in an aggregate principal amount outstanding at any time not to exceed $35,000,000; and

         (r) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (q) above.

      SECTION 6.02. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock (other than dividends and distributions on Holdings Common Stock payable solely by the issuance of additional shares of Holdings Common Stock) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any shares of any class of its capital stock or any option, warrant or other right to acquire shares of such stock or set aside any amount for any such purpose; provided, however, that:

         (a)     the  foregoing   shall  not   prohibit  the  Recapitalization
      Transactions;

         (b)   any  Subsidiary may  declare and  pay dividends  or make  other
      distributions   to  the   Borrower   or  to   wholly  owned   Restricted
      Subsidiaries;

         (c) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may, commencing with the fifth full fiscal quarter following the Closing Date, pay dividends in cash on its common stock or any preferred stock in any fiscal quarter in an amount not to exceed $3,000,000;

         (d) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the Dividend Condition shall have been met, Holdings may pay dividends in cash on its common stock or any preferred stock in any fiscal year in an amount not to exceed in the aggregate 25% of Net Income for the prior fiscal year less the amount of dividends paid in such current fiscal year pursuant to clause (c) above;

         (e) if at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may repurchase director's qualifying shares of Holdings and capital stock of Holdings and options therefor of employees and directors of Holdings and the Restricted Subsidiaries provided that (i) no such repurchase may be made unless Holdings is obligated to do so at the time of repurchase pursuant to contractual agreements between Holdings and the applicable officer or director and (ii) the aggregate amount paid by Holdings in connection with such repurchases at any time shall not exceed $3,000,000 plus the aggregate amount (but only to the extent such amount is simultaneously contributed by Holdings to the Borrower) received by Holdings from the sale or issuance of its capital stock or options therefor to officers and directors of Holdings and the Restricted Subsidiaries after the Closing Date;

         (f) the Borrower may pay dividends or make other distributions to Holdings in amounts sufficient to allow Holdings to pay (i) expenses incurred in connection with the Recapitalization Transactions, Permitted Tax Payments and state and local taxes and other governmental charges, and administrative and routine expenses required to be paid by Holdings in the ordinary course of its business, (ii) the dividends and other amounts contemplated by clauses (c) and (d) above; provided that such dividends pursuant to clause (ii) are used by Holdings for such purposes within 20 days of the receipt of such dividends by Holdings, (iii) the repurchase price for the capital stock and options therefor of Holdings contemplated by clause (e) above provided that such dividends pursuant to clause (iii) are used by Holdings for such purpose within 20 days of the receipt of such dividends by Holdings and (iv) the amount of any Investment in an Unrestricted Subsidiary if the Borrower and the Restricted Subsidiaries could have made such Investment in Unrestricted Subsidiaries pursuant to Section 6.07 (l) (but on the assumption that the Borrower could otherwise invest in such Unrestricted Subsidiary); provided that such dividends pursuant to clause (iv) are used by Holdings for such purpose within 20 days of receipt of such dividends by Holdings; provided further that no dividend may be paid to Holdings pursuant to clause (ii) or (iii) or (iv) if at the time of such dividend or after giving effect thereto a Default or Event of Default shall have occurred and be continuing; and

         (g)     the foregoing shall not prohibit the ESOP Investment.

      SECTION 6.03. Capital Expenditures. Permit Capital Expenditures of the Restricted Subsidiaries on a consolidated basis during any calendar year to be greater than the amount set forth below for such year:

      Calendar Year                                    Amount

         1994                                      $85,000,000
         1995                                       85,000,000
         1996                                       80,000,000
         1997                                       80,000,000
         1998                                       80,000,000
         1999                                       80,000,000
         2000                                       80,000,000
         2001                                       80,000,000
         2002                                       80,000,000

provided, however, that (i) to the extent Capital Expenditures made in any year are less than the amount set forth above opposite such year, Restricted Subsidiaries shall be permitted to carry forward the unused amount to the succeeding calendar years so long as such aggregate Capital Expenditures in any fiscal year do not exceed $130,000,000; and (ii) Capital Expenditures may not be made by Holdings.


      SECTION 6.04. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

         (a) Liens on property or assets of the Restricted Subsidiaries existing on the date of this Agreement and, in the case of Liens securing Indebtedness for borrowed money, set forth in Schedule 6.04; provided that such Liens shall secure only those obligations which they secure on such date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and do not subsequently apply to any other property or assets of Holdings or any Restricted Subsidiary;

         (b) any Lien on any property or asset used by a Restricted Subsidiary in the ordinary course of business, which Lien existed prior to the acquisition thereof by such subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of any other Restricted Subsidiary;

         (c) any Lien on any property or asset of a Restricted Subsidiary securing Indebtedness permitted by Section 6.01(k), provided that such Lien does not apply to any other property or assets of Holdings or any Restricted Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset;

         (d) Liens for taxes, assessments or other governmental charges or levies not yet due, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section 5.03 or for property taxes for property that the Borrower or one of its Restricted Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

         (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not due or which are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or the relevant Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

         (f) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease
      Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (h) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of any Restricted Subsidiary;

         (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by any Restricted Subsidiary (including without limitation, the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are Capital Expenditures permitted under Section 6.03 and (v) such security interests do not apply to any other property or assets of any Restricted Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

         (j) Liens created in favor of the Collateral Agent for the benefit of the Secured Parties;

         (k) Liens securing reimbursement obligations in respect of commercial letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

         (l) Liens arising out of capitalized or operating lease transactions permitted under Section 6.06, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of Holdings and the Restricted Subsidiaries in any material respect;

         (m) any Lien on assets of a person securing Indebtedness of such person permitted by Section 6.01(q);

         (n) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (sect.) 9607(l), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with Section 5.03, or on property that a Restricted Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of Holdings and the Restricted Subsidiaries with respect to the matter giving rise to such Lien shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $7,500,000;

         (o) any leases or subleases to other persons of properties or assets owned or leased by a Restricted Subsidiary;

         (p) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

         (q) Liens securing judgements for the payment of money in an aggregate amount not in excess of $7,500,000 (to the extent not covered by insurance) which judgements shall not be undischarged or stayed for a period of more than 30 consecutive days;

         (r) the replacement, extension or renewal of any Lien permitted by clause (b), (c) or (i) above, provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement; and

         (s)     other  Liens   with  respect   to  property   or  assets  not
      constituting collateral for the Obligations with an aggregate fair market value of not more than $25,000,000 at any time.

      SECTION 6.05. Priority of Loan Payments. (a) Until the Commitments have been terminated and the Obligations have been indefeasibly paid in full, directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of any Permitted Subordinated Indebtedness or directly or indirectly prepay any Permitted Subordinated Indebtedness prior to the stated maturity date of such Permitted Subordinated Indebtedness, make any payment or prepayment of any Permitted Subordinated Indebtedness which would violate the terms of this Agreement or of such Permitted Subordinated Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of the Permitted Subordinated Indebtedness or any subordination agreement applicable to such Permitted Subordinated Indebtedness.

      (b) Until the Commitments have been terminated and the Obligations have been indefeasibly paid in full, repay any Funded Debt of Holdings and the Restricted Subsidiaries except:

          (i)  the Obligations;

         (ii) payments of Funded Debt made in conformity with the regularly scheduled maturity thereof or mandatory prepayment provisions thereof;

         (iii) if no Default or Event of Default has occurred and is continuing or would result therefrom, refinancings permitted by Section 6.01;

         (iv) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments by a Restricted Subsidiary of its Funded Debt acquired in connection with a Permitted Business Acquisition; and

          (v) if no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments of up to $10,000,000 in the aggregate of other Funded Debt of the Restricted Subsidiaries.

      SECTION 6.06. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby Holdings or any Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction which involves a sale by the Borrower or a Restricted Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arms'-length transaction and which (a) results in a Capital Lease Obligation or an Operating Lease, in either case entered into to finance a Capital Expenditure permitted by Section 6.03 consisting of the initial acquisition by such subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction, provided that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition or (b) results in a Capital Lease Obligation or an Operating Lease entered into for any other purpose (provided that any such Sale and Lease-Back Transaction in reliance upon this clause (b) shall be deemed to be a Prepayment Event).

      SECTION 6.07. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in (collectively, an "Investment"), any other person, except:

         (a) Permitted Investments and Investments that were Permitted Investments when made;

         (b) Investments by Holdings in the Borrower and Investments by a Restricted Subsidiary in another Domestic Restricted Subsidiary;

         (c) Investments arising out of the receipt by the Borrower of noncash consideration for the sale of assets permitted under Section
      6.08 provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreement;

         (d) Intercompany Loans permitted to be incurred as Indebtedness under Section 6.01(d);

         (e)     Investments   by   a   wholly-owned   Restricted   Subsidiary
      constituting Permitted Business Acquisitions;

         (f) (i) loans and advances to employees of any Restricted Subsidiary not to exceed $300,000 at any time outstanding to any one employee and not to exceed $2,000,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

         (g) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (h)     an  Investment  by  the  Borrower  or any  of  the Restricted
      Subsidiaries in any Finance Subsidiary that the Borrower is incorporating, but only to the extent necessary to incorporate such Finance Subsidiary and acquire its capital stock and subordinated indebtedness in connection with sales of receivables, all with the minimum capitalization necessary;

         (i) investments, other than investments listed in clauses (a) through (h) of this Section, existing on the Closing Date and set forth on Schedule 6.07;

         (j)     the ESOP Loans;

         (k) Investments the sole consideration for which by Holdings and the Restricted Subsidiaries is capital stock of Holdings provided that, after giving effect thereto, no Default or Event of Default under paragraph (m) of Article VII shall have occurred;

         (l) if no Default or Event of Default exists immediately before or after giving effect to such Investment, other Investments, including joint ventures, currency hedges and Investments in Unrestricted Subsidiaries, provided that (i) the consideration for Investments other than Investments in Unrestricted Subsidiaries (whether cash or property, as valued at the time of such Investment) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time $75,000,000 in the aggregate less one half of the amount of all Investments pursuant to clause (ii) below in Unrestricted Subsidiaries and (ii) the consideration for Investments in Unrestricted Subsidiaries (whether cash or property, as valued at the time of such Investment) does not exceed (net of any return representing return of capital of (but not return on) any such Investment) at any time $50,000,000 in the aggregate; and

         (m) Investments resulting from pledges and deposits referred to in Section 6.04(f).

None of Holdings and  the Restricted Subsidiaries may  make any Investment  in
Unrestricted   Subsidiaries  except   as  described   in  the   definition  of
"Unrestricted Subsidiaries" set forth in Section 1.01.

      SECTION 6.08. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or any capital stock of any subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section 6.08 shall not prohibit:

         (a) the purchase and sale of property and assets in the ordinary course of business by any Restricted Subsidiary;

         (b)     Sale and Lease-Back Transactions permitted by Section 6.06;

         (c)     Permitted Business Acquisitions;

         (d) sales, leases or transfers from one Restricted Subsidiary of the Borrower to the Borrower or to a Domestic Restricted Subsidiary;

         (e) sales, leases or other dispositions of (i) inventory of the Restricted Subsidiaries determined by the Board of Directors of the Borrower to be no longer useful or necessary in the operation of the businesses of the Restricted Subsidiaries and (ii) assets of operations that were discontinued prior to the Closing Date;

         (f)     any Permitted Receivables Financing;

         (g) sales, leases or other dispositions of equipment or real property of the Restricted Subsidiaries determined by the Board of Directors of the Borrower to be no longer useful or necessary in the operation of the business of the Restricted Subsidiaries, provided that the Net Proceeds thereof in excess of $1,000,000 shall be used to prepay the Term Loans, Delayed Draw Term Loans and the Canadian Term Loans in accordance with Section 2.12(e) or used to purchase replacement assets or properties used for the same purpose as the equipment or real property disposed of within 12 months of the receipt thereof;

         (h) any Restricted Subsidiary may merge with any other Restricted Subsidiary, provided that (i) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (ii) the Borrower shall be the surviving corporation of any merger involving the Borrower, and the Canadian Borrower shall be the surviving corporation of any merger involving the Canadian Borrower and (iii) no Restricted Subsidiary organized under the laws of a jurisdiction outside the United States may merge with a Domestic Restricted Subsidiary unless the Domestic Restricted Subsidiary is the surviving corporation; and

         (i) the Restricted Subsidiaries may sell or otherwise dispose of assets having a fair market value, for all such transactions, not in excess of 25% of the fair market value as determined by the Board of Directors of the Borrower of the assets of the Restricted Subsidiaries at the Closing Date, provided that (i) each such sale shall be for a consideration determined in good faith by the Board of Directors of the Borrower to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in such sale proceeds may not exceed 15% of the fair market value of the aggregate amount of all such sale proceeds; provided, however, that obligations of the type referred to in clauses (a) and (b) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) the aggregate Net Proceeds of all such sales and dispositions under this clause (i)
      in excess of $50,000,000 are applied
      to repay the Term Loans, the Canadian Term Loans and the Delayed Draw Term Loans in accordance with Section 2.12(e) and the first $50,000,000 of such aggregate Net Proceeds are either applied to the purchase of assets or properties used in the business of the Borrower and its Restricted Subsidiaries as permitted by Section 6.12 within 12 months of the receipt thereof or are applied to repay the Term Loans, the Canadian Term Loans and the Delayed Draw Term Loans in accordance with Section 2.12(e) and (iv) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such sale. Upon receipt by Holdings or any Restricted Subsidiary of Net Proceeds of any Specified Asset Sale occurring after the Closing Date, Borrower shall promptly deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the amount of the Net Proceeds which Borrower expects to reinvest in replacement assets or property during the subsequent 12-month period which are not required to be applied to the repayment of the Term Loans, the Canadian Term Loans and the Delayed Draw Term Loans. On the first anniversary of the receipt of such Net Proceeds, Borrower shall (i) deliver a certificate of a Responsible Officer to the Administrative Agent certifying as to the amount and use of such Net Proceeds actually reinvested in replacement assets or property during the preceding 12-month period and (ii) deliver to the Administrative Agent, for application in accordance with Section 2.12(e), an amount equal to the remaining uninvested Net Proceeds; and

         (j)     Investments permitted by Section 6.07.

      SECTION 6.09. Transactions with Affiliates and Stockholders. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its Affiliates (including Unrestricted Subsidiaries but excluding Domestic Restricted Subsidiaries) or any known holder of 10% or more of any class of capital stock of Holdings or any Unrestricted Subsidiary, except that Holdings or any of the Restricted Subsidiaries may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to each than would prevail on an arm's-length basis from unrelated third parties; provided that Holdings and the Restricted Subsidiaries may not pay any fees to an Affiliate (including an Unrestricted Subsidiary) for the provision of financial or advisory services if after giving effect thereto a Default or Event of Default shall have occurred and is continuing.

      SECTION 6.10. Subordinated Indebtedness. Amend or modify any instruments, agreements or documents evidencing or related to any Permitted Subordinated Indebtedness, unless, in the judgement of the Required Lenders, any such amendment or modification does not substantially affect either the rights or security interests granted to the Credit Agreement Creditors or the Collateral Agent or the first and superior position of the Obligations owed to the Credit Agreement Creditors relative to the second and inferior position of the holders of the notes or other instruments evidencing the Permitted Subordinated Indebtedness (without limiting the generality of the foregoing, it is understood that any increase in interest, fees or other amounts payable in connection therewith, or any amendment that imposes additional covenants or events of default or makes more restrictive the covenants or events of default contained therein, shall require the consent of the Required Lenders).

      SECTION 6.11. Amendment of Constitutive Documents; Change in Corporate Structure. (i) Permit any amendment or modification to be made to the certificate of incorporation or By-laws of Holdings or of any Restricted Subsidiary if such amendment or modification is materially adverse to the interests of the Lenders or (ii) permit any Restricted Subsidiary to issue any capital stock or other equity interest to any person other than the Borrower or its wholly owned subsidiaries.

      SECTION 6.12. Business of Holdings and Restricted Subsidiaries. (a) Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental or related thereto or (b) fail to maintain and operate such business in substantially the manner in which it is presently conducted and operated (other than as contemplated herein) if such failure would materially adversely affect the Credit Agreement Creditors; provided, however, that the activities of Holdings shall be limited to (i) the ownership of the stock of the Borrower together with activities directly related thereto, (ii) the ownership of the stock of Unrestricted Subsidiaries described in clause (ii) of the definition of such term set forth in Section 1.01 together with activities directly related thereto, (iii) performance of its obligations under the Loans Documents and (iv) actions required by law to maintain its status as a public company.

      SECTION 6.13. Restrictive Agreements. Enter into any indenture, agreement, instrument or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the granting of Liens, the provi-sion of Guarantees or the payment of dividends or the making of loans or advances or transfers of property or assets by Holdings or any of the Restricted Subsidiaries other than restrictions (i) on the granting of Liens on assets that are encumbered by Liens permitted under clauses (b), (i), (k),
(l) or (r) of Section 6.04 or (ii) contained in agreements relating to Indebtedness not in excess of $10,000,000 in the aggregate.

      SECTION 6.14. Interest Coverage Ratio. In the case of Holdings, permit the Interest Coverage Ratio for any period of four (or, if less, the number of full fiscal quarters ending after the Closing Date) consecutive fiscal quarters to be less than the ratio set forth below opposite the period which includes the last day of such period of consecutive fiscal quarters:

                   Period:                         Amount:

             August 1, 1994 - April 30, 1995       3.00 to 1.00
             May 1, 1995 - January 31, 1996        3.25 to 1.00
             February 1, 1996 - January 31, 1997   3.75 to 1.00
             February 1, 1997 - January 31, 1998   4.25 to 1.00
             Thereafter                            4.75 to 1.00

    SECTION 6.15. EBITDA. In the case of Holdings, until such time as $175,000,000 of the Term Loans and Canadian Term Loans have permanently and irrevocably been repaid, permit its EBITDA for any fiscal year to be less than $175,000,000.

    SECTION 6.16. Leverage Ratio. In the case of Holdings, permit the Leverage Ratio as of the last day of any fiscal quarter occurring during any period set forth below to be greater than the ratio set forth below for such period:

              Quarter Ending:                             Ratio:

              October 31, 1994                         3.75 to 1.00
              January 31, 1995                         3.50 to 1.00
              April 30, 1995                           3.50 to 1.00
              July 31, 1995                            3.50 to 1.00
              October 31, 1995                         3.25 to 1.00
              January 31, 1996                         3.25 to 1.00
              February 1, 1996 - January 31, 1997      3.00 to 1.00
              February 1, 1997 - January 31, 1998      2.75 to 1.00
              February 1, 1998 - January 31, 1999      2.50 to 1.00
              Thereafter                               2.25 to 1.00

    SECTION  6.17.   Current  Ratio.   In  the case  of  Holdings, permit  the
Current Ratio to be less than 1.25:1.00 on the last day of any fiscal quarter.


    SECTION 6.18. Tax Sharing. File or consent to the filing of any consolidated income tax return with any person (other than Holdings, the Restricted Subsidiaries and Unrestricted Subsidiaries that have entered into the existing Tax Sharing Agreements).

    SECTION 6.19. Significant Subsidiaries. Permit the Significant Subsidiaries to account for less than 85% of the consolidated assets of Holdings at any time or 90% of the consolidated EBITDA of Holdings for any two consecutive periods of four fiscal quarters.

    SECTION 6.20. Inactive Subsidiaries. Permit any Inactive Subsidiary, at any time, to fail to satisfy any of the criteria set forth in the definition of Inactive Subsidiary in Section 1.01.



                                 ARTICLE VII.

                               EVENTS OF DEFAULT

      In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Docu-ment, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or reimbursement of any Letter of Credit Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

         (d) default shall be made in the due observance or performance by the Borrower, the Canadian Borrower or Holdings or any subsidiary thereof of any covenant, condition or agreement contained in Section 2.12(e), 5.01(a), 5.05(a), 5.08 or 5.10 or in Article VI;

         (e) default shall be made in the due observance or performance by the Borrower, the Canadian Borrower or Holdings or subsidiary thereof of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days in the case of Sections 5.01(b), 5.02, 5.09 and 5.13 and 15 days in the case of all others, in each case after notice thereof from the Administrative Agent or any Lender to Holdings, the Canadian Borrower or the Borrower;

         (f) Holdings, any Restricted Subsidiary or any Significant Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of Indebtedness having an aggregate principal or notional amount in excess of $7,500,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreements or instruments evidencing or governing any Indebtedness having an aggregate principal amount in excess of $7,500,000 if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity; or a termination event or comparable event shall occur under the documents governing the Permitted Receivables Financing entitling the persons financing the receivables owned by the Finance Subsidiary to stop funding the purchase of receivables of all sellers of receivables to the Finance Subsidiary;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or Holdings or any

      Significant Subsidiary, or of a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary or (iii) the winding-up or liquidation of the Borrower or Holdings or any Significant Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h)     the Borrower or  Holdings or any Significant Subsidiary shall
      (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law or comparable foreign law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or Holdings or any Significant Subsidiary or for a substantial part of the property or assets of the Borrower or Holdings or any Significant Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
      (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (to the extent not covered by insurance) shall be rendered against Holdings, any Restricted Subsidiary or any Significant Subsidiary or any combination thereof and the same shall remain undischarged or stayed for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or any Restricted Subsidiary to enforce any such judgment;

         (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower, any Guarantor or any of their ERISA Affiliates to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06(b)(iii), the Administrative Agent shall have notified the Borrower in writing that
      (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and
      (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to adminis-ter any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

         (k) (i) the Borrower, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower, any Guarantor or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $7,500,000 or requires payments exceeding $7,500,000 in any year;

         (l) the Borrower, any Guarantor or any of their ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower, the Guarantors and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $7,500,000;

         (m)     there shall have occurred a Change in Control;

         (n) (i) any Loan Document shall for any reason be asserted by Holdings or any of its subsidiaries not to be a legal, valid and binding obligation of the respective parties thereto, (ii) any security interest or Lien purported to be created by the Pledge Agreement and to extend to assets which are not immaterial to Holdings and its subsidiaries on a consolidated basis shall for any reason (except to the extent resulting from the negligent or wilful failure of the Collateral Agent to retain possession of the applicable collateral) cease to be, or any security interest or Lien purported to be created by the Pledge Agreement and to extend to any assets of Holdings or its subsidiaries shall for any reason be asserted by Holdings or any of its subsidiaries not to be, a valid, first priority perfected security interest (subject to no Liens other than Liens not prohibited by any applicable provision of the Loan Documents) in such collateral (other than cash proceeds which are not identifiable proceeds) or (iii) the Obligations and the guarantees thereof pursuant to the Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Permitted Subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms;

         (o) any Selling Stockholder shall fail to comply with any provision of the arrangements described in Section 4.02(s);

         (p) the Finance Subsidiary shall engage in any business or activity other than the purchase of receivables from the Restricted Subsidiaries and the sale of such receivables and activities incidental thereto; or

         (q) on or prior to the date which is 35 days after the Closing Date Holdings shall not have received as gross proceeds from the sale of Holdings Common Stock after the Closing Date to Blackstone and WP or to other persons an amount equal to the excess, if any, of (i) $250,000,000 over (ii) the aggregate gross proceeds from the issuance by Holdings of its Common Stock in the Public Offering and the Private Placement (with the result that the gross proceeds received by Holdings from the issuance of its Common Stock in the Public Offering and the Private Placement equal at least $250,000,000);

then, and in every such event (other than an event with respect to the Borrower or the Canadian Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower and the Canadian Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the Canadian Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Canadian Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower or the Canadian Borrower described in paragraph (g) or
(h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the Canadian Borrower accrued hereunder and under any other Loan Document, shall

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                                                                          69


automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Canadian Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.



                                 ARTICLE VIII.

                           THE ADMINISTRATIVE AGENT

      In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Banks. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder or the Issuing Bank, as applicable, and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents (including the power to execute and deliver the Intercreditor
Agreement if and when requested to do so by any holders of any Permitted Acquisition Indebtedness), together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower or the Canadian Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and Issuing Bank copies of all notices, financial statements and other materials delivered by the Borrower or the Canadian Borrower pursuant to this Agreement as received by the Administrative Agent. In acting as Collateral Agent Chemical Bank shall be entitled to the rights and benefits, and subject to the obligations, set forth for the Administrative Agent under this Article VIII, mutatis mutandis, which Article is hereby incorporated by reference, mutatis mutandis, in each of the Guarantee Agreement and the Pledge Agreement.

      Neither the Administrative Agent nor any Issuing Bank nor any of their respective affiliates, directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or the Canadian Borrower or any Guarantor of any of the terms, conditions, covenants or agreements contained in any Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of the Notes or the Issuing Bank for the due execution (other than by the Administrative Agent), genuineness, validity, enforceability (other than against the Administrative Agent) or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (and the Issuing Banks, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note and the Issuing Banks. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor the Issuing Banks nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or the Canadian Borrower on account of the failure of or delay in performance or breach by any Lender (or, in the case of the Administrative Agent, by any Issuing Bank) of any of its obligations hereunder or to any Lender (or, in the case of the Administrative Agent, to any Issuing Bank) on account of the failure of or delay in performance or breach by any other Lender or the Borrower, the Canadian Borrower or any Guarantor of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Administrative Agent and each Issuing Bank may execute any and all duties hereunder by or through agents or affiliates and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      The Lenders hereby acknowledge that neither the Administrative Agent nor any Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank, the Canadian Borrower and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor, with the consent of the Borrower (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, with the consent of the Borrower (not to be unreasonably withheld), which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which is also a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      With respect to the Loans made by it hereunder and the Notes issued to it and the Letter of Credit participations acquired by it, each of the Administrative Agent and each Issuing Bank in its individual capacity and not as Administrative Agent or Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent or an Issuing Bank, as the case may be, and the Administrative Agent and its Affiliates and each Issuing Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the Canadian Borrower or any subsidiary or other Affiliate thereof as if it were not the Administrative Agent or an Issuing Bank, as the case may be.

      Each Lender recognizes that applicable laws, rules, regulations or guidelines of Governmental Authorities may require the Administrative Agent to determine whether the transactions contemplated hereby should be classified as "highly leveraged" or assigned any similar or successor classification, and that such determination may be binding upon the other Lenders. Each Lender understands that any such determination shall be made solely by the Administrative Agent based upon such factors (which may include, without limitation, the Administrative Agent's internal policies and prevailing market practices) as the Administrative Agent shall deem relevant and agrees that the Administrative Agent shall have no liability for the consequences of any such determination.

      Each Lender agrees (i) to reimburse each of the Administrative Agent and, if such Lender is a Revolving Lender, each Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitments hereunder or its Revolving Credit Commitment, if any, in the case of reimbursement of any Issuing Bank) of any reasonable expenses incurred for the benefit of the Lenders by the Administrative Agent or, if applicable, such Issuing Bank, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless each of the Administrative Agent and, if such Lender is a Revolving Lender, each Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or an Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or the Canadian Borrower; provided that no Lender shall be liable to the Administrative Agent or any Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or such Issuing Bank, as the case may be, or any of their directors, officers, employees or agents.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

      The Managing Agents shall have no rights or duties except as expressly set forth in this Agreement. The Lead Managers shall have no rights or duties under the Loan Documents.


                                  ARTICLE IX.

                                 MISCELLANEOUS

      SECTION 9.01.  Notices.   Notices and other communications  provided for
herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex or telecopy, as follows:

         (a) if to Holdings or to the Borrower, to it at 701 McCullough Drive, Charlotte, North Carolina 28262, Attention of Chief Financial Officer (Telecopy No. 704-548-2330) with copies to 210 Madison Avenue, 6th Floor, New York, New York 10016, Attention of General Counsel (Telecopy No. 212-578-1269);

         (b) if to the Canadian Borrower, to it at 150 Collins Street, Farnham, Quebec, J2N 2R6, Canada, Attention Controller (Telecopy No. 514-293-6657) with copies to the Borrower, Attention of Chief Financial Officer (Telecopy No. 704-548-2330) and Elizabeth R. Philipp (Telecopy No. 212-578-1269);

         (c) if to the Administrative Agent, to it at 270 Park Avenue (10th Floor), New York, New York 10017, Attention of Susan Kjorlien (Telecopy No. 212-270-3277);

         (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex or telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

      SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower, the Canadian Borrower and the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the

                                                                            72
Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15 and 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

      SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Canadian Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Issuing Bank, the Administrative Agent and each Lender and their respective successors and assigns, except that none of the Borrower, the Canadian Borrower or Holdings shall have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

      SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Canadian Borrower, Holdings, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes and participations in Letters of Credit held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Revolving Credit Commitments, Delayed Draw Term Commitments, Canadian Term Commitments and Term Commitments); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consents shall not be unreasonably withheld or delayed),
(ii) after giving effect to such assignment, the aggregate amount of the Loans owing to, and the Letter of Credit Exposure and unused Commitments of, the assignee and its Affiliates and of the assignor (unless the assignor ceases to be a Lender) and its Affiliates shall not be less than 10/625ths of the sum of the aggregate amount of outstanding Loans, the Letter of Credit Exposure and the unused Commitments at such time, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment, Delayed Draw Term Loan Commitment, Canadian Term Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans, Delayed Draw Term Loans, Canadian Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such

Assignment and Acceptance, (ii)
except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, the Canadian Borrower or any Guarantor or the performance or observance by the Borrower, the Canadian Borrower or any Guarantor of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, any Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) The Administrative Agent shall maintain at its address referred to in subsection 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The Administrative Agent shall separately record the names and addresses of each Lender that holds Notes in the
Register. The Administrative Agent shall also record the amount of the Commitments of, and the aggregate principal amount of Loans owing to, and the Letter of Credit Exposure of, such Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Canadian Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register as the owner of the Notes, the Commitments and the Loans and Letter of Credit Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Canadian Borrower the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such assignment, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Within five Business Days after receipt of notice, the Borrower or the Canadian Borrower, as the case may be, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3, A-4 or A-5 hereto, as appropriate. Canceled Notes shall be returned to the Borrower or the Canadian Borrower, as the case may be. Notwithstanding anything to the contrary contained herein, no assignment under Section 9.04(b) of any rights or obligations under or in respect of the Notes or Loans evidenced by the Notes shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04, including, without limitation, the Notes being assigned in connection with such transfer, and such other documents as the Administrative Agent may reasonably request.

      (f) Each Lender may without the consent of the Borrower, the Canadian Borrower, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Notes and participations in Letters of Credit held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15, 2.18 and 9.06(a) to the same extent as if they were Lenders, provided, that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrower, the Canadian Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower or the Canadian Borrower, as the case may be, relating to the Loans and participations in Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any final maturity date, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Pledged Securities or any Guarantor from the Guarantee Agreement unless all or substantially all of the capital stock of such subsidiary is sold in a transaction permitted by this Agreement). Each Lender will disclose the identity of its participants to the Borrower and Administrative Agent if requested by the Borrower or the Administrative Agent.

      (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the Canadian Borrower furnished to such Lender by or on behalf of the Borrower or the Canadian Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.17.

      (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder.

      (i) None of the Borrower, Holdings or the Canadian Borrower shall assign or delegate any of its rights or duties hereunder.

      SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Docu-ments, or by the Administrative Agent in connection with the syndication of the Commitments or the administration of this Agreement, or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent, any Issuing Bank or any Lender (but no more than one such counsel for any Lender).

      (b) The Borrower agrees to indemnify the Administrative Agent, each Issuing Bank, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Recapitalization Transactions and the other transactions contemplated thereby,
(ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, any Lender and its directors, officers, employees and agents as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i), (ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of (i) any Environmental Claim, (ii) any violation of any Environmental Law, or (iii) any act, omission, event or circumstance (including the actual, proposed or threatened, release, removal, disposition, discharge or transportation, storage, holding, existence, generation, processing, abatement, handling or presence on, into, from or under any present, past or future property of Holdings or any of its subsidiaries of any Contaminant), regardless of whether the act, omission, event or circumstance constituted a violation of Environmental Law at the time of its existence or occurrence; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such, losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its employers, officers, directors, employees or agents.

      (c) The Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

      (d) Holdings, the Canadian Borrower and the Borrower shall not, and shall not permit any of their subsidiaries to, bring any demand, claim, cost recovery or other action they may now or hereafter have against any Indemnitee resulting from any Environmental Claim; provided that this paragraph (d) shall not, as to any Indemnitee, apply to the extent that such Environmental Claim has been determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its employers, directors, officers, employees or agents.

      (e) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.18 and Section 19 of the Guarantee Agreement.

      (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

      SECTION 9.06. Right of Setoff; Sharing. (a) If an Event of Default shall have occurred and be continuing, each Lender (including each Issuing
Bank) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or the Canadian Borrower against any of and all the obligations of the Borrower or the Canadian Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or interest in Letters of Credit, or interest thereon, then due, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (g) or (h) of Article VII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans and interests in Letters of Credit, or interest thereon, then due, such
benefitted  Lender  shall  purchase   for  cash  from  the  other   Lenders  a
participating interest in such portion of each such other Lender's Loans and interests in Letters of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

      SECTION  9.07.   Applicable  Law.   THIS  AGREEMENT AND  THE  OTHER LOAN
DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower, the Canadian Borrower or Holdings therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower, the Canadian Borrower or Holdings in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Canadian Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or any Letter of Credit Disbursement, without the prior written consent of each Lender affected thereby, (ii) extend any Term Loan Repayment Date or Delayed Draw Term Loan Repayment Date or Canadian Term Loan Repayment Date (other than, in each case, final maturity) or any other date on which principal of the Loans is due, or extend any date on which payment of interest on any Loan or reimbursement of any Letter of Credit Disbursement is due, without the prior written consent of (A) in the case of Term Loans, Canadian Term Loans or Delayed Draw Terms Loans, Lenders with Term Loans, Canadian Term Loans or Delayed Draw Term Loans, as the case may be, representing at least 80% of the aggregate principal amount of the Term Loans, Canadian Term Loans and Delayed Draw Term Loans then outstanding or (B) in the case of Loans under the Revolving Credit Commitments and Letter of Credit Disbursements, Lenders with Revolving Credit Commitments representing at least 80% of the aggregate Revolving Credit Commitments then in effect, (iii) increase or extend the Commitment or decrease the Commitment Fees or Letter of Credit Fees or other fees of any Lender without the prior written consent of such Lender,
(iv) amend or modify the provisions of Section 2.09(c) or 2.16, the provisions of this Section or the definition of "Required Lenders", or release substantially all the Pledged Securities from the Lien of the Pledge Agreement or release any Guarantor from the Guarantee Agreement unless all or substantially all of the capital stock of such subsidiary is sold in a transaction permitted by this Agreement, without the prior written consent of each Lender or (v) waive, amend or modify paragraph (q) of Article VII without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or the Issuing Banks acting as such at the effective date of such agreement, as the case may be. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

      SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on the subsequent payment dates to the extent not exceeding the legal limitation.

      SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

      SECTION 9.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

      SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effec-tive as provided in Section 9.03.

      SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of the Borrower, the Canadian Borrower and Holdings hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or Holdings or their properties in the courts of any jurisdiction.

      (b) Each of the Borrower, the Canadian Borrower and Holdings hereby irrevocably and unconditionally waives, to the fullest extent they may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase dollars with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

      (b) The obligation of each of the Borrower and the Canadian Borrower in respect of any sum due to the Administrative Agent, any Lender or any Issuing Bank hereunder or under any other Loan Document in US dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than US dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the Administrative Agent, such Lender or such Issuing Bank may in accor-dance with normal banking procedures purchase US dollars in the amount originally due to the Administrative Agent, such Lender or such Issuing Bank with the judgment currency. If the amount of US dollars so purchased is less than the sum originally due to the Administrative Agent, such Lender or such Issuing Bank, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such Issuing Bank against the resulting loss.

      SECTION 9.17. Confidentiality. Each of the Lenders, the Issuing Banks and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Borrower and the Canadian Borrower furnished to it by or on behalf of the Borrower or the Canadian Borrower (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party, (y) has been independently developed by such party without violating this Section or (z) was available to such party from a third party having, to such party's knowledge, no obligation of confidentiality to the Borrower or the Canadian Borrower) and shall not reveal the same other than (i) to its directors, officers, employees and advisors with a need to know and (ii) as contemplated by Section 9.04(g), except: (a) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (b) as part of normal reporting or review procedures to Governmental Authorities or its parent companies, Affiliates or auditors and (c) in order to enforce its rights under any Loan Document in a legal proceeding.


      IN WITNESS WHEREOF, the Borrower, the Canadian Borrower Holdings, the Administrative Agent, and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          COLLINS & AIKMAN PRODUCTS CO.


                                            by           Mark Remissong
                                              Name:   Mark Remissong
                                              Title:     Senior Vice President


                                          COLLINS & AIKMAN CORPORATION


                                            by           Mark Remissong
                                              Name:   Mark Remissong
                                              Title:     Senior Vice President



                                          WCA CANADA INC.


                                          by             Mark Remissong

                                              Name:   Mark Remissong
                                              Title:     Senior Vice President

                                          CHEMICAL  BANK,  as   Administrative
                                          Agent and Collateral Agent and as  a
                                          Lender


                                            by          Suzanne Kjorlien
                                              Name:  Suzanne Kjorlien
                                              Title:    Vice President


                                          CONTINENTAL BANK,  N.A., as Managing
                                          Agent and as a Lender


                                            by          L. Dustin Vincent, III
                                              Name:  L. Dustin Vincent, III
                                              Title:    Vice  President


                                          NATIONSBANK, N.A., as Managing Agent

                                            and as a Lender


                                            by          J. Timothy Martin
                                              Name:  J. Timothy Martin
                                              Title:    Senior Vice President


                                          BANK OF AMERICA NATIONAL TRUST &
                                              SAVINGS  ASSOCIATION,   as  Lead
                                          Manager and as a Lender


                                            by          Laura Ann Marshall

                                              Name:  Laura Ann Marshall
                                              Title:    Vice President


                                          CREDIT LYONNAIS CAYMAN ISLAND
                                            BRANCH, as  Lead Manager and  as a
                                          Lender


                                          by              Frederick S. Haddad

                                              Name:     Frederick S. Haddad
                                              Title:    Authorized  Signature


                                          THE INDUSTRIAL BANK OF JAPAN, LTD.,
                                            as Lead Manager and as a Lender


                                          by              Naoaki Nakatsugawa

                                              Name:     Naoaki Nakatsugawa
                                              Title:    Joint  General Manager

                                          THE LONG-TERM CREDIT BANK OF JAPAN,
                                            LTD., as  Lead  Manager and  as  a
                                          Lender


                                          by              Mitsuo Matsunaga

                                              Name:     Mitsuo Matsunaga
                                              Title:       Vice President


                                          THE TORONTO-DOMINION BANK,
                                            as Lead Manager and as a Lender


                                          by              Horace J. Zona, III
                                              Name:     Horace J. Zona, III
                                              Title:       Director


                                          THE FIRST NATIONAL BANK OF BOSTON,
                                            as a Lender


                                          by              William C. Purington
                                              Name:     William C. Purington
                                              Title:       Vice President


                                          BANK OF SCOTLAND, as a Lender


                                          by              Catherine M. Onnifrey
                                              Name:     Catherine M. Onnifrey
                                              Title:


                                          THE BANK OF TOKYO TRUST COMPANY,
                                            as a Lender


                                          by              Charles S. Poer
                                              Name:     Charles S. Poer
                                              Title:       Vice President



                                          BANQUE PARIBAS, as a Lender


                                         by        David Buseck/Gary A. Binning
                                            Name:  David Buseck/Gary A. Binning
                                            Title: Vice President/Vice President

                                          BARCLAYS BANK PLC, as a Lender


                                          by              Philip S. A. Capparis
                                              Name:     Philip S. A. Capparis
                                              Title:       Associate Director


                                          BRANCH BANKING AND TRUST COMPANY,
                                            as a Lender


                                          by              Robert A. Wentworth
                                              Name:     Robert A. Wentworth
                                              Title:    Senior  Vice President


                                          CIBC Inc., as a Lender


                                          by           Charles J. Klenk
                                              Name:  Charles J. Klenk
                                              Title: Vice President,
                                                     Corporate Finance


                                          COMPAGNIE FINANCIERE DE CIC ET DE
                                            L'UNION EUROPEENE, as a Lender


                                          by         Sean Mounier Marcus Edward
                                              Name:  Sean Mounier Marcus Edward
                                              Title:       Vice President


                                          THE NIPPON  CREDIT BANK, LTD.,  as a
                                          Lender


                                          by              Clifford Abramsky
                                              Name:     Clifford Abramsky
                                              Title: Vice President & Manager


                                          SOCIETE GENERALE, as a Lender


                                          by         Cathrine Scaillier-Loiseau
                                              Name:  Cathrine Scaillier-Loiseau
                                              Title:       Vice President

                                          SOCIETY NATIONAL BANK, as a Lender


                                          by              Lawrence A. Mack
                                              Name:     Lawrence A. Mack
                                              Title:       Vice President


                                          THE TRAVELERS INSURANCE COMPANY,
                                            as a Lender


                                          by              Craig Farnsworth
                                              Name:     Craig Farnsworth
                                              Title:       Investment Officer


                                          THE TRAVELERS INDEMNITY COMPANY


                                          by              Craig H. Farnsworth
                                              Name:  Craig H. Farnsworth
                                              Title:    Investment Officer


                                          WACHOVIA BANK OF NORTH CAROLINA,
                                            N.A., as a Lender


                                          by              Joanne M. Starnes
                                              Name:     Joanne M. Starnes
                                              Title:       Vice President


                                          WELLS FARGO BANK, as a Lender


                                          by              Brian S. O'Melveny
                                              Name:     Brian S. O'Melveny
                                              Title:  Assistant Vice President


                                          VAN KAMPEN MERRIT PRIME RATE INCOME
                                            TRUST, as a Lender


                                          by              Jeffrey W. Maillet
                                              Name:     Jeffrey W. Maillet
                                              Title:    Vice  President &
                                                        Portfolio Mgr.

                                          ARAB   BANKING  CORPORATION,   as  a
                                          Lender


                                          by              Sheldon Tilney
                                              Name:     Sheldon Tilney
                                              Title: Deputy General Manager


                                          BANK OF IRELAND
                                            Cayman Branch, as a Lender


                                          by              Roger M. Burns
                                              Name:     Roger M. Burns
                                              Title:       Vice President


                                          THE BANK OF NEW YORK, as a Lender


                                          by              Gregory L. Batson
                                              Name:     Gregory L. Batson
                                              Title: Assistant Vice President


                                          CREDITANSTALT   CORPORATE   FINANCE,
                                          INC.,
                                            as a Lender


                                          by              Robert M. Biringer
                                              Name:     Robert M. Biringer
                                              Title:  Senior Vice President


                                          by              Gregory F. Mathis
                                              Name:     Gregory F. Mathis
                                              Title:       Vice President


                                          CRESTAR BANK, as a Lender


                                          by              T. Patrick Collins
                                              Name:     T. Patrick Collins
                                              Title:       Vice President

                                          FIRST UNION NATIONAL BANK OF NORTH
                                            CAROLINA, as a Lender


                                          by              Bert M. Corum
                                              Name:     Bert M. Corum
                                              Title:       Vice President


                                          FUJI BANK, as a Lender


                                          by              Katsunori Nozawa
                                              Name:     Katsunori Nozawa
                                              Title:   Vice President & Manager


                                          GIROCREDIT BANK, as a Lender


                                          by  John P. Redding/Dhuan G. Stephens
                                       Name:  John P. Redding/Dhuan G. Stephens
                                       Title: Vice President /Vice President


                                          MIDLAND BANK, as a Lender


                                          by              T. D. Reid
                                              Name:     T. D. Reid
                                              Title:       Director


                                          THE MITSUBISHI TRUST AND BANKING
                                            CORPORATION, as a Lender


                                          by            Masataka Ushio
                                              Name:   Masataka Ushio
                                              Title:    Senior Vice  President
                                                           and Chief Manager


                                          NATIONAL CITY BANK, as a Lender


                                          by              Gerald L. Kopp
                                              Name:     Gerald L. Kopp
                                              Title:       Vice President

                                          NBD BANK, N.A., as a Lender


                                          by              Larry E. Schuster
                                              Name:     Larry E. Schuster
                                              Title:       Vice President


                                          THE  SUMITOMO  TRUST &  BANKING CO.,
                                          LTD.
                                            New York Branch, as a Lender


                                          by              Suraj P. Bhatia
                                              Name:     Suraj P. Bhatia
                                              Title:  Senior Vice President
                                                      Manager, Corporate
                                                       Finance II Dept.


                                          UNITED   STATES  NATIONAL   BANK  OF
                                          OREGON, as a
                                            Lender


                                          by              David Wynde
                                              Name:     David Wynde
                                              Title:       Vice President


                                          THE  YASUDA  TRUST  &  BANKING  CO.,
                                          LTD.,
                                            as a Lender


                                          by              Neil T. Chau
                                              Name:     Neil T. Chau
                                              Title: First  Vice  President


                                          CRESCENT/MACH 1 PARTNERS, L.P.

                                          By its General Partner

                                          CRESCENT MACH 1 G.P. CORPORATION

                                          By its attorney-in-fact

                                          CRESCENT CAPITAL CORPORATION


                                          by              Justin Driscoll
                                              Name:       Justin Driscoll
                                              Title:       Vice President

                                                              EXHIBIT A-1
                                                      TO CREDIT AGREEMENT

                         [FORM OF REVOLVING CREDIT NOTE]

                                                        New York, New York
                                                             June __, 1994


            FOR VALUE RECEIVED, the undersigned, COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of __________________ (the "Lender"), at the office of CHEMICAL BANK (the "Administrative Agent") at 270 Park Avenue, New York, New York 10017, on the Revolving Credit Maturity Date, as defined in the Credit Agreement dated as of June __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among the Borrower, WCA Canada Inc., Collins & Aikman Corporation, the Lenders named therein and Chemical Bank, as Administrative Agent, the lesser of the principal sum of _____________ Dollars ($________) and the aggregate unpaid principal amount of all Revolving Loans (as defined in the Agreement) to the Borrower from the Lender pursuant to the Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement. The principal amount of this Note shall be payable on the dates and in the amounts set forth in the Agreement.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under the Agreement or this Note.

            This Note is one of the Revolving Credit Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. The obligations of the Borrower hereunder are secured and guaranteed as provided pursuant to the Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

            THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE AGREEMENT.

                                    COLLINS & AIKMAN PRODUCTS CO.


                                    By: ________________________
                                        Title:

                              LOANS AND PAYMENTS


                                                           Unpaid      Name of
            Amount                     Payments            Principal   Person
             and     Maturity                              Balance     Making
   Date    Type of    Date      Principal      Interest    of Note     Notation
             Loan

                                                                   EXHIBIT A-2
                                                           TO CREDIT AGREEMENT

                       [FORM OF DELAYED DRAW TERM NOTE]

                                                            New York, New York
                                                                 June __, 1994


            FOR VALUE RECEIVED, the undersigned, COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), at the office of CHEMICAL BANK (the "Administrative Agent") at 270 Park Avenue, New York, New York 10017, on the Delayed Draw Term Loan Maturity Date, as defined in the Credit Agreement dated as of June __, 1994 (as amended, supplemented or other modified from time to time, the "Agreement"), among the Borrower, WCA Canada Inc., Collins & Aikman Corporation, the Lenders named therein and Chemical Bank, as Administrative Agent, the lesser of the principal sum of ______________ Dollars ($_________) and the aggregate unpaid principal amount of all Delayed Draw Term Loans (as defined in the Agreement) to the Borrower from the Lender pursuant to the Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement. The principal amount of this Note shall be payable on the dates and in the amounts set forth in the Agreement.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under the Agreement or this Note.

            This Note is one of the Delayed Draw Term Notes referred to in the
Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the scheduled repayment and the optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. The obligations of the Borrower hereunder are secured and guaranteed as provided pursuant to the Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


             THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE LOANS AND PAYMENTS TERMS OF THE AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE AGREEMENT.

                                    COLLINS & AIKMAN PRODUCTS CO.


                                    By: ________________________
                                        Title:

                              LOANS AND PAYMENTS


                                                           Unpaid      Name of
            Amount                     Payments            Principal   Person
             and     Maturity                              Balance     Making
   Date    Type of    Date      Principal      Interest    of Note     Notation
             Loan

                                                                   EXHIBIT A-3
                                                           TO CREDIT AGREEMENT

                              [FORM OF TERM NOTE]

                                                            New York, New York
                                                                 June __, 1994


            FOR VALUE RECEIVED, the undersigned, COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), at the office of CHEMICAL BANK (the "Administrative Agent") at 270 Park Avenue, New York, New York 10017, on the Term Loan Maturity Date, as defined in the Credit Agreement dated as of June __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among the Borrower, WCA Canada Inc., Collins & Aikman Corporation, the Lenders named therein and Chemical Bank, as Administrative Agent, the lesser of the principal sum of ________________ Dollars ($______) and the aggregate unpaid principal amount of all Term Loans (as defined in the Agreement) to the Borrower from the Lender pursuant to the Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement. The principal amount of this Note shall be payable on the dates and in the amounts set forth in the Agreement.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under the Agreement or this Note.

            This  Note is one of the Term  Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the scheduled repayment and the optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. The obligations of the Borrower hereunder are secured and guaranteed as provided pursuant to the Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


            THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE AGREEMENT.

                                    COLLINS & AIKMAN PRODUCTS CO.


                                    By: ________________________
                                        Title:

                              LOANS AND PAYMENTS

                                                            Unpaid      Name of
            Amount                       Payments           Principal   Person
             and     Maturity                               Balance     Making
   Date    Type of     Date       Principal      Interest   of Note     Notation
             Loan

                                              EXHIBIT A-4
                                              TO CREDIT AGREEMENT




                                SWINGLINE NOTE

                                                            New York, New York
                                                                 July __, 1994


            FOR VALUE RECEIVED, the undersigned, COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Chemical Bank (the "Lender"), at the office of CHEMICAL BANK (the "Administrative Agent") at 270 Park Avenue, New York, New York 10017, on the Revolving Credit Maturity Date, as defined in the Credit Agreement dated as of June 22, 1994 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among the Borrower, WCA Canada Inc., Collins & Aikman Corporation, the Lenders named therein and Chemical Bank, as Administrative Agent, the lesser of the principal sum of Ten Million Dollars ($10,000,000) and the aggregate unpaid principal amount of all Swingline Loans (as defined in the Agreement) to the Borrower from the Lender pursuant to the Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement. The principal amount of this Note shall be payable on the dates and in the amounts set forth in the Agreement.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under the Agreement or this Note.

            This Note is the Swingline Note referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. The obligations of the Borrower hereunder are secured and guaranteed as provided pursuant to the Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.


            THIS  NOTE  MAY  NOT BE  TRANSFERRED  EXCEPT  IN  COMPLIANCE  WITH
THELOANS AND PAYMENTS TERMS OF THE AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE AGREEMENT.
                                    COLLINS & AIKMAN PRODUCTS CO.


                                    By: ________________________
                                        Title:

                              LOANS AND PAYMENTS

                                                           Unpaid     Name of
            Amount                       Payments         Principal   Person
           and Type     Maturity                           Balance     Making
   Date    of Loan        Date     Principal    Interest   of Note    Notation

                                                                   EXHIBIT A-5
                                                           TO CREDIT AGREEMENT

                         [FORM OF CANADIAN TERM NOTE]

                                                            New York, New York
                                                                 June __, 1994


            FOR VALUE  RECEIVED, the undersigned, WCA CANADA  INC., a Canadian corporation (the "Canadian Borrower"), hereby promises to pay to the order of ___________________ (the "Lender"), at the office of CHEMICAL BANK (the "Administrative Agent") at 270 Park Avenue, New York, New York 10017, on the Canadian Term Loan Maturity Date, as defined in the Credit Agreement dated as of June __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among the Canadian Borrower, Collins & Aikman Products Co., Collins & Aikman Corporation, the Lenders named therein and Chemical Bank, as Administrative Agent, the lesser of the principal sum of ________________ Dollars ($______) and the aggregate unpaid principal amount of all Canadian Term Loans (as defined in the Agreement) to the Canadian Borrower from the Lender pursuant to the Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement. The principal amount of this Note shall be payable on the dates and in the amounts set forth in the Agreement.

            The Canadian Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Agreement.

            The Canadian Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Canadian Borrower under the Agreement or this Note.

            This Note is one of the Canadian Term Notes referred to in the Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for the scheduled repayment and the optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. The obligations of the Canadian Borrower hereunder are secured and guaranteed as provided pursuant to the Agreement. This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

            THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE AGREEMENT.

                                    WCA CANADA INC.


                                    By: ________________________
                                        Title:

                              LOANS AND PAYMENTS


                                                            Unpaid      Name of
            Amount                       Payments           Principal   Person
             and     Maturity                               Balance     Making
   Date    Type of     Date       Principal      Interest   of Note     Notation
             Loan

                                                                EXHIBIT A-6 TO
                                                              CREDIT AGREEMENT

                          [FORM OF INTERCOMPANY NOTE]

                                                            New York, New York
                                                              _______ __, ____


            FOR VALUE RECEIVED, the undersigned, ____________, a ___________ corporation (the "Payor"), hereby unconditionally promises to pay on demand to the order of __________________ (the "Payee"), at its office located at _________________, or at such other place as the Payee may direct in writing, in lawful money of the United States of America and in immediately available funds, the lesser of ________________________ DOLLARS ($__________) (the
"Maximum Amount") and the principal amount of all loans made to the Payor by the Payee. Amounts repaid by Payor hereunder may be reloaned by the Payee provided that the aggregate outstanding principal amount of all loans made hereunder may not exceed the Maximum Amount at any time. The undersigned further agrees to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid in full at the rate agreed to by the Payor and the Payee from time to time. Such interest shall be payable on the date of any payment of principal hereof on the amount so paid.

            The Payor agrees that the accounts of the Payee shall be prima facie evidence of the amounts loaned by the Payee to the undersigned and the amounts repaid by the undersigned to the Payee. All loans made by the Payee to the Payor hereunder, and all payments made on account of principal hereof, shall be recorded by the Payee in its accounts, provided that the failure by the Payee to make any such recording shall not affect the liability of the Payor hereunder. The obligations of the Payor under this Note shall be absolute and the Payor hereby irrevocably waives any right (whether arising by operation of law or otherwise) to any setoff, counterclaim or reduction of its obligations with respect to any amounts payable under this Note based on any claims that the Payor has against the Payee, its affiliates or any other person.

            All payments in respect of this Note shall be made not later than 12:00 Noon (New York time) on the date on which any such payment is due in immediately available funds to account #___________ with CHEMICAL BANK; provided that following delivery of a Demand (as defined below), all payments shall be made in accordance with instructions in the Demand (as defined below). If payment hereunder is due on a day that is not a Business Day, the date for such payment shall be the immediately succeeding Business Day.

            This Note is one of the Intercompany Notes referred to in the Credit Agreement dated as of June __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Collins & Aikman Products Co. (the "Borrower"), Collins & Aikman Corporation ("Holdings"), WCA Canada Inc. (the "Canadian Borrower"), the Lenders named therein and Chemical Bank, as Administrative Agent. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

            Loans hereunder may be prepaid at the option of the Payor. This Note shall be payable in full on or prior to ________ __, 199_ , and in full or in part pursuant to a written demand (a "Demand") from the Collateral Agent or the Payee to the Payor, at which time the Payor shall make all payments of the amounts so demanded to the account designated in the Demand on the date specified in the Demand.

            The Payor hereby waives presentment for payment, demands, notice of dishonor and protest of this Note and further agrees that none of its terms or provisions may be waived, altered, modified or amended except as the Payee may consent in a writing duly signed for and on its behalf. No failure or delay on the part of the Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

            The Payor also agrees to pay on demand all costs and expenses (including fees and expenses of counsel) incurred by the Payee or its successors and assigns in enforcing this Note.

            This Note is binding upon the Payor and its successors and assigns and is for the benefit of the Payee and its successors and assigns, except that the Payor may not assign or otherwise transfer its rights or obligations under this Note. The Payor hereby acknowledges and consents to the assignment by the Payee to the Collateral Agent of all of its right, title and interest in this Note and all collateral security herefor in accordance with the Pledge Agreement, dated as of June __, 1994, among the Borrower, Holdings, the Payee, the Subsidiary Pledgors named therein and the Collateral Agent, as amended, modified or supplemented from time to time.

            The Payor and the Payee, by its acceptance hereof, agree for the benefit of the Collateral Agent not to amend, modify or terminate the provisions of, or assign any of their respective rights or obligations under, this Note without the prior written consent of the Collateral Agent as long as any amounts are payable to the Administrative Agent, the Lenders or the Issuing Banks under the Loan Documents.

            THE PAYOR (A) AGREES THAT ANY CLAIM BROUGHT BY THE PAYEE ARISING OUT OF THIS NOTE SHALL BE SUBJECT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND APPELLATE COURTS THEREFROM (AND IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO SUCH JURISDICTION) AND
(B) IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT. THE PAYOR FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY A SUIT ON THE JUDGMENT OR IN ANY MANNER PROVIDED BY LAW. FOR THE PURPOSE OF PROCEEDINGS IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, THE PAYOR HEREBY IRREVOCABLY DESIGNATES _____________________ WITH OFFICES ON THE DATE HEREOF AT _______________, NEW
YORK, NEW YORK _____, AS ITS AGENT TO ACCEPT ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS OR OTHER DOCUMENTS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING IN ANY OF SUCH COURTS AND FURTHER AGREES THAT (1) SERVICE UPON SUCH AGENT
SHALL CONSTITUTE VALID AND EFFECTIVE SERVICE UPON THE PAYOR AND THAT FAILURE OF ANY SUCH AGENT TO GIVE ANY NOTICE OF SUCH SERVICE TO THE PAYOR SHALL NOT AFFECT THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON AND (2) THAT SERVICE OF ANY AND ALL SUCH PROCESS OR OTHER DOCUMENTS ON THE PAYOR MAY ALSO BE EFFECTED BY REGISTERED MAIL TO ITS ADDRESS AS SET FORTH BELOW.

            All payments made under this Note shall be made in United States Dollars, and, if for any reason any payment made hereunder is made in a currency (the "Other Currency") other than United States Dollars, then to the extent that the payment actually received by the Payee when converted into United States Dollars at the Rate of Exchange (as defined below) on the date of payment (or as soon thereafter as it is practicable for the Payee to purchase United States Dollars, or, in the case of the liquidation, insolvency, bankruptcy or analogous process of the Payor, at the Rate of Exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency, bankruptcy or analogous process) falls short of the amount due hereunder, the Payor shall, as a separate and independent obligation of the Payor, indemnify the Payee and hold the Payee harmless against the amount of such shortfall. As used in this Note, the term "Rate of Exchange" means the rate at which the Payee is able on the relevant date to purchase United States

Dollars with the  Other Currency
and shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States Dollars.

            THE PAYOR AND BY ITS ACCEPTANCE HEREOF, THE PAYEE, EACH HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY AND THE LAWS OF THE STATE OF NEW YORK.

                                    [PAYOR]


                                    By:
                                    ________________________________________
                                        Name:
                                        Title:

                                    Address: ________________________________
                                           __________________________________
                                           __________________________________


                                    Telecopy:
                                    Attention:



PAY TO THE ORDER OF __________________________________

[PAYEE]


By: __________________________________
    Name:
    Title:

                                                                     EXHIBIT B
                                                           TO CREDIT AGREEMENT

                      [FORM OF ASSIGNMENT AND ACCEPTANCE]

            Reference is made to the Credit Agreement dated as of June __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Collins & Aikman Products Co., a Delaware corporation (the "Borrower"), WCA Canada Inc., a Canadian corporation (the "Canadian Borrower"), Collins & Aikman Corporation, the Lenders listed in
Schedule 2.01 thereto (the "Lenders") and Chemical Bank, as Administrative Agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

            1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Term Loan Commitment, Delayed Draw Term Loan Commitment, Swingline Commitment, Revolving Credit Commitment and Canadian Term Loan Commitment of the Assignor on the Effective Date and the Term Loans, Delayed Draw Term Loans, Swingline Loans, Revolving Loans and Canadian Term Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date, the Assignor's participations in all Letters of Credit and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents (including, without limitation, the Intercreditor Agreement) and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) the Notes evidencing the Loans included in the Assigned Interest, (ii) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(f) of the Credit Agreement, duly completed and executed by such Assignee,
(iii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit C to the Credit Agreement and (iv) a processing and recordation fee of $3,500.

            3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment unless a shorter time is consented to by Administrative Agent):

       Facility               Principal Amount      Percentage Assigned of
                                  Assigned         Facility and Commitment
                                                  Thereunder (set forth, to
                                                  at least 8 decimals, as a
                                                  percentage of the Facility
                                                      and the aggregate
                                                    Commitments of Lender
                                                         thereunder)

 Revolving Credit     $                                       %
 Facility:
 Swingline Facility:  $                                       %

 Term Loan Facility:  $                                       %


 Delayed Draw Term    $                                       %
 Loan Facility:
 Canadian Term Loan   $                                       %
 Facility:

 Fees Assigned (if    $                                       %
 any):


After giving effect to this assignment, the aggregate amount of the Revolving Credit Commitment, unutilized Delayed Draw Term Loan Commitment and Swingline Commitment of and Term Loans, Delayed Draw Term Loans and Canadian Term Loans at the time owing to the Assignor (or, prior to the Closing Date, such Assignor's unutilized Term Loan Commitment, Delayed Draw Term Loan Commitment and Canadian Term Loan Commitment) is $______.

The terms set forth herein
are hereby agreed to:

________________, as Assignor


By:___________________
   Name:
   Title:


________________, as Assignee


By:___________________
   Name:
   Title:


Accepted:


CHEMICAL BANK, as Administrative Agent


By:___________________
   Name:
   Title:

COLLINS & AIKMAN PRODUCTS CO.
(if required)


By:___________________
   Name:
   Title:

                                                                     EXHIBIT C
                                                           TO CREDIT AGREEMENT

                         Administrative Questionnaire
                         Collins & Aikman Products Co.
                  Credit Agreement dated as of June __, 1994



Please accurately complete the following information and return via FAX to the attention of ___________ at Chemical Bank Agency Services Corporation no later than __________, June __, 1994 at
FAX Number (212) ___-____.

BANK LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:


GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:


POST CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:


Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

FAX Number:

TAX WITHHOLDING:

      Non Resident Alien             Y*    N

      * Form 4224 Enclosed

      Tax ID Number


POST CLOSING, ONGOING ADMINISTRATIVE CONTACTS/NOTIFICATION
   METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code;

Phone Number:

FAX Number:


PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:


Routing Transit/ABA number of Bank where funds are to be transferred:


Name of Account, if applicable:



Account Number:

Additional information:




MAILINGS:
Please specify who, subsequent to closing, the Borrower should send financial and compliance information to (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:
It is very important that all of the above information is accurately filled in and returned no later than ___________, June __, 1994. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire.
If you have any questions on this form, please call _______________ at (212)
___-____.

                                                                  EXHIBIT D TO
                                                              CREDIT AGREEMENT
                              GUARANTEE AGREEMENT

            GUARANTEE AGREEMENT dated as of July 13, 1994, among COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), each of the subsidiaries of Holdings listed on the signature pages hereto and each subsidiary of Holdings executing a Supplement in the form of Annex I hereto (individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors together with Holdings are referred to individually as a "Guarantor" and collectively as the "Guarantors") and CHEMICAL BANK ("Chemical"), as collateral agent (in such capacity, herein called the "Collateral Agent"), in favor of the Secured Parties (as defined herein).

                                   RECITALS

            WHEREAS, Collins & Aikman Products Co., a wholly owned Subsidiary of Holdings (the "Borrower"), WCA Canada Inc., an indirect wholly owned Subsidiary of Holdings (the "Canadian Borrower"), Holdings, certain financial institutions (the "Lenders") and Chemical Bank, as administrative agent (in such capacity, the "Administrative Agent"), are parties to the Credit Agreement dated as of June 22, 1994 (such agreement as it may be amended, restated, supplemented, or otherwise modified from time to time, referred to herein as the "Credit Agreement"; capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make available certain credit facilities to the Borrower and the Canadian Borrower;

            WHEREAS,  the  Borrower  may from  time  to  time  incur Permitted
Acquisition Indebtedness permitted by (and as defined in) the Credit Agreement, which, at the option of the Borrower, may be guaranteed and secured on a pari passu basis with the Loans and other obligations of the Borrower under the Credit Agreement;

            WHEREAS, the Borrower may from time to time enter into interest rate protection agreements (including interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect the Borrower and the Canadian Borrower against fluctuations in interest rate) and currency hedge agreements with one or more Lenders;

            WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee Agreement to the Collateral Agent; and

            WHEREAS, each Guarantor will obtain benefits as a result of extensions of credit to the Borrower and the Canadian Borrower under the Credit Agreement and any Permitted Acquisition Indebtedness Agreement (as herein defined) and the entering into of the Interest Rate Agreements with any Lenders, which benefits are hereby acknowledged, and each Guarantor, accordingly, desires to enter into this Guarantee Agreement in order to satisfy the condition precedent described in the foregoing paragraph;

            NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to make the Loans and other extensions of credit thereunder, and the Permitted Acquisition Indebtedness Creditors to enter into the Permitted Acquisition Indebtedness Agreements and to provide the Permitted Acquisition Indebtedness, each Guarantor hereby agrees as follows:


                                   SECTION 1

                                  Definitions

            SECTION  1.1.  Certain Defined Terms.   As used in this Agreement,
the following terms shall have the following meanings unless the context otherwise requires:

            "Credit Transaction Documents" has the meaning set forth in the Intercreditor Agreement.

            "Event of Default" means each of the events set forth in Article VII of the Credit Agreement and each of the comparable events set forth in the analogous provisions of any Permitted Acquisition Indebtedness Agreement.

            "Guaranteed Obligations" has the meaning assigned to that term in subsection 2.1.

            "Payment in full", "paid in full" or any similar term means payment in full of the Guaranteed Obligations including, without limitation, all principal, interest, costs, fees and reasonable expenses (including, without limitation, reasonable legal fees and expenses) of the Secured Parties and the Collateral Agent as required under the Credit Transaction Documents.

            "Permitted Acquisition Indebtedness Creditors" has the meaning set forth in the Intercreditor Agreement.

            "Permitted Acquisition Indebtedness Agreement" has the meaning set forth in the Intercreditor Agreement.

            "Required   Creditors"  has   the   meaning  set   forth  in   the
Intercreditor Agreement.

            "Secured Parties" means (a) the Lenders (including in their capacities as counterparties to Interest Rate Agreements), (b) the Issuing Banks, (c) the Administrative Agent, (d) the Collateral Agent and (e) any Permitted Acquisition Indebtedness Creditors.

            SECTION 1.2   Interpretation.   (a)  References to  "Sections" and
"subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

            (b) In the event of any conflict or inconsistency between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Credit Agreement or any Permitted Acquisition Indebtedness Agreement, the terms, conditions and provisions of this Agreement shall prevail.


                                   SECTION 2

                                   Guarantee

            SECTION 2.1. Guarantee of the Guaranteed Obligations. Subject to the provisions of subsection 2.2(a), the Guarantors hereby jointly and severally irrevocably and unconditionally guarantee, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guaranteed Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (sect.) 362(a) or any successor provision thereto). The term "Guaranteed Obligations" is used herein in its most comprehensive sense and includes:

            (a) any and all obligations of (i) each of the Borrower and the Canadian Borrower under the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents and any Permitted Acquisition Indebtedness Agreement, including, without limitation, the principal of, and premium, if any, and interest (including without limitation, interest that, but for the filing of a petition in bankruptcy with respect to the Borrower or the Canadian Borrower would accrue on such obligations, whether a claim is allowed against the Borrower or the Canadian Borrower for interest in any such proceeding) on, all Loans, drawings under the Letters of Credit and Permitted Acquisition Indebtedness and payments for early termination and the fees, costs, expenses (including, without limitation, reasonable legal fees and expenses of counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or  created,  whether  absolute  or
      contingent, liquidated or unliquidated, whether due or not due, and however arising of Borrower or the Canadian Borrower under or in connection with the Credit Transaction Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue such obligations of the Borrower or the Canadian Borrower or from time to time renew them after they have been satisfied and (ii) the Borrower and the Canadian Borrower under Interest Rate Agreements entered into by the Borrower or the Canadian Borrower with a counterparty that is a Lender; and

            (b) those expenses set forth in subsection 2.8 hereof.

Each Guarantor further agrees that the Guaranteed Obligations may be modified, extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any such modification, extension or renewal of any Guaranteed Obligation.

            Notwithstanding any other provision of this Agreement to the contrary, the only Guaranteed Obligations which the Borrower is guaranteeing are those the payment or performance of which is owed by the Canadian Borrower.

            SECTION 2.2. Limitation on Amount Guaranteed; Contribution by Guarantor. (a) Anything contained in this Agreement or any other Credit Transaction Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor (other than the Borrower) hereunder and under the other Credit Transaction Documents shall in no event exceed the maximum amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

            (b) The Guarantors under this Agreement together desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Agreement. Accordingly, in the event any payment or distribution is made by any Guarantor under this Agreement (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by
(ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Agreement in respect of the obligations guaranteed. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Agreement, determined in accordance with subsection 2.2(a); provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this subsection 2.2(b), the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Agreement (including, without limitation, in respect of this subsection 2.2(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

            SECTION 2.3. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

            (a) This Agreement is a guarantee of payment when due and not of collection.

            (b) The Collateral Agent may enforce this Agreement upon the occurrence of a Default or an Event of Default notwithstanding the existence of any dispute between the Secured Parties and the Borrower or the Canadian Borrower with respect to the existence of such Default or Event of Default.

            (c) The obligations of the Guarantors hereunder are independent of the obligations of the Borrower and the Canadian Borrower under the Credit Transaction Documents, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not any action is brought against the Borrower or the Canadian Borrower and whether or not the Borrower or the Canadian Borrower is joined in any such action or actions.

            (d) Each Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.

            (e) The Collateral Agent or any other Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guarantees of the Guaranteed Obligations and take and hold security for the payment of this Agreement or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guarantees of the Guaranteed Obligations, or any other obligation of any person with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Collateral Agent or any other Secured Party in respect of this Agreement or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Collateral Agent or other Secured Parties, or any of them, may have against any such security, as the Collateral Agent in its discretion may determine consistent with the Credit Transaction Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or the Canadian Borrower or any other person or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Transaction Documents.

            (f) This Agreement and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guaranteed Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy

      (whether  arising under the  Credit Transaction Documents,  at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guarantee of or security for the payment of the Guaranteed Obligations;
      (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any Permitted Acquisition Indebtedness Agreement, any of the other Credit Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guarantee or security for the Guaranteed Obligations; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Transaction Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though the Collateral Agent or other Secured Parties, or any of them, might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party's or the Collateral Agent's consent to the change, reorganization or termination of the corporate structure or existence of Holdings, the Borrower or any of Subsidiaries of Holdings and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower or the Canadian Borrower may allege or assert against the Collateral Agent or any other Secured Party in respect of the Guaranteed Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

            SECTION 2.4. Waivers by Guarantor. Each Guarantor hereby waives, for the benefit of Secured Parties and the Collateral Agent:

            (a) any right to require the Collateral Agent or any other Secured Party, as a condition of payment or performance by such Guarantor, to
      (i) proceed against the Borrower, the Canadian Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other person, (ii) proceed against or exhaust any security held from the Borrower, the Canadian Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other person,
      (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower, the Canadian Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other person or (iv) pursue any other remedy in the power of the Collateral Agent or any other Secured Party whatsoever;

            (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or the Canadian Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or the Canadian Borrower from any cause other than indefeasible payment in full of the Guaranteed Obligations;

            (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

            (d) any defense based upon the Collateral Agent's or any other Secured Party's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct (including any willful violation of law);

            (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) any rights to set-offs, recoupments and counterclaims, and (iii) promptness, diligence and any requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

            (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under the Credit Agreement, any Permitted Acquisition Indebtedness Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or the Canadian Borrower and notices of any of the matters referred to in subsection 2.3 and any right to consent to any thereof;

            (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement; and

            (h) subject to the provisions of subsection 2.6, any and all claims, rights or remedies to which it may be entitled or may hereafter acquire, that arise hereunder or upon the making of any payment hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, or participation in any claim, right or remedy against the Borrower or the Canadian Borrower or any security which the Secured Parties now have or hereafter acquire, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, to be subrogated to the rights of the Collateral Agent or any other Secured Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower or the Canadian Borrower in respect thereof.

            SECTION 2.5. Payment by Guarantors; Application of Payments. Subject to the provisions of subsection 2.2(a), each Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Collateral Agent, any other Secured Party or any other person may have at law or in equity against such Guarantor by virtue hereof, that upon the failure of the Borrower or the Canadian Borrower, as the case may be, to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C. (section mark) 362(a) or any successor provision thereto), such Guarantor will forthwith pay, or cause to be paid, in cash, to the Collateral Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Borrower or the Canadian Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower or the Canadian Borrower for such interest in any such proceeding) and all other Guaranteed Obligations then owed to the Collateral Agent and/or Secured Parties as aforesaid. All such payments shall be applied promptly from time to time by the Collateral Agent:

            First, to the payment of the costs and expenses of any collection or other realization under this Agreement, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

            Second,  to   the  payment  or  collateralization   of  all  other
      Guaranteed Obligations, as provided in the Intercreditor Agreement or in any other manner agreed upon by the Secured Parties; and

            Third,  after   payment  or  collateralization  in   full  of  all
      Guaranteed Obligations, to the payment to such Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such payments.

            SECTION 2.6. Subrogation. Until the Guaranteed Obligations shall have been indefeasibly paid in full in the case of each Guarantor other than Holdings and at all times in the case of Holdings, each Guarantor shall withhold exercise of (a) any right of subrogation, (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, (c) any right to enforce any remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against the Borrower or the Canadian Borrower or (d) any benefit of, and any right to participate in, any security now or hereafter held by the Collateral Agent or any other Secured Party. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation such Guarantor may have against the Borrower or the Canadian Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any other guarantor (including any other Guarantor), shall be junior and subordinate to any rights the Collateral Agent or any other Secured Party may have against the Borrower or the Canadian Borrower, to all right, title and interest the Collateral Agent or any other Secured Party may have in any such collateral or security, and to any right the Collateral Agent or any other Secured Party may have against such other guarantor. The Collateral Agent, on behalf of Secured Parties, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation any Guarantor may have shall terminate. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all Guaranteed Obligations shall not have been paid in full in the case of Guarantors other than Holdings or at any time in the case of Holdings, such amount shall be held in trust for the Collateral Agent on behalf of the Secured Parties and shall forthwith be paid over to the Collateral Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, the Credit Agreement and (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, the Intercreditor Agreement.

            SECTION 2.7. Subordination of Other Obligations. Any indebtedness of the Borrower and the Canadian Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness of the Borrower and the Canadian
Borrower to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Collateral Agent on behalf of the Secured Parties and shall forthwith be paid over to the Collateral Agent for the benefit of the Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision of this Agreement.

            SECTION 2.8. Expenses. The Guarantors jointly and severally agree to pay, or cause to be paid, and to save the Collateral Agent, the Administrative Agent and Lenders harmless against liability for, any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred or expended by the Collateral Agent or any other Secured Party in connection with the enforcement of or preservation of any rights under this Agreement.

            SECTION 2.9. Continuing Guarantee; Termination of Guarantee. This Agreement is a continuing guarantee and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated.

            SECTION 2.11. Authority of Guarantors, Borrower or Canadian Borrower. It is not necessary for the Secured Parties or the Collateral Agent to inquire into the capacity or powers of any Guarantor, the Borrower or the Canadian Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

            SECTION 2.12. Financial Condition and Ownership of Borrower and Canadian Borrower. Any Loans or Permitted Acquisition Indebtedness may be granted to, or Letters of Credit issued for the account of, the Borrower or the Canadian Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or the Canadian Borrower at the time of  any such
grant or continuation. The Secured Parties and the Collateral Agent shall have no obligation to disclose or discuss with any Guarantor their assessment, or such Guarantor's assessment, of the financial condition of the Borrower or the Canadian Borrower. Each Guarantor has adequate means to obtain information from the Borrower and the Canadian Borrower on a continuing basis concerning the financial condition of the Borrower and the Canadian Borrower and their ability to perform their obligations under the Credit Transaction Documents, and each Guarantor assumes the responsibility for being and keeping itself, and shall keep itself, informed of the financial condition of the Borrower and the Canadian Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the risk of the Borrower's and the Canadian Borrower's inability to perform its other obligations under the Credit Transaction Documents. Each Guarantor hereby waives and relinquishes any duty on the part of the Collateral Agent or any other Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower or the Canadian Borrower now known or hereafter known by the Collateral Agent or any other Secured Party.

            SECTION 2.13. Rights Cumulative. The rights, powers and remedies given to the Secured Parties and the Collateral Agent by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Secured Parties and the Collateral Agent by virtue of any statute or rule of law or in any of the other Credit Transaction Documents or any agreement between any Guarantor and the Secured Parties and/or the Collateral Agent or between Borrower, the Canadian Borrower and Secured Parties and/or the Collateral Agent. Any forbearance or failure to exercise, and any delay by any Secured Party or the Collateral Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

            SECTION  2.14.  Bankruptcy; Post-Petition  Interest; Reinstatement
of Guarantee (a) So long as any Guaranteed Obligations remain outstanding, each Guarantor shall not, without the prior written consent of the Collateral Agent in accordance with the terms of the Credit Transaction Documents, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower or the Canadian Borrower. The obligations of each Guarantor under this Agreement shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or the Canadian Borrower or by any defense which the Borrower or the Canadian Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

            (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Collateral Agent that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Borrower or the Canadian Borrower of any portion of such Guaranteed Obligations. Each Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

            (c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or the Canadian Borrower, as the case may be, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Collateral Agent or any other Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Agreement.

            SECTION 2.15. Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give the Collateral Agent written notice of any condition or event which has resulted or might reasonably be expected to result in a breach of or noncompliance with any term, condition or covenant contained herein or in the Credit Agreement, any Permitted Acquisition Indebtedness Agreement, any other Credit Transaction Document or in any document delivered pursuant hereto or thereto.

            SECTION 2.16. Set-Off. In addition to any other rights any Secured Party may have under law or in equity, upon the occurrence and during the continuance of any Event of Default, if any amount shall at any time be due and owing by any Guarantor to any Secured Party under this Agreement, such Secured Party is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of any Secured Party owing to such Guarantor and any other property of such Guarantor held by any Secured Party to or for the credit or the account of such Guarantor against and on account of the Guaranteed Obligations and liabilities of such Guarantor to any Secured Party under this Agreement.

            SECTION 2.17. Discharge of Guarantee Upon Sale of any Guarantor. If all of the stock of any Guarantor or any of its successors in interest under this Agreement shall be sold or otherwise disposed of (including by merger or consolidation) in an asset sale not prohibited by the Credit Agreement or otherwise consented to by (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, Lenders pursuant to Section
9.08 of the Credit Agreement, or (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, Required Creditors (as defined in the Intercreditor Agreement), the guarantee of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by the Collateral Agent or any other Secured Party or any other person effective as of the time of such asset sale.


                                   SECTION 3

                        Representations and Warranties

             In order to induce the Secured Parties and the Collateral Agent to accept this Agreement and to enter into the Credit Transaction Documents and to extend credit thereunder, each Guarantor hereby represents and warrants to the Secured Parties that the representations and warranties of Holdings, the Borrower and the Canadian Borrower contained in any Credit Transaction Documents that relate to such Guarantor are true and correct and that the following statements are true and correct:

            SECTION 3.1. Corporate Existence, etc. Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of such Guarantor.

            SECTION 3.2. Corporate Power; Authorization: Enforceable Obligations. Such Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize its guarantee hereunder on the terms and conditions hereof and its execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person, including, without limitation, stockholders and creditors of any Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by any Guarantor in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will  be,  executed and  delivered  by a  duly  authorized
officer of such Guarantor, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

            SECTION 3.3. No Legal Bar to this Agreement. The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, and the use of the proceeds of the borrowings under the Credit Agreement and any Permitted Acquisition Indebtedness Agreement, will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or by-laws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.


                                   SECTION 4

                             Affirmative Covenants

            Each Guarantor agrees to comply with all covenants of Holdings and Borrower contained in the Credit Transaction Documents that relate to such Guarantor and covenants and agrees that, unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, unless (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, Lenders pursuant to Section
9.08 of the Credit Agreement, or (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, Required Creditors, shall otherwise consent in writing:

            SECTION 4.1. Corporate Existence, Etc. Such Guarantor shall at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business, except as otherwise permitted under the Credit Transaction Documents.


            SECTION 4.2.  Compliance  with Laws, Etc.    Such Guarantor  shall
comply in all material respects with all applicable laws, rules, regulations and orders, if noncompliance would have a Material Adverse Effect.

            SECTION 4.3. Books and Records. Such Guarantor shall keep and maintain books of record and account with respect to its operations in accordance with United States generally accepted accounting principles and shall permit the Collateral Agent or any other Secured Party and their respective officers, employees and authorized agents, to the extent the Collateral Agent in good faith deems necessary for the proper administration of this Agreement, to examine, copy and make excerpts from the books and records of such Guarantor and its Subsidiaries and to inspect the properties of such Guarantor and its Subsidiaries, both real and personal, at such reasonable times as the Collateral Agent may request.


                                   SECTION 5

                                 Miscellaneous

            SECTION 5.1. Survival of Agreement. All covenants, agreements, representations, warranties and guarantees made by the Guarantors hereunder and in any certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Transaction Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans and other extensions of credit under the Credit Agreement, the incurrence by the Borrower of any Permitted Acquisition Indebtedness, the execution and delivery to any Lenders of any Notes evidencing such Loans and the issuance by the Issuing Banks of any Letters of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on, or any other fee or amount payable under or in respect of, any Guaranteed Obligation or this Agreement or, without duplication of the foregoing, under any of the other Credit Transaction Documents is outstanding and unpaid and so long as the Commitments have not been terminated.

            SECTION 5.2. Notices. Any communications between the Collateral Agent and any Guarantor and any notices or requests provided herein to be given shall be in writing and may be personally served, sent by U.S. mail, postage prepaid, or by telex, facsimile transmission or cable, to each such party at its address set forth on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon the Collateral Agent or any other Secured Party or any Guarantor shall be deemed received in accordance with the provisions of
Section 9.01 of the Credit Agreement.

            SECTION 5.3. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 5.4. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Guarantor therefrom, shall in any event be effective without the written concurrence of (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, Lenders as provided by Section 9.08 of the Credit Agreement or (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, Required Creditors; provided, however, that no consent of any party shall be required in connection with the execution of a counterpart to this Agreement by any Subsidiary pursuant to Section 5.09 of the Credit Agreement and Section 5.13 of this Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 5.5. Enforcement. Each Secured Party agrees that this Agreement may be enforced only by the action of the Collateral Agent acting upon the instructions of (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, Lenders pursuant to Section 9.08 of the Credit Agreement or (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, Required Creditors, and that no Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted by the Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the Pledge Agreement.

            SECTION 5.6. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 5.7. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTORS, THE COLLATERAL AGENT AND OTHER SECURED PARTIES HEREUNDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 5.8. Successors and Assigns. This Agreement is a continuing guarantee and shall be binding upon each Guarantor and its successors and assigns. This Agreement shall inure to the benefit of the Secured Parties and their respective successors and assigns. No Guarantor shall assign this Agreement or any of the rights or obligations of such Guarantor hereunder without the prior written consent of all Secured

Parties. Any Secured Party may, without notice or consent, assign its interest in this Agreement in whole or in part. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of any Note or obligations under the Credit Agreement or any instrument evidencing Permitted Acquisition Indebtedness, and in the event of such transfer or assignment the rights and privileges herein conferred upon Secured Parties and the Collateral Agent shall extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of the Intercreditor Agreement.

            SECTION  5.9.  Consent to  Jurisdiction and  Service of  Process.
(a) Each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, the Canadian Borrower, any Guarantor or any of their subsidiaries or their properties in the courts of any jurisdiction.

            (b) Each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 5.10. Waiver of Jury Trial. Each party hereto and by its acceptance hereof the Collateral Agent (on its own behalf and behalf of the Secured Parties) hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Credit Transaction Documents. Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Credit Transaction Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 5.10.

            SECTION 5.11. No Other Writing. This writing is intended by each Guarantor and the Collateral Agent as the final expression of this Agreement and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement. There are no conditions to the full effectiveness of this Agreement.

             SECTION 5.12. Further Assurances. At any time or from time to time, upon the reasonable request of Collateral Agent, each Guarantor shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to effect fully the purposes of this Agreement.

            SECTION 5.13. Additional Guarantors. Upon execution and delivery, after the date hereof, by the Collateral Agent and a Subsidiary of Holdings of an instrument in the form of Annex I attached hereto, such Subsidiary of Holdings shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

            SECTION 5.14.   Taxes.   Any  and  all payments  by any  Guarantor
hereunder shall be made in accordance with Section 2.18 of the Credit Agreement as if set forth herein, mutatis mutandis.

            SECTION 5.15 (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent would purchase dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligation of each Guarantor in respect of any sum due to the Collateral Agent or any other Secured Party hereunder or under any other Loan Document in dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency, the Collateral Agent or such other Secured Party may in accordance with normal banking procedures purchase dollars in the amount originally due to the Collateral Agent or such other Secured Party with the judgment currency. If the amount of dollars so purchased is less than the sum originally due to the Collateral Agent or such other Secured Party each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent or such Secured Party, case may be, against the resulting loss.


            IN WITNESS WHEREOF, each Guarantor and the Collateral Agent have executed this Agreement by its duly authorized officer as of the date first above written.


                              COLLINS & AIKMAN CORPORATION


                              by _____________________________
                                 Name:
                                 Title:

                              Notice Address:

                              Collins & Aikman Corporation
                              ______________________
                              ______________________
                              ______________________


                              COLLINS & AIKMAN PRODUCTS CO.


                              by ___________________________________
                                 Name:
                                 Title:

                              Notice Address:

                              Collins & Aikman Products Co.

                              _____________________
                              _____________________
                              _____________________

                              [GUARANTOR]


                              by  ________________________________
                                  Name:
                                  Title:

                              Notice Address:

                              _____________________
                              _____________________
                              _____________________



                              [GUARANTOR]


                              by  ________________________________
                                  Name:
                                  Title:

                              Notice Address:

                              _____________________
                              _____________________
                              _____________________


                              CHEMICAL BANK,
                              as Collateral Agent


                              by  ________________________________
                                  Name:
                                  Title:

                              Notice Address:

                              Chemical Bank
                              270 Park Avenue
                              New York, New York 10017
                              Attention:  Susan Kjorlien

                                                           Annex I to
                                                           Guarantee Agreement

                  SUPPLEMENT  NO. __,  dated as  of ________  __, ___,  to the
            Guarantee Agreement dated as of June __, 1994, as amended (the "Guarantee Agreement"), among COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), each of the subsidiaries of Holdings listed on the signature pages thereto and CHEMICAL BANK, a New York banking corporation, as Collateral Agent (the "Collateral Agent"), in favor of the Secured Parties.

            A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Credit Agreement.

            B. Certain subsidiaries of Holdings have entered into the Guarantee Agreement in order to induce the Lenders to make Loans, to induce the Issuing Banks to issue Letters of Credit and to induce the Permitted Acquisition Indebtedness Creditors to extend Permitted Acquisition Indebtedness. The Credit Agreement requires each subsidiary of Holdings that was not in existence or not a subsidiary of Holdings on the date thereof to enter into the Guarantee Agreement as a guarantor, except as otherwise provided in the Credit Agreement. Section 5.13 of the Guarantee Agreement provides that additional subsidiaries of Holdings may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the "New Guarantor") is a subsidiary of Holdings and is executing this Supplement in accordance with the requirements of the Credit Agreement in order to become a Guarantor under the Guarantee Agreement, to induce the Lenders to make additional Loans and to induce the Issuing Banks to issue additional Letters of Credit and to induce the Permitted Acquisition Indebtedness Creditors to extend Permitted Acquisition Indebtedness, and as consideration for Loans previously made and Letters of Credit previously issued and Permitted Acquisition Indebtedness previously extended.

            Accordingly, the Collateral Agent and the New Guarantor agree as follows:

            SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, the New Guarantor by its signature hereto shall become a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

            SECTION 2. This Supplement has been duly authorized, executed and delivered by the New Guarantor and constitutes a legal, valid and binding obligation of the New Guarantor, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general equitable principles).



            SECTION 3. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement which, when taken together, bear the signatures of the New Guarantor and the Collateral Agent.

            SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

            SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be
affected  or  impaired.   The  parties hereto  shall  endeavor  in good  faith
negotiations to replace the invalid, illegal or unenforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 7. All communications to the New Guarantor shall be given to it at the address set forth under its signature hereto, with a copy to the Borrower.

            SECTION 8. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

            SECTION 9. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees and expenses of counsel for the Collateral Agent.

            IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                    [NAME OF NEW GUARANTOR]


                                    By: ________________________
                                        Name:
                                        Title:

                                    Address:



                                    CHEMICAL BANK,
                                     as Collateral Agent


                                    By: ________________________
                                        Name:
                                        Title:

                                                                  EXHIBIT E TO
                                                              CREDIT AGREEMENT


                               PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated as of July 13, 1994, among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), each of the subsidiaries of Holdings listed on the signature pages hereto and each subsidiary of Holdings executing a Supplement in the form of Annex I hereto (individually, a
"Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Subsidiary Pledgors together with the Borrower and Holdings are referred to individually as a "Pledgor" and collectively as the "Pledgors"), and CHEMICAL BANK, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Guarantee Agreement referred to below).


                            PRELIMINARY STATEMENTS

            WHEREAS, each Pledgor is the legal and beneficial owner of (i) the shares of stock (collectively, the "Pledged Shares") described in Part A of
Schedule I annexed hereto  and issued  by the corporations  named therein  and
(ii) the intercompany indebtedness owed by the Borrower or any of the other Restricted Subsidiaries to any such Pledgor to the extent required to be pledged by such Pledgor pursuant to by Section 6.01(d) of the Credit Agreement (collectively, the "Pledged Debt"; and together with the Pledged Shares, the "Pledged Securities"), including, without limitation, the indebtedness described in Part B of said Schedule I and issued by the obligors named therein;

            WHEREAS, Holdings, the Borrower, WCA Canada Inc. (the "Canadian Borrower"), certain financial institutions (the "Lenders") and Chemical Bank, as administrative agent (in such capacity the "Administrative Agent") have entered into the Credit Agreement dated as June 22, 1994 (such agreement as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined), pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Borrower and the Canadian Borrower;

            WHEREAS, the Borrower may from time to time incur Permitted Acquisition Indebtedness (as defined in the Credit Agreement);

            WHEREAS, Holdings, the Borrower and certain subsidiaries of the Borrower have executed and delivered the Guarantee Agreement dated as of July 13, 1994 (such Guarantee Agreement as it may be amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") in favor of the Collateral Agent for the benefit of the Secured Parties (including Lenders in their respective capacities as counterparties to Interest Rate Agreements, if any), pursuant to which Holdings, the Borrower and such subsidiaries have guaranteed the prompt payment and performance when due of all Guaranteed Obligations (as defined in the Guarantee Agreement);

            WHEREAS, the Collateral Agent and the Administrative Agent, inter alia, are parties to the Master Collateral and Intercreditor Agreement dated as of July 13, 1994 (as amended, modified and supplemented form time to time, the "Intercreditor Agreement") which governs, among other things, certain relationships among the Secured Parties under this Agreement; and

            WHEREAS, it is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that the Pledgors shall have granted the security interests and undertaken the obligations contemplated by this Agreement;

            NOW, THEREFORE, in consideration of the foregoing premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement, and any Permitted Acquisition Indebtedness Creditors (as defined in the Intercreditor Agreement) to enter into the Permitted

Acquisition Indebtedness Agreements (as defined in the Intercreditor Agreement) and to provide the Permitted Acquisition Indebtedness and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Pledgor hereby agrees with the Collateral Agent as follows:

            SECTION 1. Pledge of Security. To the extent of its interest therein and as security for its respective Secured Obligations (as defined in Section 2 hereof), each Pledgor hereby pledges to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent a first priority security interest in the following (the "Pledged Collateral") to secure the Secured Obligations of such Pledgor:

            (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares and all rights related to the foregoing;

            (b) the Pledged Debt and the instruments evidencing the Pledged Debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt and all rights related to the foregoing, provided that no Pledgor shall be required to pledge any Pledged Debt owed by any person unless the amount of such Pledged Debt is equal to or greater than $10,000,000;

            (c) all additional shares of, and all securities convertible into and all warrants, options and other rights to purchase or otherwise acquire, capital stock of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights; provided that no Pledgor shall be required to pledge more than 65% of the total combined voting power of all classes of stock of any Subsidiary not incorporated in the United States or any state thereof (a "Foreign Subsidiary");

            (d) all additional Indebtedness from time to time owed to any Pledgor by any obligor on the Pledged Debt or any indebtedness from time to time owed to any Pledgor by the Borrower or any other Restricted Subsidiary, and the instruments evidencing such indebtedness (including, without limitation, the Intercompany Notes), and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness, provided that no Pledgor shall be required to pledge any Pledged Debt owed by any person unless the amount of such Pledged Debt is equal to or greater than $10,000,000;

            (e) all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, capital stock of any person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of any Pledgor (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights;

            (f) all Indebtedness from time to time owed to any Pledgor by any person that, after the date of this Agreement, becomes, as a result of any occurrence, a Restricted Subsidiary, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness, provided that no Pledgor shall be required to pledge any Pledged Debt owed by any person unless the amount of such Pledged Debt is equal to or greater than $10,000,000; and

            (g) to the extent not covered by clauses (a) through (f) above, all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to any Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral and "proceeds" as defined in the Uniform Commercial Code of the State of New York as in effect on the date hereof.

            SECTION 2. Security for Obligations. This Agreement secures, and the Pledged Collateral of each Pledgor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (section mark)362(a)), of all obligations and liabilities of every nature of such Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement, any Permitted Acquisition Indebtedness Agreement, the Guarantee Agreement, the Interest Rate Agreements and the other Credit Transaction Documents and all extensions or renewals thereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to such Pledgor, would accrue on such obligations, whether or not a claim is allowed against
the Borrower, the   Canadian  Borrower  or  any  Guarantor  for  any  interest in any such proceedings), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Collateral Agent or any other Secured Party as a preference, fraudulent transfer or otherwise (all such obligations and liabilities of the Pledgors, collectively, being the "Underlying Debt"), and all obligations of every nature of such Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgors, collectively, together with the Underlying Debt, being the "Secured Obligations").

            SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by the related Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. Each Pledgor shall cause the name of the Collateral Agent or its nominee, as pledgee, to be noted in the books and records of the respective issuers of all of the Pledged Shares and the Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the other Pledged Collateral, subject only to the revocable rights specified in Section 7(a). In addition, upon the occurrence and during the continuance of an Actionable Default, (as defined in the Intercreditor Agreement), the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION  4.    Representations   and  Warranties.    Each  Pledgor
represents and warrants as follows:

            (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable. All of the Pledged Debt has been duly authorized, authenticated or issued, and delivered (to the extent required to be delivered by this Agreement and the Credit Agreement) and is the legal, valid and binding obligation of the issuers thereof and is not in default.

            (b) Ownership of Pledged Collateral. Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral, free and clear of any Lien except for the security interest created by this Agreement.

            (c) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by such Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) the exercise by the Collateral Agent of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

            (d) Perfection. The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest of the Collateral Agent in the Pledged Collateral of such Pledgor, securing the payment of the Secured Obligations.

            (e) Description of Pledged Collateral. The Pledged Shares pledged hereunder by such Pledgor constitute all of the issued and outstanding shares of stock of each issuer thereof, except as otherwise set forth in
Schedule II annexed hereto, and, except as otherwise permitted by Article VI of the Credit Agreement, there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt pledged hereunder by such Pledgor constitutes all of the issued and outstanding intercompany indebtedness owed to such Pledgor by Borrower or any Restricted Subsidiary, required to be pledged hereunder pursuant to Section 6.01(d) of the Credit Agreement.

            (f)  Margin  Regulations.   The pledge  of the  Pledged Collateral
pursuant to this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            (g) Other Information. All information heretofore, herein or hereafter supplied to the Collateral Agent by or on behalf of such Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

            SECTION  5.    Transfers   and  Other  Liens;  Additional  Pledged
Collateral; etc.  Each Pledgor shall:

            (a) not, except as permitted by Section 6 of the Credit Agreement and any analogous provisions of any Permitted Acquisition Indebtedness Agreement, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, or (iii) permit any issuer of Pledged Shares to merge or consolidate unless all the outstanding capital stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation; provided that in the event a Pledgor makes an asset sale or transfer of Pledged Shares permitted by the Credit Agreement and any Permitted Acquisition Indebtedness Agreement and the assets subject to such Asset Sale or transfer are Pledged Shares, the Collateral Agent shall release the Pledged Shares that are the subject of such Asset Sale to the Pledgor free and clear of the lien and security interest under this Agreement concurrently with the consummation of such asset sale;


            (b) (i) except as otherwise permitted by Article VI of the Credit Agreement, cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to any Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and
(iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any person that, after the date of this Agreement, becomes, as a result of any occurrence, Subsidiary of such Pledgor; provided that the Pledgors shall not be required to pledge more than 65% of the total combined voting power of all classes of stock of any Foreign Subsidiary;

            (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed to any Pledgor by any obligor on the Pledged Debt and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed to Pledgor by any person that after the date of this Agreement becomes, as a result of any occurrence, a Restricted Subsidiary, in each case only to the extent required by Section 6.01(d) of the Credit Agreement;

            (d) promptly notify the Collateral Agent of any event of which such Pledgor becomes aware causing material loss or depreciation in the value of the Pledged Collateral taken as a whole;

            (e) promptly deliver to the Collateral Agent all written notices received by it with respect to the Pledged Collateral; and

            (f) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith in appropriate proceedings; provided that any Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against any Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

            SECTION 6. Further Assurances: Pledge Amendments. (a) Each Pledgor agrees that from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (ii) at the Collateral Agent's request, appear in and defend any action or proceeding that may affect Pledgor's title to or the Collateral Agent's security interest in all or any part of the Pledged Collateral.


            (b) Each Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 5, promptly (and in any event within five Business Days) deliver to the Collateral Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule III annexed hereto (a "Pledge Amendment"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. The Pledgors hereby authorize the Collateral Agent to attach each Pledge Amendment to this Agreement and agree that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral; provided that the failure of any Pledgor to execute a Pledge Amendment with respect to any additional Pledged Shares or Pledged Debt pledged pursuant to this Agreement shall not impair the security interest of the Collateral Agent therein or otherwise adversely affect the rights and remedies of the Collateral Agent hereunder with respect thereto. Any Pledge Amendment pursuant to this Section 6(b) shall not require the consent of any Secured Party.

            SECTION  7. Voting  Rights; Dividends: Etc.  (a)    So long  as no
Actionable Default shall have occurred and be continuing:

            (i) the Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement or any Permitted Acquisition Indebtedness Agreement; provided, however, that the Pledgors shall not exercise or refrain from exercising any such right if the Collateral Agent shall have notified any Pledgor that, in the Collateral Agent's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; provided, further, that the Pledgors shall give the Collateral Agent at least five Business Days' prior written notice of the manner in which any of them intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by any Pledgor of any Pledged Shares for or any Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) any

      Pledgor's  consent to  or approval of  any action  otherwise permitted under this Agreement, the Credit Agreement or any Permitted Acquisition Indebtedness Agreement shall be deemed inconsistent with the terms of this Agreement, the Credit Agreement or any Permitted Acquisition Indebtedness Agreement within the meaning of this
      Section 7(a)(i), and no notice of any such voting or consent need be given to the Collateral Agent;

            (ii) the Pledgors shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                  (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral pledged by such Pledgor hereunder,



                  (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus cash dividends in respect of any Pledged Collateral pledged by such Pledgor hereunder that are determined by the Collateral Agent in its absolute discretion to represent in whole an extraordinary, liquidating or other distribution or return of capital, and

                  (C) cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral (other than principal of any Pledged Debt) pledged by such Pledgor hereunder, shall be, and shall forthwith be delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements); and

            (iii) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to the appropriate Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuation of an Actionable Event of Default:

            (i) upon written notice from the Collateral Agent to any Pledgor (which notice need not be given if any of the events of the type described in paragraphs (g) and (h) of Article VII of the Credit Agreement shall have occurred with respect to such Pledgor), all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights;

            (ii) all rights of the Pledgors to receive the dividends and interest payments which they would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

            (iii) all dividends, principal and interest payments which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

            (c) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions  which it may be  entitled to receive  under Section 7(a)(ii) or
Section 7(b)(ii), each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request.

            SECTION 8. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

            (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Pledged Collateral without the signature of such Pledgor;

            (b) during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

            (c) to receive, endorse and collect any instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof that is required to be delivered to the Collateral Agent hereunder and to give full discharge for the same; and

            (d) during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Pledged Collateral.

            SECTION 9. Collateral Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Pledgor under Section 13.

            SECTION 10. Standard of Care. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral, it being understood that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral, or (d) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property consisting of negotiable securities.

            SECTION 11. Remedies. (a) If any Event of Default shall have occurred and be continuing, subject to the provisions of the Intercreditor Agreement, the Collateral Agent may exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code applies to the affected Pledged Collateral), and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, Lenders as provided in Section
9.08 of the Credit Agreement, or (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, Required Creditors, shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Pledged Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Collateral Agent and the other Secured Parties arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, each Pledgor shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency.

            (b) The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, the Pledgors agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

            (c) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgors shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            SECTION  12.    Application  of Proceeds.    Except  as  expressly
provided elsewhere in this Agreement and subject to the terms of the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Pledged Collateral for, and/or then, or at any time thereafter, be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority:

            FIRST: to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder and all advances made by the Collateral Agent hereunder for the account of any Pledgor, and the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 13 and the applicable Credit Transaction Documents;

            SECOND: to the payment or collateralization in full of the Secured Obligations; and

            THIRD: after payment in full of the amounts specified in the preceding two subparagraphs of this Section 12, to the payment to or upon the order of the Pledgors, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

            SECTION 13. Expenses. The Pledgors jointly and severally agree to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with
(i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

            SECTION  14.   Suretyship  Waivers  by Pledgors,  etc.   (a)  Each
Pledgor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Secured Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Pledgor agrees as follows: (i) the Collateral Agent or any other Secured Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Agreement or giving rise to any limitation, impairment or discharge of such Pledgor's liability hereunder, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Secured Obligations, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Secured Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guarantees of the Secured Obligations and take and hold other security for the payment of the Secured Obligations, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Secured Obligations, any guarantees of the Secured Obligations, or any other obligation of any person with respect to the Secured Obligations, (E) enforce and apply any other security now or hereafter held by or for the benefit of Collateral Agent or any other Secured Party in respect of the Secured Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Collateral Agent or Secured Parties, or any of them, may have against any such security, as the Collateral Agent in its discretion may determine consistent with the Credit Transaction Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Pledgors against the Borrower, the Canadian Borrower, any Guarantor under the Guarantee Agreement or any other security or guarantee for the Secured

Obligations, and (F) exercise any other rights available to the Collateral Agent or Secured Parties, or any of them, under the Credit Transaction Documents, at law or in equity; and (ii) this Agreement and the obligations of Pledgors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than indefeasible payment in full of the Secured Obligations), including without limitation the occurrence of any of the following, whether or not any Pledgor shall have had notice or knowledge of any of them: (A) any failure to assert or enforce, or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Secured Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Secured Obligations, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any Permitted Acquisition Indebtedness Agreement, any of the other Credit Transaction Documents or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Secured Obligations,
(C) the Secured Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Secured Obligations, even though the Collateral
Agent or Secured Parties, or any of them, might have elected to apply such payment to any part or all of the Secured Obligations, (E) any failure to perfect or continue perfection of a security interest in any other collateral which secures any of the Secured Obligations, (F) any defenses, set-offs or counterclaims which the Borrower or the Canadian Borrower or any Guarantor may allege or assert against the Collateral Agent or any other Secured Party in respect of the Secured Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Pledgor as an obligor in respect of the Secured Obligations.

            (b) Each Pledgor hereby waives, for the benefit of the Collateral Agent and Secured Parties: (i) any right to require the Collateral Agent or the Secured Parties, as a condition of payment or performance by such Pledgor, to (A) proceed against the Borrower, the Canadian Borrower, any guarantor of the Secured Obligations or any other person, (B) proceed against or exhaust any other security held from the Borrower, the Canadian Borrower, any guarantor of the Secured Obligations or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or the Canadian Borrower or any other person, or (D) pursue any other remedy in the power of the Collateral Agent or any other Secured Party whatsoever;
(ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower, the Canadian Borrower or any Guarantor including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower, the Canadian Borrower or any Guarantor from any cause other than indefeasible payment in full of the Secured Obligations;
(iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon the Collateral Agent's or any other Secured Party's errors or omissions in the administration of the Secured Obligations, except behavior which amounts to gross negligence or willful misconduct (including any willful violation of law); (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of any Pledgor's obligations hereunder,
(B) the benefit of any statute of limitations affecting any Pledgor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Collateral Agent or any other Secured Party protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Credit Agreement, any Permitted Acquisition Indebtedness Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto, notices of any extension of credit to the Borrower or the Canadian Borrower and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement; and
(viii) any and all claims, rights or remedies to which it may be entitled or may hereafter acquire, that arise hereunder or upon the making of any payment hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, indemnification, or participation in any claim, right or remedy against the Borrower, the Canadian Borrower or any Guarantor or any security which the Collateral Agent now has or hereafter acquires, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, to be subrogated to the rights of any lenders with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower, the Canadian Borrower or any Guarantor in respect thereof.

            (c) Until the Secured Obligations shall have been indefeasibly paid in full in the case of each Pledgor (other than Holdings) or at any time in the case of Holdings, each Pledgor shall withhold exercise of (i) any right of subrogation, (ii) any right of contribution such Pledgor may have against any guarantor of the Secured Obligations, (iii) any right to enforce any remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against the Borrower or the Canadian Borrower, or (iv) any benefit of, and any right to participate in, any other security now or hereafter held by the Collateral Agent or any other Secured Party. Each Pledgor further agrees that, to the extent the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation such Pledgor may have against the Borrower or the Canadian Borrower or against any other collateral or security, and any rights of contribution such Pledgor may have against any such guarantor, shall be junior and subordinate to any rights the Collateral Agent or Secured Parties may have against the Borrower or the Canadian Borrower, to all right, title and interest the Collateral Agent or Secured Parties may have in any such other collateral or security, and to any right the Collateral Agent or Secured Parties may have against any such guarantor.

            (d) The Collateral Agent and Secured Parties shall have no obligation to disclose or discuss with any Pledgor their assessment, or any Pledgor's assessment, of the financial condition of the Borrower or the Canadian Borrower. Each Pledgor has adequate means to obtain information from the Borrower and the Canadian Borrower on a continuing basis concerning the financial condition of the Borrower and the Canadian Borrower and their ability to perform their respective obligations under the Credit Transaction Documents, and each Pledgor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and the Canadian Borrower and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations. Each Pledgor hereby waives and relinquishes any duty on the part of the Collateral Agent or any other Secured Party to disclose any matter, fact or thing relating to the business, operations or condition of the Borrower or the Canadian Borrower now known or hereafter known by the Collateral Agent or any other Secured Party.

            SECTION  15.   Continuing Security  Interest; Transfer  of Secured
Obligations. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration (or cash collateralization in the manner provided in the Credit Agreement) of all outstanding Letters of Credit, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), and subject to the applicable provisions of the Credit Transaction Documents, any Secured Party may assign or otherwise transfer any indebtedness and any other obligations held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Collateral Agent herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors. Upon any such termination the
Collateral Agent will, at Pledgors' expense, execute and deliver to each Pledgor such documents as such Pledgor shall reasonably request to evidence such termination and each Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to the Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

            SECTION 16. Collateral Agent. (a) The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with the Credit Transaction Documents.

            (b) Upon the acceptance of any appointment as Collateral Agent under Section 5.04 of the Intercreditor Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed the Collateral Agent under this Agreement, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Pledged Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor the Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

            (c) The Secured Parties agree that this Pledge Agreement may be enforced only by the action of the Collateral Agent acting upon the instructions of (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, Lenders as provided in Section 9.08 of the Credit Agreement, or (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, Required Creditors, and that no Secured Party shall have any right individually to seek to enforce or to enforce this Pledge Agreement or to realize upon the security to be granted hereunder, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Pledge Agreement and Guarantee Agreement.

            SECTION 17. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Pledgor herefrom, shall in any event be effective without the written concurrence of (i) in the event that there is no outstanding Permitted Acquisition Indebtedness, Lenders as provided by Section 9.08 of the Credit Agreement or (ii) in the event that there is any outstanding Permitted Acquisition Indebtedness, Required Creditors. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 18. Notices. Any notice or other communication between the Collateral Agent and any Pledgor and any notices or requests provided herein to be given shall be in writing and may be personally served, sent by United States mail postage prepaid, or by telex, facsimile transmission or cable, to each such party at its address set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto. Any notice, request or demand to or upon the Collateral Agent or Secured Parties or any Pledgor shall be deemed received in accordance with the provisions of Section 9.02 of the Credit Agreement.

            SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 20. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 21. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 22. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Transaction Documents, terms used in Article 9 of the Uniform Commercial Code in the State of New York as in effect on the date hereof are used herein as therein defined.

            SECTION 23. Additional Pledgors. Upon execution and delivery, after the date hereof, by the Collateral Agent and a subsidiary of Holdings of an instrument in the form of Annex I attached hereto, such subsidiary of Holdings shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to the Agreement.

            SECTION 24. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


            IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                          COLLINS & AIKMAN CORPORATION


                                          by
                                            Name:  _____________________
                                            Title: _____________________


                                          Notice Address:

                                          Collins & Aikman Corporation
                                          ______________________________
                                          ______________________________
                                          Charlotte, North Carolina ____


                                          COLLINS & AIKMAN PRODUCTS CO.

                                          by
                                            Name:
                                            Title


                                          Notice Address:

                                          Collins & Aikman Products Co.
                                          ______________________________
                                          ______________________________
                                          Charlotte, North Carolina ____

                                          [PLEDGOR]


                                          by
                                            Name:  _____________________
                                            Title: _____________________


                                          Notice Address:

                                          [Pledgor]
                                          ______________________________
                                          ______________________________
                                          ______________________________

                                          [PLEDGOR]


                                          by
                                            Name:  _____________________
                                            Title: _____________________


                                          Notice Address:

                                          [Pledgor]
                                          ______________________________
                                          ______________________________
                                          ______________________________


                                          [PLEDGOR]


                                          by
                                            Name:
                                            Title:


                                          Notice Address:

                                          [Pledgor]
                                          ______________________________
                                          ______________________________
                                          ______________________________

                                          CHEMICAL BANK, as Collateral
                                            Agent


                                          by
                                            Name:
                                            Title:

                                          Notice Address:

                                          Chemical Bank
                                          270 Park Avenue
                                          New York, New York 10017
                                          Attention: ___________________

                                     SCHEDULE I
                  Attached to and forming a part of the Pledge Agreement dated as of July 13, 1994, among Collins & Aikman Corporation, Collins & Aikman Products Co., certain of their subsidiaries from time to time, as Pledgors, and Chemical Bank, as Collateral Agent.


                                       Part A

                                              Stock                   Number
        Owner of     Stock     Class of    Certificate      Par         of
          Stock     Issuer      Stock          Nos.        Value      Shares






                                       Part B

      [Must include all intercompany indebtedness owed by the Borrower or any of its subsidiaries (other than Foreign Subsidiaries) to the Borrower or any subsidiary (other than Foreign Subsidiaries), to the extent required by the Pledge Agreement]



            Pledgor         Debt Issuer          Amount of Indebtedness

                                     SCHEDULE II
                  Attached to and forming a part of the Pledge Agreement dated as of July 13, 1994 among Collins & Aikman Corporation, Collins & Aikman Products Co., certain of their Subsidiaries, as Pledgors, and Chemical Bank, as Collateral Agent.


                         Number of Shares     Percentage        Holders of
                            Issued and      Represented by      Shares Not
         Stock Issuer       Outstanding     Pledged Shares        Pledged

                                  SCHEDULE III
                               PLEDGE AMENDMENT


                  This Pledge Amendment, dated as of           ,     is
      delivered pursuant to Section 6(b) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of June __, 1994 among Collins & Aikman Corporation, Collins & Aikman Products Co., certain of their subsidiaries and Chemical Bank, as Collateral Agent (the "Pledge Agreement", capitalized terms defined therein being used herein as therein defined) and that the [Pledged Shares] [Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares] [Pledged Debt] and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                          [NAME OF PLEDGOR],

                                          by
                                             Title:




                                       Stock
                       Class of     Certificate                   Number of
       Stock Issuer      Stock         Nos.         Par Value       Shares







            Pledgor         Debt Issuer          Amount of Indebtedness

                                                                  Annex I to
                                                              Pledge Agreement

                        SUPPLEMENT NO.  __, dated as  of _______ __,  ____, to
                  the Pledge Agreement dated as of July 13, 1994, as amended (the "Pledge Agreement"), among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), each of the subsidiaries of Holdings listed on the signature pages thereto and CHEMICAL BANK, a New York banking corporation, as collateral agent (the "Collateral Agent").

                  A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreement.

                  B. Holdings, the Borrower and certain subsidiaries of Holdings have entered into the Pledge Agreement in order to induce the Lenders to make Loans, to induce the Issuing Banks to issue Letters of Credit and to induce Permitted Acquisition Indebtedness Creditors to extend Permitted Acquisition Indebtedness. The Credit Agreement requires certain Subsidiaries of Holdings that were not in existence or not Subsidiaries of Holdings on the date thereof to enter into the Pledge Agreement as a Pledgor. Section 23 of the Pledge Agreement provides that additional Subsidiaries of Holdings may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the "New Subsidiary Pledgor") is a Subsidiary of Holdings and is executing this Supplement in accordance with the requirements of the Credit Agreement in order to become a Subsidiary Pledgor under the Pledge Agreement, to induce the Lenders to make additional Loans and to induce the Issuing Banks to issue additional Letters of Credit and to induce Permitted Acquisition Indebtedness Creditors to extend Permitted Acquisition Indebtedness, and as consideration for Loans previously made, Letters of Credit previously issued and Permitted Acquisition Indebtedness previously extended.

                  Accordingly, the Collateral Agent and the New Subsidiary Pledgor agree as follows:

                  SECTION  1.   In accordance  with Section  23 of  the Pledge
      Agreement, the New Subsidiary Pledgor by its signature hereto shall become a Subsidiary Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Subsidiary Pledgor and the New Subsidiary Pledgor hereby (i) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Subsidiary Pledgor thereunder and (ii) represents and warrants that the representations and warrants made by it as a Subsidiary Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing the New Subsidiary Pledgor, as security for the payment and performance in full of the Secured Obligations owed by it, does hereby transfer, grant, bargain, sell, convey, hypothecate, pledge, set over and deliver unto the Collateral Agent, and grant to the Collateral Agent (for the benefit of the Secured Parties) a security interest in (a) the shares of capital stock listed below the name of the New Subsidiary Pledgor on Schedule I hereto and any shares of stock of the Borrower or any subsidiary of the Borrower obtained in the future by the New Subsidiary Pledgor, (b) the promissory notes listed on Schedule I hereto and any promissory note issued in the future by Holdings or any Subsidiary of Holdings to such New Subsidiary Pledgor and (c) all other Pledged Collateral referred to in the Pledge Agreement and required to
      be pledged  pursuant thereto.   Schedule I  attached hereto  supplements
      Schedule I to the Pledge Agreement and shall be deemed a part thereof for all purposes of the Pledge Agreement. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include the New Subsidiary Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

                  SECTION 2. This Supplement has been duly authorized, executed and delivered by the New Subsidiary Pledgor and constitutes a legal, valid and binding obligation of the New Subsidiary Pledgor, enforceable against it in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general equitable principles).

                  SECTION 3. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement which, when taken together, bear the signatures of the New Subsidiary Pledgor and the Collateral Agent.

                  SECTION 4.   Except as expressly  supplemented hereby,   the
      Pledge Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions herein with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications to the New Subsidiary Pledgor shall be given to it at the address set forth under its signature hereto with a copy to the Borrower.

                  SECTION 8. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                  SECTION 9. The New Subsidiary Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees and expenses of counsel for the Collateral Agent.



                  IN WITNESS WHEREOF, the New Subsidiary Pledgor and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

                                    [NAME OF NEW SUBSIDIARY PLEDGOR]


                                    By: ________________________
                                        Name:
                                        Title:

                                    Address:



                                    CHEMICAL BANK, as Collateral Agent


                                    By: ________________________
                                        Name:
                                        Title:

                                                           Schedule I to
                                                         Supplement No. __
                                                        to Pledge Agreement


                                 CAPITAL STOCK
                                    PART A


                                       Stock
 Owner of     Stock        Class of    Certificate                Number of
 Stock        Issuer       Stock       Nos.           Par Value   Shares





                               PROMISSORY NOTES
                                    PART B


                              Debt
Pledgor                       Issuer            Amount of Indebtedness

                                                                     EXHIBIT F
                                                           TO CREDIT AGREEMENT

                 [FORM OF OPINION OF CRAVATH, SWAINE & MOORE/
                 ELIZABETH R. PHILIPP, ESQ./CANADIAN COUNSEL]


            1. Each of Holdings, the Borrower, the Canadian Borrower, the other Guarantors and the other Significant Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect. Holdings has the corporate power to execute, deliver and perform its obligations under the Credit Agreement, the Guarantee Agreement and the Pledge Agreement. Each of the Borrower and the Canadian Borrower has the corporate power to execute, deliver and perform its obligations under the Credit Agreement, the Guarantee Agreement and the Pledge Agreement and to borrow under the Credit Agreement and to execute and deliver the Notes to which it is a party. The Canadian Borrower has the corporate power to execute, deliver and perform its obligations under the Credit Agreement and to execute and deliver the Notes to which it is a party. Each of the other subsidiaries of Holdings party thereto has the corporate power to execute, deliver and perform its obligations under the Guarantee Agreement and the Pledge Agreement.

      2. The execution, delivery and performance by Holdings of the Credit Agreement, the Guarantee Agreement and the Pledge Agreement, the execution, delivery and performance by the Borrower of the Credit Agreement, the Guarantee Agreement and the Pledge Agreement, the execution, delivery and performance by the Canadian Borrower of the Credit Agreement, the borrowings and other extensions of credit under the Credit Agreement, the execution and delivery of the Notes by the Borrower and the Canadian Borrower and the execution, delivery and performance by each of the other subsidiaries of Holdings party thereto of the Guarantee Agreement and the Pledge Agreement (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, shareholder action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation or the articles of incorporation or certificate of incorporation, as the case may be, or the by-laws of Holdings or any of its subsidiaries, (B) to our knowledge, any order of any court or of any other Governmental Authority binding upon Holdings or any of its subsidiaries or (C) after giving effect to the Recapitalization Transactions, any provisions of any material indenture, material agreement or other material instrument listed as an exhibit to
Holdings' registration statement on Form S-2 dated June   , 1994, to which
Holdings or any of its subsidiaries is a party or under which any of their respective properties or assets are or may be bound or (ii) after giving effect to the Recapitalization Transactions, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument referred to in clause (b)(i)(C) above.

      3. The Credit Agreement, the Guarantee Agreement and the Pledge Agreement have each been duly executed and delivered by Holdings and each constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law. The Credit Agreement, the Pledge Agreement, the Guarantee Agreement and the Notes to which it is a party have each been duly executed and delivered by the Borrower and each constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law. The Credit Agreement and the Notes to which it is a party have each been duly executed and delivered by the Canadian Borrower and each constitutes the legal, valid and binding obligation of the Canadian Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws of general application relating to or affecting creditors' rights generally and by general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law. The Guarantee Agreement and the Pledge Agreement have each been duly executed and delivered by each of the other subsidiaries of Holdings party thereto and each constitutes the legal, valid and binding obligation of each such subsidiary, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

            With respect to the foregoing opinions, (i) certain provisions of the Guarantee Agreement and the Pledge Agreement are or may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of such agreements, and each of the Guarantee Agreement and the Pledge Agreement contains adequate provisions for the practical realization of the rights and benefits intended to be afforded thereby, (ii) insofar as provisions contained in the Loan Documents provide for indemnification, the enforcement thereof may be limited by public policy considerations, (iii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction and (iv) we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement may be sought that limits the rates of interest legally chargeable or collectible.




      4. No registration with or consent or approval of, or other action by, and no notice to or registration or filing with any Federal, state or other Governmental Authority is required in connection with the Transactions other than (i) such reports to United States Governmental Authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128 and (ii) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a Material Adverse Effect.

      5.  To the best of our knowledge and except as disclosed in Schedule
3.13 to the Credit Agreement, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to such counsel's knowledge, threatened against or affecting Holdings or any of its subsidiaries or the business, assets or rights of Holdings or any of its subsidiaries (a) which involve any of the Transactions or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would be likely, in our judgment, individually or in the aggregate, to have a Material Adverse Effect or to impair the validity or enforceability of or the ability of any of Holdings or any of its subsidiaries to perform its obligations under any of the Loan Documents to which it is a party. To the best of our knowledge, neither Holdings nor any of its subsidiaries is in default with respect to any judgment, writ, injunction or decree of any court or governmental instrumentality or other agency where such default could have a Material Adverse Effect.

      6. Neither Holdings nor any of its subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. Neither Holdings nor any of its subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      7. Assuming (a) delivery to and the continued possession by the Collateral Agent, in each case in the State of New York, of all the Pledged Securities (including promissory notes and stock certificates which evidence any of the Pledged Securities), endorsed in blank in the case of promissory notes and together with
                                                                             3
stock powers properly executed in blank with respect thereto in the case of stock certificates, (b) the Collateral Agent, the Lenders, Holdings, the Borrower and each of the subsidiaries of Holdings are "bona fide purchasers" within the meaning of Section 8-302 of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the "New York UCC") with respect to the Pledged Securities, and (c) no prior perfected security interests exist with respect to the Pledged Securities as set forth in Sections 8-313 and 8-321 of the New York UCC, the execution and delivery of the Pledge Agreement will create a valid and duly perfected lien on and a security interest in the Pledged Securities and the proceeds thereof under the Pledge Agreement, which security interest in the Pledged Securities and such proceeds will be prior to any security interest, lien, charge or encumbrance that must be perfected by possession or filing under the New York UCC, except as follows:

                  (a) in the case of the issuance of additional shares or other distributions of additional instruments in respect of the Pledged Securities, or the distribution of cash proceeds or dividends in respect of such Pledged Securities, the security interests of the Collateral Agent in such securities, instruments, proceeds or dividends will be perfected only if possession of the certificates representing them or cash proceeds, as applicable, are obtained by the Collateral Agent in accordance with the Pledge Agreement or, in respect of additional shares, the security interest of the Collateral Agent is perfected in another manner provided for in Sections 8-313 and 8-321 of the New York UCC; and

                  (b) in the case of nonidentifiable cash proceeds and other proceeds not referred to in clause (a) above, continuation of perfection of such security interests is limited to the extent set forth in Section 9-306 of the New York UCC.


      8. We express no opinion as to the Borrower's or any Guarantor's, as the case may be, rights in or title to any Collateral.

            We understand that you are satisfying yourself as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Borrower, the Canadian Borrower and the Guarantors under the Loan Documents and the security interest created by the Loan Documents and we express no opinion thereon.

                                                               EXHIBIT G
                                                     TO CREDIT AGREEMENT

              [FORM OF FINANCIAL OFFICER CERTIFICATE]

I,  ___________________,  the  _______________   of  Collins  &   Aikman
            Corporation ("Holdings") hereby certify that:

1. I am a Financial Officer of Holdings as defined in the Credit Agreement dated as of June __, 1994, among Collins & Aikman Products Co., a Delaware corporation (the "Borrower"), Holdings, the financial institutions listed in Schedule 2.01 thereto, and Chemical Bank, a New York banking corporation, as administrative agent for the Lenders and the Issuing Banks (the "Credit Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement).

2. The consolidated financial statements attached hereto, delivered pursuant to Section 5.04 of the Credit Agreement, fairly present the financial condition and results of operations of Holdings and its consolidated subsidiaries and Holdings and the Restricted Subsidiaries, respectively, in accordance with GAAP [(other than the absence of footnotes in accordance with GAAP)] consistently applied (except as disclosed therein)[, subject to normal year-end audit adjustments]. [Bracketed language to be included in Certificates delivered with quarterly financial statements.]

3. The statement of stockholders' equity of Holdings, fairly presents the stockholders' equity of Holdings in accordance with GAAP consistently applied (except as disclosed therein).

IN WITNESS  WHEREOF, I have  hereunto signed  my name this  ____ day  of
            __________, _____.


                                     _________________________

                                                                  EXHIBIT H TO
                                                              CREDIT AGREEMENT


                       [FORM OF INTERCREDITOR AGREEMENT]


      MASTER COLLATERAL AND INTERCREDITOR AGREEMENT dated as of July 13, 1994 among the Participating Creditors (as defined below) and CHEMICAL BANK, as collateral agent (the Collateral Agent ) for the Participating Creditors.

      A. The Lenders have agreed to extend credit to Collins & Aikman Products Co., a Delaware corporation (the Borrower ), and to WCA Canada Inc., a Canadian corporation (the "Canadian Borrower"), pursuant to the Credit Agreement dated as of June 22, 1994 (as amended, modified, supplemented, restated and in effect from time to time, the Credit Agreement ), among the Borrower, the Canadian Borrower, Collins & Aikman Corporation, a Delaware corporation ("Holdings"), the financial institutions party thereto as lenders (the Lenders ) and Chemical Bank, as administrative agent for the Lenders (in such capacity, the Administrative Agent ). Capitalized terms used but not defined in this introductory statement shall have the meanings assigned to such terms in Section 1.01.

      B. Pursuant to the Credit Agreement, the Borrower may from time to time incur Permitted Acquisition Indebtedness up to the maximum aggregate amount, and subject to the conditions, set forth in the Credit Agreement.

      C. Pursuant to the Credit Agreement, (i) Holdings, the Borrower and certain subsidiaries of the Borrower have entered into, and certain other subsidiaries of the Borrower in the future may enter into, the Pledge Agreement, under which they have pledged and will pledge to the Collateral
Agent  certain  shares  of capital  stock  and  certain  debt instruments  and
(ii) Holdings, the Borrower, the Canadian Borrower and certain Subsidiaries of the Borrower have entered into, and certain other subsidiaries of the Borrower in the future may enter into, the Guarantee Agreement under which they have guaranteed and will guarantee the Guaranteed Obligations.

      D. To induce the Permitted Acquisition Indebtedness Creditors to extend credit pursuant to the Permitted Acquisition Indebtedness Agreements, each of the Credit Agreement Creditors is willing to enter into this Agreement. In continuing to extend credit to the Borrower and the Canadian Borrower and in entering into this Agreement, each of the Credit Agreement Creditors is relying on the undertakings of each of the Permitted Acquisition Indebtedness Creditors as set forth herein. In extending credit to the Borrower and in entering into this Agreement, each of the Permitted Acquisition Indebtedness Creditors is relying on the undertakings of each of the Credit Agreement Creditors as set forth herein.

      E. Each of the Participating Creditors desires to provide for its rights in respect of the Pledged Collateral and certain collections from the Borrower and to make certain other commitments and undertakings in connection with the Credit Agreement, the Permitted Acquisition Indebtedness Agreements, the Support Documents, the obligations incurred by Holdings, the Borrower and subsidiaries of the Borrower under such agreements and the rights of the Participating Creditors under such agreements.

      Accordingly, each of the Participating Creditors and the Collateral Agent hereby agrees as follows:


                                   ARTICLE I

                                  Definitions

      SECTION 1.01.  Definitions  of  Certain   Terms.  As  used  herein,  the
following terms shall have the meanings set forth below:

       "Acknowledgment" shall mean an acknowledgment in the form of Exhibit A attached to this Agreement.

       "Actionable Default" shall mean any Event of Default under and as defined in the Credit Agreement or any comparable Event of Default under and as defined in any Permitted Acquisition Indebtedness Agreement.

       "Affiliate" shall have the meaning set forth in the Credit Agreement.

       "Business Day" shall mean any day (other than a day that is a Saturday, a Sunday or a legal holiday in the State of New York) on which banks are open for business in New York City.

      "Canadian Term Loans" shall have the meaning set forth in the Credit Agreement.

       "Collateral Accounts" shall have the meaning set forth in Section 4.01.

       "Commitments"  shall have the meaning set forth in the Credit Agreement.

      "Credit Agreement Creditors" shall mean the Administrative Agent, the Lenders (including as counterparties to Interest Rate Agreements) and the Issuing Banks.

       "Credit Transaction Documents" shall mean this Agreement, the Loan Documents (as defined in the Credit Agreement) and the Credit Documents specified in an accepted Acknowledgment.

       "Delayed Draw Term Loans" shall have the meaning set forth in the Credit Agreement.

       "Guarantee Agreement" shall have the meaning set forth in the Credit Agreement.

       "Guarantors" shall have the meaning set forth in the Credit Agreement.

       "Intercompany Note" shall have the meaning set forth in the Credit Agreement.



       "Interest Rate Agreement Collateral Account" shall have the meaning set forth in Section 4.01.

       "Letter of Credit Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

       "Letter of Credit" shall mean any letter of credit issued by an Issuing Bank pursuant to the Credit Agreement.

       "Letter of Credit Collateral" Account shall have the meaning set forth in Section 4.01.

       "Lien" shall have the meaning set forth in the Credit Agreement.

       "Loans" shall have the meaning set forth in the Credit Agreement.

       "LOC Creditors" shall mean the Issuing Banks and any Lenders that hold participations in Letters of Credit.

       "Majority Creditors" shall mean, at any time, Participating Creditors holding Voting Obligations representing a majority of the Voting Obligations at such time.

       "Notice of Actionable Default" shall mean a notice delivered by any Participating Creditor (pursuant to the terms of the Credit Agreement or a Permitted Acquisition Indebtedness Agreement, as applicable) to the Collateral Agent, stating that an Actionable Default has occurred and is continuing and that, as a result thereof, such Participating Creditor is entitled, to the extent provided in this Agreement and the Support Documents, to exercise rights and remedies provided by the Support Documents. A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has received satisfactory evidence that such Actionable Default has been cured or when such Actionable Default has been effectively waived for purposes of this Agreement. A Notice of Actionable Default shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.

       "Obligations" shall  mean  all   obligations  defined  as    Guaranteed
Obligations in the Guarantee Agreement and "Secured Obligations" in the Pledge Agreement.

       "Outstanding Credit Agreement Obligations" shall mean, at any time, the sum (without duplication) of Outstanding Revolving Credit Obligations and Outstanding Term Loan Obligations at such time.

       "Outstanding Interest Rate Agreement Obligations" shall mean, at any time, the aggregate amount of all monetary obligations of the Borrower and the other Guarantors that are accrued and owing at such time to the Lenders or any of them under the Interest Rate Agreements and the Support Documents in respect of the Interest Rate Agreements, including indemnification and expense reimbursement obligations and premium, if any. Notwithstanding the foregoing, no amount shall be treated as Outstanding Interest Rate Agreement Obligations unless such Interest Rate Agreement is permitted under the Credit Agreement.

       "Outstanding Obligations" shall mean, at any time, the sum of (a) the Outstanding Credit Agreement Obligations at such time, (b) the Outstanding Permitted Acquisition Indebtedness Agreement Obligations at such time (c) the Unfunded LOC Exposure at such time and (d) the Outstanding Interest Rate Agreement Obligations at such time.

       "Outstanding Permitted Acquisition" Indebtedness Agreement Obligations shall mean, at any time, the sum (without duplication) of (a) the aggregate principal amount of outstanding Permitted Acquisition Indebtedness at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (b) the aggregate amount of all other monetary obligations of the Borrower and the other Guarantors that are accrued and owing at such time to the Permitted Acquisition Indebtedness Creditors or any of them under the Permitted Acquisition Indebtedness Agreements and the Support Documents, including fees and expenses and indemnification and other expense reim-bursement obligations and premium, if any. Notwithstanding the foregoing, no amount shall be treated as Outstanding Permitted Acquisition Indebtedness Agreement Obligations unless such amount is permitted under the Credit Agreement.

       "Outstanding Revolving Credit Obligations" shall mean, with respect to the Revolving Lenders at any time, the sum (without duplication) of (a) the aggregate principal amount of the Revolving Loans and the Swingline Loans outstanding at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (b) the aggregate amount of all Letter of Credit Disbursements not yet reimbursed to the LOC Creditors and accrued and unpaid interest thereon at such time, (c) the aggregate amount of accrued and unpaid fees payable to the Revolving Lenders, or any of them, under or in connection with the obligations set forth in clauses (a) and (b) above under the Credit Agreement and (d) the Revolving Lenders' pro rata share (determined as provided below) of the aggregate amount of all other monetary obligations of the Borrower and the other Guarantors that are accrued and owing at such time to the Revolving Lenders or any of them under the  Credit Agreement and
the Support Documents, including indemnification and expense reimbursement obligations (but excluding any Unfunded LOC Exposure). For purposes of determining the Revolving Lenders' pro rata share of the aggregate amount of monetary obligations owed to the Lenders pursuant to clause (d) above, such amount shall be determined on the basis of the ratio of (i) the amount owed to the Revolving Lenders pursuant to clauses (a), (b) and (c) of this definition to (ii) the sum of (A) the amount owed to the Revolving Lenders pursuant to clauses (a), (b) and (c) of this definition and (B) the amounts owed to the Term Loan Lenders pursuant to clauses (a) and (b) of the definition of the term Outstanding Term Loan Obligations .

       "Outstanding Term Loan Obligations" shall mean, with respect to the Term Loan Lenders at any time, the sum (without duplication) of (a) the aggregate principal amount of the Term Loans, Delayed Draw Term Loans and Canadian Term Loans outstanding at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (b) the aggregate amount of accrued and unpaid fees payable to the Term Loan Lenders, or any of them, under or in connection with the obligations set forth in clause (a) above under the Credit Agreement and (c) the Term Loan Lenders' pro rata share (determined as provided below) of the aggregate amount of all other monetary obligations of the Borrower, the Canadian Borrower and the other Guarantors that are accrued and owing at such time to the Credit Agreement Creditors or any of them under the Credit Agreement and the Support Documents, including indemnification and expense reimbursement obligations. For purposes of determining the Term Loan Lenders' pro rata share of the aggregate amount of monetary obligations owed to the Term Loan Lenders pursuant to clause (c) above, such amount shall be determined on the basis of the ratio of (i) the amount owed to the Term Loan Lenders pursuant to clauses (a) and (b) of this definition to (ii) the sum of
(A) the amount owed to the Term Loan Lenders pursuant to clauses (a) and (b) of this definition and (B) the amounts owed to the Revolving Lenders pursuant to clauses (a), (b) and (c) of the definition of the term Outstanding Revolving Credit Obligations .

       "Participating Creditors" shall mean the Credit Agreement Creditors and the Permitted Acquisition Indebtedness Creditors under the Credit Agreement or a Permitted Acquisition Indebtedness Agreement, as the case may be.

       "Payment Default" shall mean any Actionable Default arising from a failure to pay any of the Outstanding Credit Agreement Obligations,
Outstanding Permitted Acquisition Indebtedness Agreement Obligations or Outstanding Interest Rate Agreement Obligations when and as due (either upon maturity, by acceleration or otherwise), but only if such Obligations that have not been paid include principal, interest, premium, fees, unreimbursed Letter of Credit Disbursements or termination payments.

      "Permitted Acquisition Indebtedness" shall have the meaning set forth in the Credit Agreement. No amount shall be treated as Permitted Acquisition Indebtedness unless such amount is permitted under the Credit Agreement. No Indebtedness shall be Permitted Acquisition Indebtedness for purposes of this Agreement and the Support Documents or entitled to the benefits of this Agreement or the Support Documents unless it has been identified as such by the Permitted Acquisition Creditors holding such Permitted Acquisition Indebtedness in their Acknowledgement, which Acknowledgment has been countersigned by the Borrower and delivered to the Collateral Agent.

       "Permitted Acquisition Indebtedness Creditors" shall mean each person holding Permitted Acquisition Indebtedness which has executed and delivered an Acknowledgment to the Collateral Agent. No person shall be a Permitted Acquisition Indebtedness Creditor or entitled to the benefits of this Agreement or the Support Documents unless (a) it has executed and delivered to the Collateral Agent an Acknowledgment with respect to Permitted Acquisition Indebtedness, which Acknowledgment has been countersigned by the Borrower, and
(b) such Acknowledgment has been delivered to the Collateral Agent.

       "Permitted Acquisition Indebtedness Agreement" shall mean each loan agreement, credit agreement or indenture under which Permitted Acquisition Indebtedness is extended to the Borrower, as such agreement or indenture may be amended and in effect from time to time. No loan agreement, credit agreement or indenture shall be a Permitted Acquisition Indebtedness Agreement or entitled to the benefits of this Agreement or the

Support Documents unless
it has been identified as such by the Permitted Acquisition Indebtedness Creditors extending credit thereunder in their Acknowledgment, which Acknowledgment has been countersigned by the Borrower and delivered to the Collateral Agent, and a copy thereof and of each amendment, modification, supplement or waiver thereof or thereto has been delivered to the Collateral Agent.

       "Permitted Acquisition Indebtedness Agreement Collateral Account" shall have the meaning set forth in Section 4.01.

       "Permitted Investments" shall have the meaning set forth in the Credit Agreement.

       "Permitted Subordinated Indebtedness" shall have the meaning set forth in the Credit Agreement.

       "Pledge Agreement" shall have the meaning set forth in the Credit Agreement.

       "Pledged Collateral" shall have the meaning set forth in the Pledge Agreement.

       "Required Creditors" shall mean the Majority Creditors, so long as at the time of determination such Majority Creditors shall include (a) Voting Credit Agreement Obligations representing at least 33-1/3% of the Voting Credit Agreement Obligations (excluding Voting Credit Agreement Obligations owned by Holdings, the Borrower or any Affiliate of any thereof) and (b) only if the then outstanding principal amount of a series or issue of Permitted Acquisition Indebtedness is greater than or equal to $50,000,000, Voting Obligations representing at least 33-1/3% of the Voting Permitted Acquisition Indebtedness Agreement Obligations represented by such series or issue (excluding Voting Permitted Acquisition Indebtedness Agreement Obligations owned by Holdings, the Borrower or any Affiliate of any thereof).

       "Required Holders" shall mean with respect to any series or issue of Permitted Acquisition Indebtedness, the percentage of such Permitted Acquisition Indebtedness required to effect amendments of, or to take other actions pursuant to, the applicable Permitted Acquisition Indebtedness Agreement.

       "Revolving Credit Collateral Account" shall have the meaning set forth in Section 4.01.

       "Revolving Lenders" shall mean the Lenders in respect of any Revolving Loans or Swingline Loans.

       "Revolving  Loans" shall  have the  meaning  set  forth  in the  Credit
Agreement.

       "Special  Collateral  Account" shall  have  the meaning  set  forth  in
Section 7.02(b).

       "subsidiary" and "Subsidiary" shall have the meaning set forth in the Credit Agreement.



       "Support Documents" shall mean the Pledge Agreement and the Guarantee Agreement.

       "Swingline  Loans" shall  have the  meaning  set  forth  in the  Credit
Agreement.

       "Term  Loan  Collateral Account" shall have  the  meaning set  forth in
Section 4.01.

       "Term Loan Lenders" shall mean the Lenders in respect of any Term Loans, Delayed Draw Term Loans and Canadian Term Loans.

       "Term Loans" shall have the meaning  set forth in the Credit Agreement.

       "Unfunded LOC Exposure" shall mean, at any time, the aggregate undrawn amount of all outstanding Letters of Credit at such time.

       "Voting Actions" shall mean all amendments and modifications to, and waivers of any provisions of, and consents granted under, any of the Support Documents (other than amendments which add new Pledgors as party to the Pledge Agreement or Guarantors as party to the Guarantee Agreement or subject additional collateral to the Lien of the Pledge Agreement).

       "Voting Credit Agreement Obligations" shall mean, at any time, (a) the aggregate principal amount of the Loans outstanding at such time, (b) the Unfunded LOC Exposure at such time, (c) the aggregate amount of unreimbursed Letter of Credit Disbursements at such time and (d) the aggregate unused amount of the Commitments in effect at such time (unless the Borrower is not able to borrow under the Commitments at such time).

       "Voting Interest Rate Agreement Obligations" shall mean, at any time, the aggregate amount (but not less than zero) which would be owing by the Borrower and the other Guarantors to the Lenders under all Interest Rate Agreements which have been terminated.

       "Voting Obligations" shall mean the Voting Credit Agreement Obligations, the Voting Permitted Acquisition Indebtedness Agreement Obligations and the Voting Interest Rate Agreement Obligations.

       "Voting Permitted Acquisition Indebtedness Agreement Obligations" shall mean, at any time, the aggregate principal amount of outstanding Permitted Acquisition Indebtedness at such time, provided that any Permitted Acquisition Indebtedness owned by Holdings, the Borrower, any Subsidiary or any Affiliate of the Borrower at such time shall be deemed not to be outstanding for the purposes of this definition.

      SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words include , includes and including shall be deemed to be followed by the phrase without limitation . All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.




                                  ARTICLE II

                       Acts of Participating Creditors;
                            Amounts of Obligations

      SECTION 2.01. Acts of Participating Creditors. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Participating Creditors or any portion thereof (including the Required Creditors or the Majority Creditors) may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form to the Collateral Agent and signed by or on behalf of (including by an agent for) such persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an Act of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of any Participating Creditor if such Act purports to be taken by or on behalf of such Participating Creditor, and nothing in this Section 2.01 or elsewhere in this Agreement shall be construed to require any Participating Creditor to demonstrate that it has been authorized to take any action that it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Participating Creditor.

      SECTION 2.02. Determination of Amounts of Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Outstanding Obligations or Voting Obligations or any portion thereof or the existence of any Actionable Default for any purposes of this Agreement, the Collateral Agent shall be entitled to make such determination on the basis of one or more certificates of any Participating Creditor (or the  agent
therefor) (with respect to the Obligations owed to such Participating Creditor) or the Administrative Agent (with respect to the Obligations owed to the Credit Agreement Creditors under the Credit Agreement, or any of them); provided, however, that if, notwithstanding the request of the Collateral Agent, any Participating Creditor shall fail or refuse within five business days of such request to certify as to the existence or amount of any Out-standing Obligations or Voting Obligations or any portion thereof owed to it or the existence of any Actionable Default, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of the Borrower; provided further, however, that, promptly following determination of any such amount, the Collateral Agent shall notify such Participating Creditor (or the agent therefor) of such determination and thereafter shall correct any error that such Participating Creditor (or the agent therefor) brings to the attention of the Collateral Agent. Upon request by the Collateral Agent each Participating Creditor agrees to provide the Collateral Agent with a general description of the Outstanding Permitted Acquisition Indebtedness Agreement Obligations held by it, including the amount thereof and any other information reasonably required by the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the second preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower, any Participating Creditor or any other person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination. Upon any request of the Collateral Agent, the Borrower will, and by countersigning this Agreement the Borrower agrees to, as promptly as practicable, furnish a certificate to the Collateral Agent as to the existence or amount of any Outstanding Obligation or Voting Obligation or as to the existence of any Actionable Default. For all purposes of this Agreement, to the extent that any Outstanding Obligation has been taken into account for purposes of determining the amount to which any Par-ticipating Creditor is entitled in any distribution hereunder, any guaranty of such Outstanding Obligation that is itself an Outstanding Obligation shall not be taken into account for such purpose. No amount shall be treated as Permitted Acquisition Indebtedness or Outstanding Permitted Acquisition Indebtedness Agreement Obligations unless such amount is permitted under the Credit Agreement.

      SECTION 2.03. Restrictions on Actions. Each Participating Creditor agrees that, as long as any Outstanding Obligations exist, the provisions of this Agreement shall provide the exclusive method by which any Participating Creditor may exercise rights and remedies under the Support Documents. There-fore, each Participating Creditor (other than the Collateral Agent) shall, for the mutual benefit of all Participating Creditors, except as permitted under this Agreement:

            (a) refrain from taking or filing any action, judicial or other-wise, to enforce any rights or pursue any remedies under the Support Documents, except for delivering notices hereunder; and

            (b) refrain from exercising any rights or remedies under the Support Documents that may be exercisable as a result of an Actionable Default or any other default;

provided, however, that the foregoing shall not prevent (i) any Participating Creditor from imposing a default rate of interest in accordance with the Credit Agreement or a Permitted Acquisition Indebtedness Agreement, as applicable, (ii) a Participating Creditor from raising any defenses in any action in which such Participating Creditor has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense to the extent directly relating to the Pledged Collateral or the Support Documents, subject to and in accordance with the provisions of this Agreement, or (iii) a Participating Creditor from exercising its rights and remedies as a general creditor in accordance with the Credit Transaction Documents and applicable law, including the right to commence legal proceedings to collect any Outstanding Obligation due and payable to such Participating Creditor and remaining unpaid, to obtain a judgment and to enforce such judgment, in each case to the same extent as if such Participating Creditor were an unsecured creditor. Each Participating Creditor hereby agrees not to object to or contest in any manner, or to raise any defense to, the validity, perfection, priority, enforceability or allowance of any of the Obligations or any Liens created by the Pledge Agreement, subject to the last sentence of Section 2.02, provided, however, that the Collateral Agent and the Credit Agreement Creditors may in good faith challenge the status of indebtedness as Permitted Acquisition Indebtedness or of any person as a Permitted Acquisition Indebtedness Creditor.

            SECTION 2.04.     Representatives    of   Permitted    Acquisition
Indebtedness Creditors. In acting and making determinations hereunder the Collateral Agent shall be entitled (but shall not be required) to rely on any information or direction given to it by any person which the Collateral Agent reasonably believes is acting as agent, trustee or other representative for any Permitted Acquisition Indebtedness Creditors and shall incur no liability to any of Holdings, the Borrower, any Participating Creditor or any Affiliate of any thereof for so relying. The Permitted Acquisition Indebtedness Creditors or any of them may act under this Agreement through their agent, trustee or other representative which has been designated as such by them or it in writing to the Collateral Agent.

                                  ARTICLE III

                          Duties of Collateral Agent

      SECTION 3.01. Notices to Participating Creditors. The Collateral Agent shall promptly notify each Credit Agreement Creditor and each Permitted Acquisition Indebtedness Creditor from which it has received a completed Acknowledgement in the event the Collateral Agent shall receive any Notice of Actionable Default or certificate rescinding a Notice of Actionable Default or any request by any party hereto or by the Borrower for any consent, waiver or amendment with respect hereto or any other Credit Transaction Document.

      SECTION 3.02. Actions Under Support Documents. (a) The Collateral Agent shall not be obligated to take any action under this Agreement or any of the Support Documents except for the performance of such duties as are specifi-cally set forth herein or therein. Notwithstanding the foregoing, subject to the provisions of Article V and Section 7.05, the Collateral Agent shall take any action under or with respect to the Support Documents that is requested by the Required Creditors and which is not inconsistent with or contrary to the provisions of this Agreement or the Support Documents. The Collateral Agent may take, but shall have no obligation to take, any and all such actions under the Support Documents or any of them or otherwise as the Collateral Agent shall deem to be in the best interests of the Participating Creditors in order to maintain the Pledged Collateral and protect and preserve the Pledged Collateral and the rights of the Participating Creditors; provided, however, that, except as provided in paragraph (b) below or the last sentence of
Section 5.03(d), in the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Required Creditors, the Collateral Agent shall not foreclose any Lien on the Pledged Collateral or exercise any other remedies available to the Collateral Agent under any Support Documents with respect to the Pledged Collateral or any part thereof.

      (b) If the Collateral Agent has requested instructions from the Required Creditors at a time when a Notice of Actionable Default shall be outstanding and the Required Creditors have not responded to such request within 30 days after such request is made, the Collateral Agent may take, but shall have no obligation to take, any and all actions under the Support Documents or any of them or otherwise, including foreclosure of any Lien or any other exercise of remedies, as the Collateral Agent, in good faith, shall determine to be in the interests of the Participating Creditors; provided, however, that, if instructions are thereafter received from the Required Creditors, then the actions of the Collateral Agent shall be subject to paragraph (a) above.

      SECTION 3.03. Meetings; Voting. (a) When the Collateral Agent receives a Notice of Actionable Default, the Collateral Agent shall give prompt notice thereof to the Participating Creditors and, upon the request of any Participating Creditor, shall schedule a meeting of all Participating
Creditors to be held at the offices of the Collateral Agent, or another mutually convenient place by furnishing each Participating Creditor with at least five Business Days prior notice, provided that any Participating Creditor may participate in such meeting via telephone. At such meeting the Participating Creditors shall consult with one another in an attempt to determine a mutually acceptable course of conduct regarding Holdings, the Borrower and their subsidiaries, the collection of the Outstanding Obligations and the exercise of rights and remedies under the Support Documents.

      (b) Whenever it is necessary to take any Voting Action, the Collateral Agent shall notify each Participating Creditor entitled to participate therein
of  the  proposed   Voting  Action,  shall   collect  instructions  from
the Participating Creditors regarding such Voting Action and shall notify all Participating Creditors entitled to participate in such Voting Action of the results thereof.

      SECTION 3.04. Records. The Collateral Agent shall maintain records regarding Voting Actions, determinations of the amounts of the Outstanding Obligations and Voting Obligations for any purpose, the allocation of deposits to the Collateral Accounts and any distributions therefrom. The information contained in such records shall be made available to any Participating Creditor upon request.


                                  ARTICLE IV

                   Proceeds Received Under Support Documents

      SECTION 4.01. Collateral Accounts. (a) The Collateral Agent shall establish and maintain at its principal banking office in New York City five accounts into which it shall (except as otherwise explicitly provided in any Support Document) deposit all amounts received by it in its capacity as Collateral Agent (and not in any other capacity) in respect of the Pledged Collateral or pursuant to enforcement of the Guarantee Agreement upon an Actionable Default, including all monies received on account of any sale of or other realization upon any of the Pledged Collateral pursuant to the Pledge Agreement; provided, however, that notwithstanding any other provision of this Agreement, amounts that Chemical Bank or any Lender shall receive on account of the Outstanding Credit Agreement Obligations or Outstanding Interest Rate Agreement Obligations in its capacity as Administrative Agent or otherwise in its capacity as a Credit Agreement Creditor (including by voluntary or mandatory prepayment), and not through enforcement of the Guarantee Agreement upon an Actionable Default or through the sale of or other realization upon any Pledged Collateral as provided herein and in the Pledge Agreement, shall be distributed by it in accordance with the provisions of the Credit Agreement or the applicable Interest Rate Agreement and shall not be deposited in the Collateral Accounts. One of the five accounts referred to in the preceding sentence shall be established and maintained for the benefit of the Revolving Lenders in respect of the Outstanding Revolving Credit Obligations (the Revolving Credit Collateral Account ), the second shall be established and maintained for the benefit of the Term Loan Lenders in respect of the Outstanding Term Loan Obligations (the Term Loan Collateral Account ), the third shall be established and maintained for the benefit of the Permitted Acquisition Indebtedness Creditors (the Permitted Acquisition Indebtedness Agreement Collateral Account ), the fourth such account shall be established and maintained for the benefit of the LOC Creditors (the Letter of Credit Collateral Account ) and the fifth such account shall be established and maintained for the benefit of the Lenders parties to any Interest Rate
Agreements (the Interest Rate Agreement Collateral Account and, together with the Revolving Credit Collateral Account, the Term Loan Collateral Account, the Permitted Acquisition Indebtedness Agreement Collateral Account, and the Letter of Credit Collateral Account, the Collateral Accounts ). All amounts deposited in the respective Collateral Accounts shall be held by the Collateral Agent subject to the terms hereof and of the Support Documents, it being understood that any such amounts may be released to the Borrower and the Canadian Borrower to the extent required by the Support Documents (any amounts so released to be released from the respective Collateral Accounts pro rata in accordance with the aggregate amounts deposited in such accounts during the term of this Agreement; provided, however, that the aggregate amounts deposited in the Letter of Credit Collateral Account shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph
(d) below) or upon payment in full of all Outstanding Obligations and termination of all Letters of Credit and Credit Transaction Documents. Neither the Borrower nor the Canadian Borrower nor any Guarantor shall have any rights with respect to, and the Collateral Agent shall have exclusive dominion and control over, the Collateral Accounts.

      (b) Except as set forth in paragraphs (d) and (g) below, all amounts that the Collateral Agent is required at any time to deposit in the respective Collateral Accounts pursuant to paragraph (a) above shall be allocated between, and deposited in, the Revolving Credit Collateral Account, the Term Loan Collateral Account, the Permitted Acquisition Indebtedness Agreement Collateral Account, the Interest Rate Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the aggregate amount of Outstanding Revolving Credit Obligations, Outstanding Term Loan Obligations, Outstanding Permitted Acquisition

Indebtedness Agreement Obligations, Outstanding Interest Rate Agreement Obligations and Unfunded LOC Exposure, respectively, at such time.

      (c) The Collateral Agent shall establish sub-accounts in the Letter of Credit Collateral Account with respect to each outstanding Letter of Credit. The Collateral Agent shall establish sub-accounts (if necessary) in the Permitted Acquisition Indebtedness Agreement Collateral Account with respect to each outstanding issue or series of Permitted Acquisition Indebtedness. All amounts deposited in the Letter of Credit Collateral Account shall be allocated between, and deposited in, the respective sub-accounts therein pro rata in accordance with the Unfunded LOC Exposure with respect to the related Letters of Credit. All amounts deposited in the Permitted Acquisition Indebtedness Agreement Collateral Account shall be allocated between, and deposited in, the respective sub-accounts therein pro rata in accordance with the Outstanding Permitted Acquisition Agreement Indebtedness Obligations with respect to the related issue or series of Permitted Acquisition Indebtedness. If, on or after the date on which any funds are deposited in the Letter of Credit Collateral Account pursuant to paragraph (b) above, any Letter of Credit is drawn upon by the beneficiary thereof, the Collateral Agent shall, upon the written request of the Administrative Agent, apply any funds in the sub-account with respect to such Letter of Credit to the reimbursement of such Letter of Credit Disbursement as if such reimbursement were being made by the Borrower pursuant to the Credit Agreement (but not in an amount in excess of the amount of such drawing).

      (d) At the time of any expiration or cancellation of any outstanding Letter of Credit, or any other reduction in the amount of Unfunded LOC
Exposure thereunder (other than as a result of a Letter of Credit Disbursement), the amount of funds in the sub-account with respect to such Letter of Credit (or, in the case of any partial reduction in the amount of Unfunded LOC Exposure thereunder, a pro rata portion of such funds) shall be released from such sub-account, and the funds so released shall be allocated among, and deposited in, the Revolving Credit Collateral Account, the Term Loan Collateral Account, the Permitted Acquisition Indebtedness Agreement Collateral Account, the Interest Rate Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the aggregate amount of the Outstanding Revolving Credit Obligations, Outstanding Term Loan Obligations, Outstanding Permitted Acquisition Indebtedness Agre-ement Obligations, Outstanding Interest Rate Agreement Obligations and Unfunded LOC Exposure, respectively, at such time.

      (e) The Collateral Agent shall have the right at any time and from time to time to apply any amounts in the Collateral Accounts to the payment of the out-of-pocket costs and expenses (including reasonable attorney fees and dis-bursements) reasonably incurred by the Collateral Agent in administering and carrying out its obligations under this Agreement or any of the Support Documents, in exercising or attempting to exercise any right or remedy here-under or thereunder or in taking possession of, protecting, preserving or disposing of any of the Pledged Collateral, and all amounts against or for which the Collateral Agent is to be indemnified or reimbursed hereunder (excluding any such costs, expenses or amounts that have theretofore been reimbursed) until all of such costs, expenses and amounts have been paid in full; provided, however, that any such application shall be allocated as among the Revolving Credit Collateral Account, Term Loan Collateral Account, Letter of Credit Collateral Account (provided that the aggregate amounts deposited in the Letter of Credit Collateral Account shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph (d) above), Interest Rate Agreement Collateral Account and the Permitted Acquisition Indebtedness Agreement Collateral Account ratably in accordance with the aggregate amounts deposited in such Accounts during the term of this Agreement. The Collateral Agent shall reimburse any Credit Agreement Creditor or Permitted Acquisition Indebtedness Creditor, as the case may be, prior to applying any amounts in the Collateral Accounts pursuant to Section 4.02 for any and all losses with respect to any amounts expended with respect to any indemnity provided in accordance with Section 5.03(e) by such Credit Agreement Creditor or Permitted Acquisition Indebtedness Creditor by application of funds in the Collateral Accounts in the same manner as provided in the proviso to the preceding sentence.

      (f) For purposes of determining allocations and deposits of funds (but not distributions of funds) pursuant to this Section 4.01 and Section 4.02, any Outstanding Obligations shall be deemed to be reduced by the amount, if any, held by the Collateral Agent in the Collateral Account (or sub-account therein) from which distributions are to be paid in respect of such Outstanding Obligations.

      (g) If, at any time that the Collateral Agent receives any amounts to be deposited in the Collateral Accounts, any portion of the Outstanding Obligations consists of out-of-pocket costs and expenses (including attorney fees and disbursements) or other claims in respect of any indemnification or expense reimbursement obligations of the Borrower or the Canadian Borrower under any of the Credit Transaction Documents (collectively, Reimbursement Obligations ), then, prior to allocating such amounts among the Collateral Accounts, the Collateral Agent shall, to the extent it shall have received notice of such Reimbursement Obligations, apply such amounts to pay such Reimbursement Obligations (pro rata among such Reimbursement Obligations, in the event that the amount to be so applied is insufficient to pay all such Reimbursement Obligations in full); provided, however, that the aggregate cumulative amount applied pursuant to this paragraph (g) to pay Reimbursement Obligations to Participating Creditors (other than the Collateral Agent or otherwise in respect of amounts referred to in paragraph (e) above) shall not exceed $4,000,000.

      SECTION 4.02. Application of Proceeds. (a) Amounts deposited in the Revolving Credit Collateral Account shall be applied in the following order of priority:

            First, to the payment of all Outstanding Revolving Credit Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Credit Agreement Creditors;

            Second, to the Credit Agreement Creditors in respect of the Outstanding Revolving Credit Obligations pro rata in accordance with the aggregate amounts of the Outstanding Revolving Credit Obligations at such time, until the Outstanding Revolving Credit Obligations shall have been paid in full;

            Third, if there are any Outstanding Term Loan Obligations, or if there are any Outstanding Permitted Acquisition Indebtedness Agreement Obligations or if there are any Outstanding Interest Rate Agreement Obligations or if there is any Unfunded LOC Exposure (or if the Lenders shall have any remaining commitments to participate in the issuance of Letters of Credit), to the Term Loan Collateral Account, the Permitted Acquisition Indebtedness Agreement Collateral Account, the Interest Rate Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and


            Fourth, the balance, if any, to the Borrower or such other person or persons as shall be entitled thereto.

      (b) Amounts deposited in the Term Loan Collateral Account shall be applied in the following order of priority:

            First, to the payment of all Outstanding Term Loan Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Credit Agreement Creditors;

            Second, to the Credit Agreement Creditors in respect of the Outstanding Term Loan Obligations pro rata in accordance with the aggregate amounts of the Outstanding Term Loan Obligations at such time, until the Outstanding Term Loan Obligations shall have been paid in full;

            Third, if there are any Outstanding Revolving Credit Obligations (or if the Lenders shall have any remaining commitments to lend under the Credit Agreement) or if there are any Outstanding Permitted
      Acquisition  Indebtedness  Agreement Obligations  or  if  there are  any
      Outstanding Interest Rate Agreement Obligations or if there is any Unfunded LOC Exposure (or if the Lenders shall have any remaining commitments to participate in the issuance of Letters of Credit), to the Revolving Credit Collateral Account, the Permitted Acquisition Indebtedness Agreement Collateral Account, the Interest

      Rate  Agreement
      Collateral  Account and the Letter of Credit Collateral Account pro rata
      in  accordance   with  the   respective  amounts  of   such  Outstanding
      Obligations; and

            Fourth, the balance, if any, to the Borrower or such other person or persons as shall be entitled thereto.

      (c)   Amounts  deposited  in   the  Permitted  Acquisition  Indebtedness
Agreement Collateral Account shall be applied in the following order of priority:

            First, to the payment of all Outstanding Permitted Acquisition Indebtedness Agreement Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Permitted Acquisition Indebtedness Creditors;

            Second, to the Permitted Acquisition Indebtedness Creditors pro rata in accordance with the aggregate amounts of the Outstanding Permitted Acquisition Indebtedness Agreement Obligations at such time, until the Outstanding Permitted Acquisition Indebtedness Agreement Obligations shall have been paid in full;

            Third, if there are any Outstanding Revolving Credit Obligations (or if the Lenders shall have any remaining commitments to lend under the Credit Agreement), or if there are any Outstanding Term Loan Obligations or if there are any Outstanding Interest Rate Agreement Obligations or if there is any Unfunded LOC Exposure (or if the Lenders shall have any remaining commitments to participate in the issuance of Letters of Credit), to the Revolving Credit Collateral Account, the Term Loan Collateral Account, the Interest Rate Agreement Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and

            Fourth, the balance, if any, to the Borrower or such other person or persons as shall be entitled thereto.

      (d) Amounts deposited in the Interest Rate Agreement Collateral Account shall be applied in the following order of priority:

            First, to the payment of all Outstanding Interest Rate Agreement Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Lenders parties to the Interest Rate Agreements;

            Second, to the Lenders parties to the Interest Rate Agreements pro rata in accordance with the aggregate amounts of the Outstanding Interest Rate Agreement Obligations at such time, until the Outstanding Interest Rate Agreement Obligations shall have been paid in full;

            Third, if there are any Outstanding Revolving Credit Obligations (or if the Lenders shall have any remaining commitments to lend under the Credit Agreement), or if there are any Outstanding Term Loan Obligations or if there is any Unfunded LOC Exposure (or if the Lenders shall have any remaining commitments to participate in the issuance of Letters of Credit) or if there are any Outstanding Permitted Acquisition Indebtedness Agreement Obligations, to the Revolving Credit Collateral Account, the Term Loan Collateral Account and the Letter of Credit Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and

            Fourth, the balance, if any, to the Borrower or such other person or persons as shall be entitled thereto.

      (e) All amounts deposited in any sub-account in the Letter of Credit Collateral Account shall be applied as provided in Sections 4.01(c) and (d).

      (f)  Each  Participating  Creditor  agrees   that,  notwithstanding  any
provision of this Agreement or the other Credit Transaction Documents, any sums and amounts received by such Participating Creditor pursuant to this
Section 4.02 shall be applied to the payment of its Outstanding Obligations as follows: first, to the payment of all Outstanding Obligations owed to such Participating Creditor, other than principal, interest and obligations in respect of reimbursement of Letter of Credit Disbursements; second, to the payment of all Outstanding Obligations owed to such Participating Creditor consisting of accrued interest; and third, to the payment of all Outstanding Obligations owed to such Participating Creditor consisting of principal and obligations in respect of reimbursement of Letter of Credit Disbursements.

      SECTION 4.03. Time of Payments. Unless the Collateral Agent shall have received written instructions from the holders of a majority of the Obligations to which such Collateral Account relates as to the times at which any amounts are to be distributed pursuant to Section 4.02, all distributions under Section 4.02 shall be made at such times as the Collateral Agent shall in its sole discretion determine, subject to Section 4.04, provided that any distributions from the Revolving Credit Collateral Account, the Term Loan Collateral Account, the Interest Rate Agreement Collateral Account and the Permitted Acquisition Indebtedness Agreement Collateral Account shall be made substantially simultaneously.

      SECTION 4.04. Application of Amounts Not Distributable. If any Participating Creditor shall inform the Collateral Agent that there is no provision under the Credit Agreement or a Permitted Acquisition Indebtedness Agreement, as the case may be, for the application of amounts that are to be distributed to the parties to such Agreement pursuant to Section 4.02 (whether by virtue of the applicable Outstanding Obligations thereunder not being then due and payable or otherwise) or for the holding of such amounts by or on behalf of such parties pending application thereof, then the Collateral Agent shall invest the amounts in the applicable Collateral Account in investments permitted by Section 4.05 and shall hold such amounts and all proceeds of such investments in such Collateral Account for the benefit of such Participating Creditor until such Participating Creditor shall request the delivery thereof by the Collateral Agent for application against such Outstanding Obligations or shall notify the Collateral Agent that such Outstanding Obligations have been paid.

      SECTION 4.05. Investment of Amounts in Collateral Accounts. Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Accounts shall (to the extent the Collateral Agent deems prac-tical) be invested by the Collateral Agent in Permitted Investments. The Collateral Agent shall, to the extent that the timing of distributions to be made from any Collateral Account is known or can be reasonably anticipated, select Permitted Investments for such Collateral Account that mature prior to the anticipated date of any distribution to be made from such Collateral
Account. The Collateral Agent shall not discriminate between Collateral Accounts in the selection of Permitted Investments, provided that the fore-going shall not be construed to prevent the selection of longer-term investments for the Letter of Credit Collateral Account if distributions from such Account are expected to be made at a later date than distributions from the other Collateral Accounts.


                                   ARTICLE V

                        Concerning the Collateral Agent

      SECTION 5.01. Appointment of Collateral Agent. Each of the Participating Creditors appoints Chemical Bank to act as Collateral Agent pursuant to the terms of the Support Documents and this Agreement and authorizes the Collat-eral Agent to execute and perfect the Support Documents in the name of and for the benefit of the Secured Parties, and Chemical Bank agrees to act as Collateral Agent for such Participating Creditors, pursuant to the terms of the Support Documents and this Agreement.

      SECTION 5.02. Limitations  on Responsibility  of  Collateral Agent.  The
Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties con-tained herein or in any other Credit Transaction Document, except for those expressly made by it herein. The Collateral Agent makes no representation as to the value of the Pledged Collateral or any part thereof, as to the title of
the pledgors under the Pledge Agreement (the Pledgors ) to the Pledged Collateral, as to the security afforded by this Agreement or any Support Document or, except as expressly set forth in Article VI, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Credit Transaction Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Pledged Collateral, for the payment of taxes, charges, assessments or liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Pledged Collateral. The Collateral Agent shall have no duty to Holdings, the Borrower, the Canadian Borrower or any of the other Pledgors or Guarantors or to the Participating Creditors as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Pledged Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent shall not be required to ascertain or inquire as to the performance by Holdings, the Borrower, the Canadian Borrower or any of the other Pledgors or Guarantors of any of the covenants or agreements contained herein or in the other Credit Transaction Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement or any other Credit Transaction Document except for its or such person's own gross negligence or wilful misconduct. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by it or any such person in accordance with any notice given by the requisite number of Participating Creditors hereunder entitled to give such notice, even if, at the time such action is taken by it or any such person, the Participating Creditors that gave the notice to take such action are no longer Participating Creditors and if the Collateral Agent has not received written notice of such fact. The Collateral Agent may execute any of the powers granted under this Agreement or any of the Support Documents and perform any duty hereunder or thereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or wilful misconduct.

      SECTION 5.03. Reliance by Collateral Agent; Indemnity Against Liabilities; etc. (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to Holdings, the Borrower or the other Pledgors or Guarantors or any other person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate purporting to be executed by an officer of such person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon.


      (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder and under the Support Documents in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder or the Collateral from any court of competent jurisdiction.

      (c) The Collateral Agent shall be fully protected in relying upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order or other paper or document that it believes to be genuine and to have been signed or presented by the proper party or parties. In the absence of its gross negligence or wilful misconduct or actual notice to the contrary, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

      (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Actionable Default unless and until the Collateral Agent shall have received a Notice of Actionable Default or a notice from the Borrower to the Collateral Agent in its capacity as Collateral Agent referring to this Agreement and indicating that an Actionable Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Actionable Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it. The Collateral Agent may (but shall not be obligated to) take action hereunder on the basis of an Actionable Default of the type specified in clause (g) or (h) of Article VII of the Credit Agreement or any analogous provision of any Permitted Acquisition Indebtedness Agreement regardless of whether the Collateral Agent has received any Notice of Actionable Default stating that such Actionable Default has occurred, provided that any such action taken by the Collateral Agent without direction from the Required Creditors shall be limited to actions that the Collateral Agent determines to be necessary to protect and preserve the Pledged Collateral and the rights of the Participating Creditors.

      (e) If the Collateral Agent has been requested to take any specific action pursuant to any provision of this Agreement, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement in the manner so requested unless it shall have been provided indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

      SECTION 5.04. Resignation of the Collateral Agent. The Collateral Agent may at any time, by giving 30 days' prior written notice to the Borrower and each Participating Creditor, resign and be discharged from the respon-sibilities hereby created, such resignation to become effective upon the earlier of (a) the acceptance of the appointment of a successor pursuant to the next sentence of this Section 5.04 and (b) the appointment of a successor by the Required Creditors and the acceptance of such appointment by such successor. If no successor shall be appointed and approved pursuant to clause (b) above within 30 days after the date of any such resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Creditors as above provided or may, on behalf of the Participating Creditors, appoint a successor Collateral Agent. Any successor Collateral Agent shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 that is authorized to perform the functions of the Collateral Agent hereunder.

      SECTION 5.05. Expenses and Indemnification by Borrower. By countersigning this Agreement, the Borrower agrees (a) to reimburse the Collateral Agent, on demand, for any reasonable expenses incurred by the Collateral Agent, including reasonable counsel fees, other reasonable charges and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any Support Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Participating Creditors under this Agreement and the Support Documents and
(b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents (each, an "Indemnitee"), on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any other Indemnitee in any way relating to or arising out of this Agreement or any Support Document or any action taken or omitted by them under this Agreement or any Support Document, provided that the Borrower shall not be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising from the gross negligence or wilful misconduct of the Collateral Agent or any other Indemnitee.

            The Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the
Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to  those available to
the Borrower (in which case the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be unreasonably withheld.

      SECTION 5.06. Expenses and Indemnification by Lenders and Permitted Acquisition Indebtedness Creditors. Each Lender and Permitted Acquisition Indebtedness Creditor agrees (a) to reimburse the Collateral Agent, on demand, in the amount of its pro rata share (based on the amount of its Voting Obligations), for any expenses referred to in Section 5.05 that shall not have been reimbursed by the Borrower or paid from the proceeds of Pledged Collat-eral as provided herein and (b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in Section 5.05, to the extent the same shall not have been reimbursed by the Borrower, or paid from the proceeds of Pledged Collateral as provided herein, provided that no Lender or Permitted Acquisition Indebtedness Creditor shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements arising from the gross negligence or wilful misconduct (including any wilful violation of law) of the Collateral Agent or any of its directors, officers, employees or agents.


                                  ARTICLE VI

                        Representations and Warranties

      Each of the Collateral Agent and each Participating Creditor represents and warrants to the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) will not contravene any provision of its charter or by-laws or any order of any court or other Governmental Authority having applicability to it or any applicable law and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.


                                  ARTICLE VII

                          Intercreditor Arrangements

      SECTION 7.01. Security Interests. The Collateral Agent and each of the Participating Creditors hereby agree that the liens granted to the Collateral Agent under the Pledge Agreement, and the guarantees provided under the Guarantee Agreement, shall be treated, as among the Participating Creditors, as having equal priority and shall at all times be shared by the Participating Creditors as provided herein.

      SECTION 7.02. Turnover of Pledged Collateral and Certain Payments. (a) If any Participating Creditor (i) acquires custody, control or possession of any Pledged Collateral or proceeds therefrom or (ii) receives any payment at any time that an Actionable Default has occurred and is continuing pursuant to enforcement of the Guarantee Agreement, other than pursuant to the terms of this Agreement, then such Participating Creditor shall promptly cause such Pledged Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Participating Creditor shall be deemed to hold such Pledged Collateral, proceeds or payments in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, subject to paragraph (b) below, no Participating Creditor shall be required to deliver to or put in the custody, possession or control of the Collateral Agent or to hold in trust as specified in the preceding sentence any amount of any Outstanding Obligation paid or prepaid by the Borrower or the Canadian Borrower to it (and not obtained by it through any sale of or other realization upon any Pledged Collateral or by enforcement of its rights under the Guarantee Agreement, as provided herein and in the Support Documents) in accordance with the terms of the Credit Agreement, the Permitted Acquisition Indebtedness Agreements or the Interest Rate Agreements, as applicable.

      (b)  In  the  event  that  any  Payment  Default  occurs  and  continues unremedied for three Business Days, the Collateral Agent shall, promptly following receipt of written notice thereof from the Borrower or a Participating Creditor or actual knowledge thereof, notify all Participating Creditors of (i) such Payment Default, (ii) the amount and nature thereof,
(iii) the date on which the payment was due that is the subject of such Payment Default and (iv) their obligations under this paragraph (b). Each Participating Creditor agrees that, in the event that it receives any payment (other than pursuant to this Agreement) in respect of its Outstanding Obligations at any time that any other Participating Creditor's Outstanding Obligations, or any part thereof, are subject to a Payment Default (any such payment so received being referred to as a Non-Pro-Rata Payment ), then, promptly following receipt of any notice pursuant to the preceding sentence (and thereafter promptly following any receipt of a Non-Pro-Rata Payment), such Participating Creditor will deliver such payment to the Collateral Agent for deposit in a special collateral account (the Special Collateral
Account ), and such amounts shall be retained in the Special Collateral Account until distributed as described below. In the event that all Payment Defaults are cured, the Collateral Agent shall return all amounts on deposit in the Special Collateral Account to the Participating Creditors from which such amounts were received, together with their pro rata share of any earnings thereon from the investment of such amounts. In the event that, prior to the return of amounts on deposit in the Special Collateral Account to the applicable Participating Creditors as provided herein, all the Outstanding Credit Agreement Obligations or all the Outstanding Permitted Acquisition Indebtedness Agreement Obligations are declared due and payable as provided in
Section 7.06, all amounts on deposit in the Special Collateral Account shall be allocated and applied as Pledged Collateral pursuant to Article IV. In the event that any Payment Default occurs and remains continuing for more than 30 days without all the Outstanding Credit Agreement Obligations and Outstanding Permitted Acquisition Indebtedness Agreement Obligations having been declared due and payable, then the Collateral Agent shall apply the amounts then on deposit in the Special Collateral Account to pay (and shall continue to apply Non-Pro-Rata Payments thereafter received by it to pay) Outstanding Obligations that are then due and payable pro rata in accordance with the amounts so due and payable, provided that the foregoing shall not relieve any Participating Creditor from its obligation to deliver to the Collateral Agent any Non-Pro-Rata Payment received by it while any Payment Default remains continuing. By its execution hereof, the Borrower agrees that any amounts paid to a Participating Creditor in respect of any Outstanding Obligation shall not relieve the Borrower or the Canadian Borrower from liability in respect of such Outstanding Obligation to the extent that such amounts are distributed to other Participating Creditors pursuant to this paragraph.

      SECTION 7.03. Setoffs. If any Participating Creditor exercises any right of setoff or similar right with respect to any assets (regardless of whether such assets shall constitute Pledged Collateral) of the Borrower, any Pledgors or any Guarantor for payment of any Outstanding Obligations, or an Issuing Bank receives any cash collateral (or cash equivalents delivered as collateral) for Unfunded LOC Exposure, at any time that an Actionable Default has occurred and is continuing (other than cash collateralization of the Letters of Credit in accordance with Article II of the Credit Agreement), the amounts so set off or such cash collateral shall constitute Pledged Collateral for purposes of this Agreement and such Participating Creditor shall promptly cause such amounts to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Participating Creditor shall be deemed to hold such Pledged Collateral in trust for the parties hereto entitled thereto hereunder.

      SECTION 7.04. Amendment of the Credit Agreement, the Permitted Acquisition Indebtedness Agreements and the Interest Rate Agreements. This Agreement shall not limit or restrict the ability of (a) Holdings, the Borrower, their subsidiaries and the Credit Agreement Creditors to amend, modify, supplement, restate or waive the Credit Agreement and the Loan
Documents (other than this Agreement and the Support Documents) or any provision thereof, (b) the Borrower and the Permitted Acquisition Indebtedness Creditors party thereto to amend, modify, supplement, restate or waive any Permitted Acquisition Indebtedness Agreement and related Credit Documents (other than this Agreement and the Support Documents) or any provision thereof or (c) the Lenders party thereto to amend, modify, supplement, restate or waive any Interest Rate Agreement.

      SECTION 7.05. Release of Collateral. (a) In connection with any sale, transfer or disposition of any Pledged Collateral that is permitted by the Credit Agreement and the Permitted Acquisition Indebtedness Agreements, or approved by the Required Creditors, the Participating Creditors agree that any Liens on such Pledged Collateral created pursuant to the Pledge Agreement will be released upon the delivery of evidence satisfactory to the Collateral Agent that such sale, transfer or disposition is in compliance with the requirements of such agreements (or the terms of any such approval by the Required Creditors) and the proceeds of such transaction have been or will be applied to the extent required as set forth in Section 2.12 of the Credit Agreement and any analogous provision of the applicable Permitted Acquisition Indebtedness Agreement (or any applicable terms of any such approval).


      (b) Pledged Collateral may be released in connection with the exercise of any rights, powers or remedies by the Collateral Agent pursuant to and in accordance with Section 3.02 and such release shall not require any approval under this Section 7.05.

      (c) The Participating Creditors hereby authorize the Collateral Agent to execute releases and other documents in form and substance satisfactory to the Collateral Agent in respect of any release of Collateral permitted under this
Section 7.05.

      SECTION 7.06. Acceleration. The Credit Agreement Creditors and the Permitted Acquisition Indebtedness Creditors hereby covenant and agree that, notwithstanding any contrary provisions of the Credit Transaction Documents, as long as this Agreement is in effect, (a) the Loans may not be declared to be due and payable and the Commitments may not be terminated pursuant to
Article VII of the Credit Agreement unless (i) the Administrative Agent or the Required Lenders (as defined in the Credit Agreement) shall notify the
Borrower and the Collateral Agent of such declaration and termination in writing at any time that an Actionable Default under the Credit Agreement has occurred and is continuing and (ii) at least five days shall have passed since the time of the giving of such notice and (b) any Permitted Acquisition Indebtedness may not be declared to be due and payable pursuant to the event of default or any similar provisions of the applicable Permitted Acquisition Indebtedness Agreement unless (i) the applicable Required Holders shall notify the Borrower, the Collateral Agent and the Administrative Agent of such declaration in writing at any time that an Actionable Default under the Permitted Acquisition Indebtedness Agreements has occurred and is continuing and (ii) at least five days shall have passed since the giving of such notice; provided, however, that (i) the foregoing shall not affect the consequences specified under the Credit Agreement and the Permitted Acquisition Indebtedness Agreements in respect of an Actionable Default with respect to the Borrower or the Canadian Borrower described in clause (g) or (h) or
Article VII of the Credit Agreement or any analogous provision of a Permitted Acquisition Indebtedness Agreement, (ii) the foregoing shall not affect the rights of any Permitted Acquisition Indebtedness Creditor to declare its Permitted Acquisition Indebtedness, if such Permitted Acquisition Indebtedness is incurred by the Borrower in the form of senior secured notes, to be due and payable in accordance with the Permitted Acquisition Indebtedness Agreement in the event of a payment default in respect of such Permitted Acquisition Indebtedness, or any obligation of the Borrower to purchase Permitted Acquisition Indebtedness (and to purchase such Permitted Acquisition Indebtedness) in the event of a Change in Control, as defined in any such Permitted Acquisition Indebtedness Agreement, (iii) the foregoing shall not affect the rights of the Administrative Agent to declare the Loans or any of them to be due and payable and to terminate the Commitments in accordance with
Article VII of the Credit Agreement in the event of a payment default in respect of any of the Outstanding Credit Agreement Obligations or in the event of the occurrence of a Change of Control, as defined in the Credit Agreement,
(iv) if the Permitted Acquisition Indebtedness or the Loans, or any of them, are declared to be due and payable in accordance herewith as a result of any Actionable Default, then the foregoing shall not affect the rights of any Permitted Acquisition Indebtedness Creditor or the Administrative Agent to declare the balance of the Permitted Acquisition Indebtedness or the balance of the Loans and other Outstanding Credit Agreement Obligations or any of them to be due and payable and to terminate the Commitments, (v) the Commitments shall automatically terminate if and when the Loans are declared to be due and payable in accordance with this Section 7.06, (vi) solely for purposes of an action under this Section 7.06 to declare the Loans and the Permitted Acquisition Indebtedness to be due and payable, the aggregate unused amount of the Commitments shall not constitute Voting Credit Agreement Obligations and
(vii) the provisions of this Section 7.06 may be waived with the consent of each Lender and Permitted Acquisition Indebtedness Creditor.

      SECTION 7.07. Additional Collateral. Each of the Participating Creditors hereby covenants and agrees that it (a) will not accept any guaranty of any of the Obligations by any Guarantor or any other Subsidiary of Holdings unless such guaranty is provided pursuant to the Guarantee Agreement or otherwise guarantees the payment of all the Obligations on a pari passu basis and
(b) will not take any security interest in or Lien on any assets or property of Holdings or any of its Subsidiaries (except as permitted or required in connection with cash collateralization of the Letters of Credit as provided in
Article II of the Credit Agreement) to secure any of the Obligations unless such security interest or Lien secures the payment of all the Obligations on a pari passu basis pursuant to the Pledge Agreement.

      SECTION 7.08. Subordinated Indebtedness Documents. (a) Each of the Participating Creditors hereby covenants and agrees that the Collateral Agent shall be the authorized representative of such Participating Creditor in respect of any Permitted Subordinated Indebtedness.

      (b) Each of the Participating Creditors covenants and agrees that the Collateral Agent shall have the sole right (i) to give any notice under any Permitted Subordinated Indebtedness and (ii) to file proofs of claims under any Permitted Subordinated Indebtedness.

      SECTION 7.09. Purchase of Pledged Collateral. Any Participating Creditor may purchase Pledged Collateral at any public sale of such Pledged Collateral pursuant to the Pledge Agreement and may make payment on account thereof by using any Outstanding Obligation then due and payable to such Participating Creditor from the person that granted a security interest in such Pledged Collateral as a credit against the purchase price to the extent, but only to the extent, approved by the Required Creditors.

      SECTION 7.10. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Borrower which, by countersigning this Agreement, agrees to pay such costs and expenses), to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem desirable, this Agreement or such other documents or instruments.


                                 ARTICLE VIII

            Approval by Holdings, Borrower, Guarantors and Pledgors

      By entering into the Support Documents, each of Holdings, the Borrower, the Guarantors and the Pledgors from time to time, although not a party hereto, acknowledges and consents to and agrees to perform and be bound by the provisions hereof.


                                  ARTICLE IX

                                 Miscellaneous

      SECTION 9.01. No Individual Action. No Participating Creditor may require the Collateral Agent to take or refrain from taking any action hereunder or under any of the Support Documents or with respect to any of the Pledged Collateral except as and to the extent expressly set forth in this Agreement.

      SECTION 9.02. Successors and Assigns. (a) This Agreement shall be binding on and inure to the benefit of the Collateral Agent, each of the Participating Creditors and their respective successors and permitted assigns (including any assignee of any Lender in accordance with the Credit Agreement and the holders from time to time of the Permitted Acquisition Indebtedness
Debt); provided, however, that, except as provided in the next sentence, no Credit Agreement Creditor or Permitted Acquisition Indebtedness Creditor may assign its rights or obligations hereunder. The rights and obligations of any Credit Agreement Creditor or Permitted Acquisition Indebtedness Creditor under this Agreement shall be assigned automatically (without the need for the execution of any document or any other action in the case of assignments by Credit Agreement Creditors but subject to the requirements of the next sentence in the case of Permitted Acquisition Indebtedness Creditors), to, and the term Credit Agreement Creditor or Permitted Acquisition Indebtedness Creditor as used in this Agreement shall include, any assignee, transferee or successor of such Participating Creditor under the Credit Agreement or the Permitted Acquisition Indebtedness Agreement, as the case may be, in accordance with the terms of and upon the effectiveness of an assignment pursuant to Section 9.04 of the Credit Agreement (in the case of a Lender) or
Article VIII of the Credit Agreement (in the case of the Administrative Agent) or a transfer of Permitted Acquisition Indebtedness pursuant to the analogous provisions of the Permitted Acquisition Indebtedness Agreement, as the case may be, and any such assignee, transferee or successor shall automatically (in the case of assignments or transfers of Obligations under the Credit Agreement and subject to the next sentence in the case of assignments or transfers of Permitted Acquisition Indebtedness) become a party to this Agreement. No assignee, transferee or successor of or to any Permitted Acquisition Indebtedness Creditor shall be entitled to the benefits of this Agreement and the Support Documents unless it shall have complied with the last sentence of the definition of "Permitted Acquisition Indebtedness Creditors". If requested by any party to this Agreement (including in connection with any assignment, transfer or refunding), such assignee, transferee or successor shall execute and deliver to the other parties to this Agreement a written confirmation of its assumption of the obligations of the assignor or transferor hereunder. Each of the Credit Agreement Creditors and the Permitted Acquisition Indebtedness Creditors agrees that it shall deliver a complete copy of this Agreement to any potential assignee, transferee or successor of such Credit Agreement Creditor or Permitted Acquisition Indebtedness Creditor prior to the execution of any such assignment or transfer. Any Lender or Permitted Acquisition Indebtedness Creditor may, without the consent of the other Credit Agreement Creditors and Permitted Acquisition Indebtedness Creditors (but subject to all limitations set forth in the applicable Credit Transaction Documents), sell one or more partic-ipations in the Loans or Letters of Credit or the Permitted Acquisition Indebtedness, as the case may be, held by it or issued pursuant to the terms and conditions of the Credit Agreement or the Permitted Acquisition Indebtedness Agreement, as the case may be; provided, however, that (except as otherwise specified herein) each of the Credit Agreement Creditors and the Permitted Acquisition Indebtedness Creditors shall remain liable to each other for the full performance of their obligations hereunder with the same effect as though no such participation had been sold and as though any and all amounts, payments or security received by a participant with whom it dealt in respect of the loan or note participation were received by such party and shall continue to deal solely and directly with each other with respect to their respective rights and obligations under this Agreement. Except as specifically set forth above and in paragraph (b) below, this Agreement is not intended to confer any benefit on, or create any obligation of the Collateral Agent or any Participating Creditor to, Holdings, the Borrower, the Guarantors, the Pledgors or any third party.

      (b) The provisions of Sections 7.04, 7.05 and 7.06 (and the provisions of this paragraph (b) and clause (c) of Section 9.06) are intended to confer a benefit upon the Borrower and shall be enforceable by the Borrower.

      SECTION 9.03. Notices. Notices and other communications provided for herein or in any Support Document shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

            (a) if to any Credit Agreement Creditor, to it as set forth in the Credit Agreement or as specified in the Credit Agreement;

            (b) if to any Permitted Acquisition Indebtedness Creditor, to it as set forth on the Acknowledgement delivered by it to the Collateral Agent;

            (c) if to the Collateral Agent, to it as set forth after its signature to this Agreement; and

            (d) if to the Borrower, any Guarantor or any Pledgor, to it as specified in the Credit Agreement, the Guarantee Agreement or the Permitted Acquisition Indebtedness Agreement.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.03 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.03.

      SECTION 9.04. Termination. This Agreement shall terminate automatically upon the indefeasible payment in full of (a) the Outstanding Credit Agreement Obligations (and termination of the Commitments under the Credit Agreement) and the Outstanding Interest Rate Agreement Obligations or (b) the Outstanding Permitted Acquisition Indebtedness Agreement Obligations; provided, however, that (i) Articles I, II, III, IV, V, VIII and IX, and Sections 7.01, 7.02, 7.03, 7.05, 7.07, 7.08 and 7.10, shall survive, and remain operative and in full force and effect, as long as there are any Outstanding Credit Agreement Obligations or Outstanding Interest Rate Agreement Obligations that are secured by the Pledge Agreement or guaranteed pursuant to the Guarantee Agreement and (ii) this Section 9.04 and Sections 5.05, 5.06 and 9.05 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

      SECTION 9.05. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      SECTION 9.06. Modification of Agreement. No modification or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Required Creditors and the Required Holders of each issue or series of Permitted Acquisition Indebtedness then outstanding; provided, however, that (a) no such modification or amendment shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any Support Document or expand its duties hereunder or under any Support Document, without the prior written consent of the Collateral Agent, (b) no such modification or amendment shall modify any provision hereof that is intended to provide for the equal and ratable security of all Outstanding Obligations without the prior written consent of all Participating Creditors, (c) no such modification or amendment shall be made to Section 7.04, 7.05 or 7.06, or to the definition of the term
 Required Creditors or Majority Creditors for purposes of such Sections, or to Section 9.02(b) or to this clause (c), without the prior written consent of the Borrower and (d) no such modification or amendment shall change the definition of the term Required Creditors or Majority Creditors or this Section or Section 3.02, 4.02, 7.02, 7.03, 7.04, 7.05 or 7.06 without the prior written consent of each Lender and Permitted Acquisition Indebtedness Creditor. No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances.

      SECTION 9.07. Waiver of Rights. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

      SECTION 9.08. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.09. Waiver of Jury Trial. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party acknowledges that this waiver is a material inducement for each such party to enter into a business relationship, that each party has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Each party further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      SECTION 9.10 Jurisdiction; Consent to Service of Process. (a) Each Participating Creditor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New
York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Support Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Participating Creditor may otherwise have to bring any action or proceeding relating to this Agreement or the Support Documents against any Participating Creditor or its properties in the courts of any jurisdiction.

      (b) Each Participating Creditor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Support Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

      SECTION 9.12. Section Headings. The Article and Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      SECTION 9.13. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any other Credit Transaction Document, the provisions of this Agreement shall be controlling.


      IN WITNESS WHEREOF, the Collateral Agent, the Credit Agreement Creditors and the Permitted Acquisition Indebtedness Creditors have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                 CHEMICAL  BANK,  as  Administrative Agent and
                                  Collateral Agent


                                 By:
                                    Name:
                                    Title:

                                 Notice Address:

                                 270 Park Avenue
                                 New York, New York  10017

                                 Attention: _________________
                                 Telephone: _________________
                                 Telecopy:  _________________



                                 Countersigned by:

                                 COLLINS & AIKMAN PRODUCTS CO.


                                 By: _________________________
                                 Name:
                                 Title:

                                                                     EXHIBIT A
                                    FORM OF
                                ACKNOWLEDGMENT


     Reference is hereby made to the Master Collateral and Intercreditor Agreement dated as of July 13,1994 (the "Intercreditor Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) among Chemical Bank, as Collateral Agent and Administrative Agent under the Credit Agreement, and the other Participating Creditors party thereto referred to therein, in which this Acknowledgment is incorporated. Each of the undersigned Permitted Acquisition Indebtedness Creditors has entered into the Permitted Acquisition Indebtedness Agreement described below with the Borrower pursuant to which Permitted Acquisition Indebtedness thereunder is to be guaranteed by the Guarantee Agreement and secured by the Pledged Collateral. [If a Permitted Acquisition Indebtedness Creditor is an assignee or transferee of Permitted Acquisition Indebtedness, describe the
Permitted Acquisition Indebtedness so acquired and the assignor or transferee]. The undersigned hereby appoints the Collateral Agent to act on its behalf in accordance with the terms of the Intercreditor Agreement and hereby acknowledges the terms of the Intercreditor Agreement and agrees to be bound thereby (including Sections 2.02, 2.03, 2.04 and 5.06 thereof). Notices under the Intercreditor Agreement may be given to the undersigned Permitted Acquisition Indebtedness Creditors at the respective addresses set forth below.

DESCRIPTION  OF PERMITTED  ACQUISITION   [PERMITTED  ACQUISITION   INDEBTEDNESS
INDEBTEDNESS AGREEMENT:                  CREDITOR]

Title, Date:_________________
Parties:_____________________            By:____________________________
Effective Date:______________            Its:___________________________
Original Principal
  Amount:____________________            Notice Address:
Current Principal
  Amount:____________________            _____________________________
Final Maturity:______________            _____________________________
Credit Documents:____________            _____________________________


                                         [PERMITTED  ACQUISITION   INDEBTEDNESS
                                         CREDITOR]


                                         By:____________________________
                                         Its:___________________________

                                         Notice Address:

                                         _____________________________
                                         _____________________________
                                         _____________________________

                                         Acknowledged and Agreed:


                                         COLLINS & AIKMAN PRODUCTS CO.
                                         By:____________________________
                                         Its:___________________________

                                         Accepted:

                                         CHEMICAL BANK, as Collateral Agent


                                         By:____________________________
                                         Its:___________________________

                                                           SCHEDULE 1.01(A) TO
                                                              CREDIT AGREEMENT


                               Applicable Margin

                                  Eurodollar
          Ratios                  Loan Margin             ABR Loan Margin


 Leverage Ratio greater             1-3/4%                  3/4% of 1%
 than 2.75:1
            or
 Interest Coverage Ratio
 less than 4.00 ("Level
 I")

 Leverage Ratio less than           1-1/2%                   1/2 of 1%
 or equal to 2.75:1
            and
 Interest Coverage Ratio
 greater than or equal to
 4.00 ("Level II")


 Leverage Ratio less than           1-1/4%                   1/4 of 1%
 or equal to 2.25:1
            and
 Interest Coverage Ratio
 greater than 5.75:1
 ("Level III")


 Leverage Ratio less than             1%                        0%
 or equal to 2.00:1
            and
 Interest Coverage Ratio
 greater than or equal to
 6.75:1 ("Level IV")

    For purposes of the foregoing, the Applicable Margin for any date shall be determined by reference to the Leverage Ratio and Interest Coverage Ratio as of the last day of the Borrower's fiscal quarter most recently ended as of such date and any change in the Applicable Margin shall become effective upon the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower (which certificate may be delivered prior to delivery of the relevant financial statements) with respect to the financial statements to be delivered, pursuant to Section
    5.04 for the most recently ended fiscal quarter (a) setting forth in reasonable detail the calculation of the Interest Coverage Ratio and Leverage Ratio for and at the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default and shall apply
    (i) to ABR Loans outstanding on such delivery date or made on and after such delivery date and (ii) to Eurodollar Loans made on and after such delivery date; provided, however, that if the proceeds of such Loans are used to finance a Permitted Business Acquisition, and either the Leverage Ratio or Interest Coverage Ratio, after giving effect to such Permitted Business Acquisition on a pro forma basis, would result in a change in the Applicable Margin, such change shall become effective for all purposes simultaneously with the making of such Loans and shall apply (i) to ABR Loans outstanding on such date or made on or after such date and (ii) to Eurodollar Loans made on or after such date. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to
    Section 5.04. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the Compliance Certificate with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage Ratio and Interest Coverage Ratio shall be deemed, solely for the purposes of this definition, to be greater than 2.75:1 and less than 4.00:1, respectively, until such time as Borrower shall deliver such Compliance Certificate.

                                                           SCHEDULE 1.01(B) TO
                                                             CREDIT AGREEMENT


                       Applicable Prepayment Percentage

                                    Part I

                                    Applicable Prepayment
                Applicable Level          Percentage

                  Level I                 75%

                  Level II                50%

                  Level III               25%

                  Level IV                10%



                                    Part II

Notwithstanding the foregoing, if the principal of the Term Loans and Canadian Term Loans is permanently repaid in the amounts set forth below, the Applicable Prepayment Percentage shall be based on the current Applicable Level increased by the number of additional Levels set forth below (but not above Applicable Level IV):

              Aggregate Term Loans
                 and Canadian Term      Number of Additional
                      Loans Repaid            Levels

                 $150,000,000               1

                  225,000,000               2

                  325,000,000               3

                                                             Schedule 1.01 (c)
                                                            to Credit Agreement


Additional Designated Persons


Employees and former employees of Holdings and its subsidiaries and any other persons who are or at any time were participants in a stock option, stock appreciation or similar plan of Holdings.

                                                              Schedule 1.01(D)
                          Subordination Provisions of
                      Permitted Subordinated Indebtedness


                                   ARTICLE X

                                 SUBORDINATION

SECTION X.1.      Securities Subordinated to Senior Indebtedness.

            Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees, that the payment of the principal of and interest on and premiums, penalties, fees and other liabilities (including, without limitation, liabilities in respect of any indemnity, any reimbursement, compensation or contribution obligations, any liquidated damage provision, any breach of representation or warranty, or any rights of redemption or rescission under this Indenture, the Purchase Agreement and the Registration Rights Agreement or by law or otherwise ("Other Obligations")) with respect to the Securities is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all Senior Indebtedness.

            This Article X shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

SECTION X.2.      No Payment on Securities in Certain Circumstances.

            (a) No direct or indirect payment or distribution shall be made by or on behalf of the Company on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all principal thereof and interest (including Accrued Bankruptcy Interest) thereon (and, in the case of the Loan Documents and Supplementary Documents, all obligations for payments for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith) shall first be paid in full in cash, and all Letter of Credit Obligations, to the extent that the related letters of credit have not been drawn upon, shall have been fully secured by collateral in the form of cash or Cash Equivalents or shall have been returned undrawn or (ii) upon the happening of any default in payment of any principal of or interest on any Senior Indebtedness (or, in the case of the Loan Documents and Supplementary Documents, any payment for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith when the same becomes due and payable (any event described in clause (i) or (ii), a "Payment Default"), unless and until such default shall have been cured or waived or shall have ceased to exist.

            (b) Without limiting the effect of Section X.2(a), upon the happening of a default or event of default (other than a Payment Default) (including any event which, with the giving of notice or lapse of time, or both, would become an event of default and including any default or event of default that would result upon any payment with respect to the Securities) with respect to any Senior Indebtedness, as such default or event of default is defined therein or in the instrument or agreement under which it is outstanding, and upon written notice thereof given to the Trustee (with a copy to the Company) by any holders of such Senior Indebtedness or their Representative ("Payment Notice"), then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or the Credit Agent approves in writing the making of such payment or distribution, no direct or indirect payment or distribution shall be made by or on behalf of the Company on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities; provided, however, that this paragraph (b) shall not prevent the making of any payment for more than 179 days after the due date of the first principal or interest payment on the Securities (including any redemption or mandatory repurchase of Securities required hereunder) after a Payment Notice shall have been given. Notwithstanding the foregoing (i) not more than one Payment Notice shall be given within any period of 360 consecutive days, and (ii) a Payment Notice may only be given (A) if Senior Indebtedness is outstanding under the Credit Agreement at the time of such notice, by the Credit Agent or (B) if no Senior Indebtedness is outstanding under the Credit Agreement at the time of such notice, by a holder or holders (or the Representative of holders) of at least $10,000,000 principal amount of Senior Indebtedness.

            (c) In furtherance of the provisions of Section X.1, if, notwithstanding the foregoing provisions of this Section X.2, any direct or indirect payment or distribution on account of principal of or interest on or Other Obligations with respect to the Securities or to acquire, repurchase, redeem, retire or defease any of the Securities or on account of the redemption provisions of the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company or any subsidiary or Affiliate of the Company is acting as Paying Agent, money for any such payment or distribution shall be segregated and held in trust), at a time when such payment or distribution was prohibited by the provisions of this Section X.2, then, unless and until such payment or distribution is no longer prohibited by this Section X.2, such payment or distribution (subject to the provisions of Sections X.6 and X.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent, as the case may be, for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, to the extent necessary to (A) make payment in full in cash of all Senior Indebtedness remaining unpaid and (B) in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, to fully secure such Senior Indebtedness by collateral in the form of cash or Cash Equivalents, in each case after giving effect to all concurrent payments and distributions to or for the holders of Senior Indebtedness. The Company shall give prompt notice to the Trustee of any default or event of default or any acceleration under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness provided in this Article X. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

SECTION X.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

            Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or total or partial reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company and whether voluntary or involuntary):

            (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash of the principal thereof and interest (including Accrued Bankruptcy Interest) thereon (and, in the case of the Loan Documents and Supplementary Documents, all payments for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith) and, in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, to have such Senior Indebtedness be fully secured by collateral in the form of cash or Cash Equivalents before the Holders are entitled to receive any payment on account of the principal of or interest on or Other Obligations with respect to the Securities (whether by payment, acquisition, retirement, defeasance, redemption or otherwise) or any other payment or distribution of assets or securities by or on behalf of the Company;

            (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article X, including any such payment or distribution that is payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash and, in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, until all such Senior Indebtedness shall be fully secured by collateral in the form of cash or Cash Equivalents or shall have been returned undrawn, in each case after giving effect to all concurrent payments and distributions to or for the holders of such Senior Indebtedness; and

            (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent, money, assets or securities of any kind or character for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on or Other Obligations with respect to the Securities before all Senior Indebtedness is paid in full in cash, such payment or distribution (subject to the provisions of Sections X.6 and X.7) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash and, in the case of Letter of Credit Obligations, to the extent the related letters of credit have not been drawn upon or returned undrawn, until all such Senior Indebtedness shall be fully secured by collateral in the form of cash or Cash Equivalents or shall have been returned undrawn, in each case after giving effect to all concurrent payments and distributions to or for the holders of Senior Indebtedness. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of Senior Indebtedness or their Representative.

            The Company shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquidation or total or partial reorganization of the Company or assignment for the benefit of creditors by the Company.

SECTION X.4. Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

            Subject to the payment in full in cash of all Senior Indebtedness and, in the case of Letter of Credit Obligations, to the extent that the related letters of credit have not been drawn upon or returned undrawn, subject to the securing in full of such Senior Indebtedness by collateral in the form of cash or Cash Equivalents, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness (other than the rights to receive payments or distributions with respect to, or rights in collateral securing, reimbursement obligations for subsequently drawn Letter of Credit Obligations until such reimbursement obligations are paid in full in cash) until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article X shall have been applied, pursuant to the provisions of this Article X, to the payment of all amounts payable under the Senior Indebtedness and to secure Senior Indebtedness represented by Letter of Credit Obligations to the extent that the related letters of credit have not been drawn upon or returned undrawn, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash and to fully secure Senior Indebtedness represented by Letter of Credit Obligations to the extent that the related letters of credit have not been drawn upon or returned undrawn in the form of cash or Cash Equivalents.

SECTION X.5.      Obligations of the Company Unconditional.

            Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article X, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets or securities of the Company referred to in this Article X, the Trustee, subject to the provisions of Sections ____ and ____ [Insert reference to provisions setting forth Trustee's rights and duties], and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. Nothing in this Section
X.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section ____ [Insert provision setting forth Trustee's compensation].

SECTION X.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.


            The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections ____ and ____ [Insert reference to provisions setting forth Trustee's rights and duties], shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION X.7.      Application by Trustee of Assets Deposited with It.


            U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section ____ [Insert reference to defeasance provisions] (including, without limitation, clause __ thereof [Insert reference to provision prohibiting defeasance if doing so would violate a contractual obligation of Holdings or Borrower]) shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article X. Otherwise, any deposit of assets or securities by or on behalf of the Company with the

Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on or Other Obligations with respect to any Securities shall be subject to the provisions of this
Article X; provided that if prior to the Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in
Section X.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section X.7 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article X.

SECTION X.8. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.


            No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions contained in this Article X shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, restate, supplement, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and its Subsidiaries, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture that affects the subordination of the Securities or other provisions of this Article X shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

            [Each Holder of the Securities by his acceptance thereof agrees that the Representative of any Senior Indebtedness (including, without limitation, the Credit Agent), in its discretion, without notice or demand and without affecting any rights of any holder of Senior Indebtedness under this
Article X, may foreclose any mortgage or deed of trust covering interests in real property secured thereby, by judicial or non-judicial sale; and such Holder hereby waives any defense to the enforcement by the Representative of any Senior Indebtedness (including, without limitation, the Credit Agent) or by any holder of any Senior Indebtedness against such Holder of this Article X after a judicial or non-judicial sale or other disposition of its interests in real property secured by such mortgage or deed of trust; and such Holder expressly waives any defense or benefits that may be derived from California Civil Code (2 section marrks) 2808, 2809, 2810, 2819, 2845, 2849 or 2850, or
California Code of Civil Procedure (2 section marks) 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction or any similar statute in effect in any other jurisdiction.]

SECTION X.9.      Securityholders Authorize Trustee to Effectuate
                  Subordination of Securities.

            Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article X, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities and Other Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Securityholder in any such proceeding.


SECTION X.10.     Right of Trustee to Hold Senior Indebtedness.

            The Trustee shall be entitled to all of the rights set forth in this Article X in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION X.11.     Article X Not to Prevent Events of Default.

            The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section ____ [Insert reference to Event of Default Section].

SECTION X.12.     No Fiduciary Duty of Trustee to Holders of Senior
                  Indebtedness.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Securities or the Company or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise. Nothing in this Section X.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.

            Certain Definitions. As used in this Schedule 1.01(E), the following terms have the following meanings:

            "Accrued Bankruptcy Interest" means all interest accruing after the filing of a petition by or against the Company under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the Loan Documents, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "Cash Equivalents" means Permitted Investments.

            "Company" means [Collins & Aikman Products Co.] [Collins & Aikman Corporation].

            "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agreement, which initially shall be Chemical Bank. The Company shall promptly notify the Trustee of any change in the Credit Agent.

            "Credit Agreement" means the Credit Agreement, dated as of June __, 1994, by and among Collins & Aikman Corporation, Collins & Aikman Products Co., [WCA Canada Inc.] the Lenders and Issuing Banks referred to therein, Continental Bank, N.A. and NationsBank, N.A., as Managing Agents, Chemical Bank of Canada, as Canadian Administrative Agent, and Chemical Bank, as Administrative Agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund or refinance a substantial portion of the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or such agreement; provided that such refunding or refinancing by its terms states that it is intended to be senior in right of payment to the Securities. The Company shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement; provided that failure to give such notice shall not impair the subordination provisions hereof.

            "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books or otherwise having a legal or beneficial interest in a Security.

            "Indenture" means the Indenture pursuant to which the Securities are issued.

            "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements providing interest rate protection.

            "Letter of Credit Obligations" means Senior Indebtedness with respect to letters of credit issued and outstanding pursuant to the Credit Agreement.

            "Loan Documents" means the Credit Agreement and all promissory notes, guarantees, security agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, including all amendments, supplements, extensions, renewals, restatements, replacements or refinancings thereof, or other modifications (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) thereof from time to time.

            "Paying Agent" means any Paying Agent under the Indenture.

            "Purchase Agreement" means the several Purchase Agreements by and among the Company and the Purchasers, each dated as of ________ ___, 199__ providing for the purchase of the Securities.

            "Purchasers" means the Purchasers named on the execution pages attached to the Purchase Agreement.

            "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and the Purchasers, dated as of _______ ____, 199__.

            "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness; provided that the person acting as Trustee may not serve as a Representative.

            "Securities" means the securities evidencing the Permitted Subordinated Indebtedness.

            "Senior Indebtedness" means (x) all obligations of the Company now or hereafter existing, whether directly or by guarantee, to pay the principal of, and interest (including, in the case of the Loan Documents and the Supplementary Documents, Accrued Bankruptcy Interest with respect thereto) on, any Indebtedness of the Company (and, in the case of the Loan Documents and the Supplementary Documents, all obligations of the Company for all payments for early termination, fees, expenses, indemnities and other amounts payable thereunder or in connection therewith), whether outstanding on the date of this Indenture or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including, without limitation, Indebtedness under the Loan Documents and the Supplementary Documents and all obligations of the Company to indemnify the Credit Agent, the Lenders, the Issuing Banks and the other Agents thereunder pursuant to the Loan Documents and all obligations of the Company for all payments for early termination, fees, expenses and indemnities and other amounts payable thereunder or in connection therewith if the instrument creating or evidencing the same expressly provides that such Indebtedness shall be senior in right of payment to the Securities, (y) Indebtedness of the Company, whether direct or by guarantee, with respect to Interest Swap Obligations and
      (z) all obligations of the Company in respect of any financing of accounts receivable of the Company and its subsidiaries.

            "Supplementary Documents" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

            "Trustee" means the Trustee for the Securities under the Indenture.

                                                               SCHEDULE 2.01 TO
                                                               CREDIT AGREEMENT


                      ADDRESSES FOR NOTICES; COMMITMENTS


CHEMICAL BANK
270 Park Avenue
10th Floor
New York, New York  10017
Attention:  Suzanne Kjorlien
Telecopy:  (212) 270-3279

Revolving Credit Commitment:        $ 7,826,086.95
Term Loan Commitment:               $43,521,739.10
Delayed Term Loan Commitment:       $ 1,304,347.87
Canadian Term Commitment:           $ 2,347,826.08


BANK OF SCOTLAND
565 Fifth Avenue
New York, New York  10017
Attention:  Jack Dykes
Telecopy:  (212) 682-5720

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Commitment:           $ 1,330,434.78


GIROCREDIT BANK
65 East 55th Street
New York, New York  10022
Attention:  John Redding
Telecopy:  (212) 644-0644

Revolving Credit Commitment:        $ 1,956,521.74
Term Loan Commitment:               $ 4,630,434.78
Delayed Term Loan Commitment:       $   326,086.96
Canadian Term Loan Commitment:      $   586,956.52


THE BANK OF TOKYO TRUST COMPANY
1251 Avenue of the Americas
New York, New York  10116
Attention:  William J. Darby
Telecopy:  (212) 782-6440

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Commitment:           $ 1,330,434.78

THE YASUDA TRUST & BANKING CO., LTD.
285 Peachtree Center Avenue
Suite 2104
Atlanta, Georgia  30303
Attention:  Melinda Lowe
Telecopy:  (404) 584-7816

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


SOCIETY NATIONAL BANK
127 Public Square
Cleveland, Ohio  44114
Attention:  Lawrence A. Mack
Telecopy:  (216) 689-4981

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Commitment:           $ 1,330,434.78


THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH
165 Broadway
49th Floor
New York, New York  10006
Attention:  Mitsuo Matsunaga
Telecopy:  (212) 608-2371

Revolving Credit Commitment:        $ 6,000,000.00
Term Loan Commitment:               $14,200,000.00
Delayed Term Loan Commitment:       $ 1,000,000.00
Canadian Term Loan Commitment:      $ 1,800,000.00


THE BANK OF NEW YORK
One Wall Street
22nd Floor
New York, New York  10286
Attention:  Gregory L. Batson
Telecopy:  (212) 635-6434

Revolving Credit Commitment:        $  2,608,695.65
Term Loan Commitment:               $  6,173,913.04
Delayed Term Loan Commitment:       $    434,782.61
Canadian Term Loan Commitment:      $    782,608.70

NATIONAL CITY BANK
1900 East Ninth Street
10th Floor
Cleveland, Ohio  44114
Attention:  Sharon F. Weinstein
Telecopy:  (216) 575-9396

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


CRESTAR BANK
919 East Main Street
Richmond, Virginia  23219
Attention:  T. Patrick Collins
Telecopy:  (804) 782-5413

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


THE FIRST NATIONAL BANK OF BOSTON
400 Perimeter Center Terrace
Suite 745
Atlanta, Georgia  30346
Attention:  Stephen Y. McGehee
Telecopy:  (404) 393-4166

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78


BARCLAYS BANK PLC
222 Broadway
11th Floor
New York, New York  10038
Attention:  Bob Cauley
Telecopy:  (212) 412-7580

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78

THE MITSUBISHI TRUST AND BANKING CORPORATION
520 Madison Avenue
26th Floor
New York, New York  10022
Attention:  Susan L. LeFevre
Telecopy:  (212) 755-2349

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


SOCIETE GENERALE
50 Rockefeller Plaza
13th Floor
New York, New York  10020
Attention:  Jack Stack
Telecopy:  (212) 830-6178

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78


WACHOVIA BANK OF NORTH CAROLINA, N.A.
400 S. Tryon Street
6th Floor
Charlotte, North Carolina  28202-1915
Attention:  Joanne M. Starnes
Telecopy:  (704) 378-5181

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78


CONTINENTAL BANK, N.A.
231 South LaSalle Street
Chicago, IL  60697
Attention:  John Orecchio
Telecopy:  (312) 828-3864

Revolving Credit Commitment:        $ 6,782,608.70
Term Loan Commitment:               $16,052,173.91
Delayed Term Loan Commitment:       $ 1,130,434.78
Canadian Term Loan Commitment:      $ 2,034,782.61

NATIONSBANK, N.A.
100 North Tryon Street, NCI 007-08-11
Charlotte, NC  28255
Attention:  J. Timothy Martin
Telecopy:  (704) 386-1270

Revolving Credit Commitment:        $ 6,782,608.70
Term Loan Commitment:               $16,052,173.91
Delayed Term Loan Commitment:       $ 1,130,434.78
Canadian Term Loan Commitment:      $ 2,034,782.61


THE INDUSTRIAL BANK OF JAPAN
245 Park Avenue
New York, New York  10167
Attention:  Mikihide Katsumata
Telecopy:  (212) 682-2870

Revolving Credit Commitment:        $ 6,000,000.00
Term Loan Commitment:               $14,200,000.00
Delayed Term Loan Commitment:       $ 1,000,000.00
Canadian Term Loan Commitment:      $ 1,800,000.00


BRANCH BANKING AND TRUST COMPANY
434 Fayetteville Street Mall
29th Floor
Raleigh, North Carolina  27601
Attention:  Allan M. Bookout
Telecopy:  (919) 831-4121

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78


CREDITANSTALT-BANKVEREIN
Two Ravinia Drive
Suite 1680
Atlanta, Georgia  30346
Attention:  Daniel D. Lensgraf
Telecopy:  (404) 390-1851

Revolving Credit Commitment:        $ 1,956,521.74
Term Loan Commitment:               $ 4,630,434.78
Delayed Term Loan Commitment:       $   326,086.96
Canadian Term Loan Commitment:      $   586,956.52

CANADIAN IMPERIAL BANK OF COMMERCE
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339
Attention:  C.J. Klenk
Telecopy:  (404) 319-4954

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78


COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENE
520 Madison Avenue
37th Floor
New York, New York  10022
Attention:  Sean Mounier
Telecopy:  (212) 715-4535

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78




THE NIPPON CREDIT BANK, LTD.
245 Park Avenue, 30th Floor
New York, New York  10167
Attention:  Cliff Abramsky
Telecopy:  (212) 490-3895

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78


BANK OF AMERICA NT&SA
335 Madison Avenue
5th Floor
New York, New York  10017
Attention:  Laurie Marshall
Telecopy:  (212) 503-7066

Revolving Credit Commitment:        $ 6,000,000.00
Term Loan Commitment:               $14,200,000.00
Delayed Term Loan Commitment:       $ 1,000,000.00
Canadian Term Loan Commitment:      $ 1,800,000.00

FIRST UNION NATIONAL BANK OF NORTH CAROLINA
301 South Tryon Street
Floor M-2
Charlotte, North Carolina  28288-0145
Attention:  Bert M. Corum
Telecopy:  (704) 374-4000

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


THE TRAVELERS INSURANCE COMPANY
One Tower Square - 9PB
Hartford, Connecticut  06183-2030
Attention:  John Console
Telecopy:  (203) 954-3730

Revolving Credit Commitment:        $ 3,130,434.78
Term Loan Commitment:               $ 7,408,695.66
Delayed Term Loan Commitment:       $   521,739.13
Canadian Term Loan Commitment:      $   939,130.43


THE TRAVELERS INDEMNITY COMPANY
One Tower Square - 9PB
Hartford, Connecticut  06183-2030
Attention:  John Console
Telecopy:  (203) 954-3730

Revolving Credit Commitment:        $ 1,304,347.83
Term Loan Commitment:               $ 3,086,956.52
Delayed Term Loan Commitment:       $   217,391.30
Canadian Term Loan Commitment:      $   391,304.35


BANQUE PARIBAS
787 Seventh Avenue
32nd Floor
New York, New York  10019
Attention:  David Buseck
Telecopy:  (212) 841-2363

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78

THE SUMITOMO TRUST AND BANKING CO., LTD., NEW YORK BRANCH
527 Madison Avenue
New York, New York  10022
Attention:  Kristin Condon
Telecopy:  (212) 418-4848

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


MIDLAND BANK
140 Broadway
5th Floor
New York, New York  10005-1185
Attention:  Gina Sidorsky
Telecopy:  (212) 658-2586

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


THE TORONTO-DOMINION BANK
909 Fannin
Suite 1700
Houston, Texas  77010
Attention:  Debbie A. Greene
Telecopy:  (713) 951-9921

Revolving Credit Commitment:        $ 6,000,000.00
Term Loan Commitment:               $14,200,000.00
Delayed Term Loan Commitment:       $ 1,000,000.00
Canadian Term Loan Commitment:      $ 1,800,000.00


CREDIT LYONNAIS, CAYMAN ISLAND BRANCH
235 Peachtree Street
Suite 1700
Atlanta, Georgia  30303
Attention:  David Edge
Telecopy:  (404) 584-5249

Revolving Credit Commitment:        $ 6,000,000.00
Term Loan Commitment:               $14,200,000.00
Delayed Term Loan Commitment:       $ 1,000,000.00
Canadian Term Loan Commitment:      $ 1,800,000.00

ARAB BANKING CORPORATION
245 Park Avenue
31st Floor
New York, New York  10167
Attention:  Louis Bilbro
Telecopy:  (212) 599-8385

Revolving Credit Commitment:        $ 1,956,521.74
Term Loan Commitment:               $ 4,630,434.78
Delayed Term Loan Commitment:       $   326,086.96
Canadian Term Loan Commitment:      $   586,956.52


VAN KAMPEN MERRITT PRIME RATE INCOME TRUST
One Parkview Plaza
Oakbrook Terrace, Illinois  60181
Attention:  Jeffrey M. Maillet
Telecopy:  (708) 684-6740/6741

Revolving Credit Commitment:        $         0.00
Term Loan Commitment:               $20,000,000.00
Delayed Term Loan Commitment:       $         0.00
Canadian Term Loan Commitment:      $         0.00


NBD BANK, N.A.
611 Woodward Avenue
Detroit, Michigan  48226
Attention:  James D. Heinz
Telecopy:  (313) 225-2649

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


CRESCENT CAPITAL
1325 Avenue of the Americas
New York, New York  10019
Attention:  Justin Driscoll
Telecopy:  (212) 245-2488

Revolving Credit Commitment:        $         0.00
Term Loan Commitment:               $ 5,000,000.00
Delayed Term Loan Commitment:       $         0.00
Canadian Term Loan Commitment:      $         0.00

FUJI BANK
2 World Trade Center
79th Floor
New York, New York  10028
Attention:  Vincent Ingato
Telecopy:  (212) 912-0516

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70


UNITED STATES NATIONAL BANK OF OREGON
111 S.W. Fifth, T-29
Portland, Oregon  97204
Attention:  David Wynde
Telecopy:  (503) 275-4267

Revolving Credit Commitment:        $ 2,608,695.65
Term Loan Commitment:               $ 6,173,913.04
Delayed Term Loan Commitment:       $   434,782.61
Canadian Term Loan Commitment:      $   782,608.70

WELLS FARGO BANK N.A.
420 Montgomery Street
MAC 0101-091
San Francisco, California  94163
Attention:  Kathleen Harrison
Telecopy:  (415) 421-1352

Revolving Credit Commitment:        $ 4,434,782.61
Term Loan Commitment:               $10,495,652.18
Delayed Term Loan Commitment:       $   739,130.43
Canadian Term Loan Commitment:      $ 1,330,434.78


BANK OF IRELAND
540 Fifth Avenue
New York, New York  10019
Attention:  Roger Burns
Telecopy:  (212) 586-7752

Revolving Credit Commitment:        $ 1,956,521.74
Term Loan Commitment:               $ 4,630,434.78
Delayed Term Loan Commitment:       $   326,086.96
Canadian Term Loan Commitment:      $   586,956.52

                                                           SCHEDULE 2.11(a) TO
                                                             CREDIT AGREEMENT


                        Term Loan Amortization Schedule

   Term Loan Repayment Date                             Aggregate Repayment
   Quarterly Anniversary of Closing Date

   5                                                     $  6,250,000
   6                                                        6,250,000
   7                                                        6,250,000
   8                                                        6,250,000
   9                                                       11,250,000
   10                                                      11,250,000
   11                                                      11,250,000
   12                                                      11,250,000
   13                                                      16,250,000
   14                                                      16,250,000
   15                                                      16,250,000
   16                                                      16,250,000
   17                                                      18,750,000
   18                                                      18,750,000
   19                                                      18,750,000
   20                                                      18,750,000
   21                                                      20,000,000
   22                                                      20,000,000
   23                                                      20,000,000
   24                                                      20,000,000
   25                                                      20,000,000
   26                                                      20,000,000
   27                                                      20,000,000
   28                                                      20,000,000
   29                                                      20,000,000
   30                                                      15,000,000




                   Canadian Term Loan Amortization Schedule

   Canadian Term Loan Repayment Date                         Aggregate
   Quarterly Anniversary of Closing Date                     Repayment

   30                                                        5,000,000
   31                                                       20,000,000
   32                                                       20,000,000

                                                           Schedule 3.07(b)(1)
                                                           to Credit Agreement


                  HOLDINGS COMMON STOCK OF DESIGNATED PERSONS
           After giving effect to the Recapitalization Transactions
            (including purchase by the Blackstone Entities and WP
             Entities after the Closing assuming the Overallotment
             Option granted to the Underwriters is not exercised)

                                          Shares of Common Stock Owned

      Blackstone Entities                              26,131,096

      WP Entities                                      27,629,570

      Schedule 1.01(c) Persons                      To be determined*


* Approximately 300 persons were invited to purchase between 100 and 1,000 shares of Common Stock each in the Public Offering under a reserve share program. The actual number of shares purchased under this program will not be finally determined until the Public Offering is consummated. In addition, as described in the Preliminary Prospectus, certain employees also possess options to purchase shares of Common Stock pursuant to the 1993 Employee Stock Option Plan and the 1994 Employee Stock Option Plan of Holdings. None of the options is exercisable prior to June 1, 1995, except in the case of a Change in Control of Holdings (as defined in such Plans).

                                                      Schedule 3.07 (b) (2)
                                                      to Credit Agreement


                 OPTIONS AND RIGHTS REGARDING HOLDINGS CAPITAL STOCK

          1. Amended and Restated Stockholders Agreement, dated as of June __, 1994 among Blackstone, WP, Collins & Aikman Holdings II Corporation ("Holdings II"), Holdings, and Collins & Aikman Group, Inc.

          2. Stockholders Agreement dated as of December 7, 1988, among Blackstone, WP, WCI Holdings II Corporation (now known as Holdings II), WCI Holdings Corporation, (now known as Holdings), WCI Acquisition Corporation and The Government of the State of Kuwait, Kuwait Investment office.

          3. Stockholders Agreement, dated as of December 7, 1988, among Blackstone, WP, WCI Holdings II Corporation (now known as Holdings II), WCI Holdings Corporation (now known as Holdings), WCI Acquisition Corporation and The Prudential Insurance Company of America.

          4. Letter Agreement dated April 19, 1994, among Holdings, Blackstone and WP.

                                                              Schedule 3.12(a)



                       Subsidiaries of Collins & Aikman Corporation
                  (Gives effect to merger of Collins & Aikman Group, Inc.
                             into Collins & Aikman Products Co.)


  Company                                                        Jurisdiction

   Collins & Aikman Products Co.*                                   Delaware
     Ackerman Associates, Inc.(I)                                   New York
     Ack-Ti-Lining, Inc.(I)                                         New York
     The Akro Corporation*                                          Delaware
     Builders Emporium Payroll Services, Inc.(I)                    Delaware
     Cepco Incorporated(I)                                          Delaware
     Collins & Aikman Automotive International, Inc.                Delaware
     Collins & Aikman Holdings Canada, Inc.*                          Canada
      WCA Canada, Inc.*                                               Canada
       Imperial Wallcoverings (Canada), Inc.1*                        Canada
     Collins & Aikman Lease Co.*                                    Delaware
     Collins & Aikman United Kingdom, Ltd.                    United Kingdom
     Dura Acquisition Corp.*                                        Delaware
      Dura Convertible Systems de Mexico, S.A. de C.V.2               Mexico
      (1% owned by Collins & Aikman Products Co.)
     Imperial Wallcoverings, Inc.*                                  Delaware
      Marketing Service, Inc.                                       Delaware
     Collins & Aikman de Mexico, S.A. de C.V.3                        Mexico
     Gamble Development Company(I)                                 Minnesota
     Greeff Fabrics, Inc.                                           New York
     Hopkins Realty Company(I)                                     Minnesota
     Ole's, Inc.                                                  California
      Ole's Nevada, Inc.(I)                                           Nevada
     Simmons Universal Corporation(I)                               Delaware
     Warner Fabrics plc                                       United Kingdom
     (Owned with Wickes International Corporation)
      Harris Fabrics Limited(I)                               United Kingdom
      Warner & Sons, Ltd.(I)                                  United Kingdom
      (1 share owned by Warner Fabrics plc; 1 share owned by Warner Fabrics plc and Nicholas E. Joels, as joint holders)




        1   24% owned by Imperial Wallcoverings, Inc.

        2   In formation.

        3   1% owned by The Akro Corporation.

                Subsidiaries of Collins & Aikman Corporation A Cont.


  Company                                                        Jurisdiction

     Wickes Asset Management, Inc.                                  Delaware
     Wickes Guaranteed Parts, Ltd.(I)                                 Canada
     Wickes International Corporation                               Delaware
      Design Edition Limited(I)                               United Kingdom
       (50% ownership with Warner Fabrics plc)
      Warner Weaving Company Limited(I)                       United Kingdom
       (50% ownership with Warner Fabrics plc)
     Wickes Manufacturing Company                                   Delaware
      Wickes Products, Inc.                                         Delaware
      Wickes ELCO Corporation(I)                                    Delaware
      Wickes Manufacturing Services Company, Inc.(I)                Delaware
     Wickes Realty, Inc.                                            Delaware
     Wickes Venture Capital, Inc.(I)                                Delaware
      Sequoia Pacific Development Company                           Delaware








        Significant Subsidiaries are indicated with an asterisk (*). Inactive subsidiaries are indicated with an "I". 100% of the outstanding stock of Collins & Aikman Products Co. is directly owned by Collins & Aikman Corporation. All other subsidiaries (except Warner & Sons, Ltd.) are wholly owned, directly or indirectly, by Collins & Aikman Products Co. Except as otherwise indicated, indirect subsidiaries are shown below and to the right of the direct subsidiary that owns them.

                                                        Schedule 3.12 (b)
                                                        to Credit Agreement



                  OUTSTANDING COMMITMENTS RELATING TO CAPITAL STOCK

          None, except, with respect to foreign subsidiaries, as necessary to comply with foreign laws.

                                                               Schedule 3.17 to
                                                               Credit Agreement

                               TAX RETURNS


(i) Material Claims

The Internal Revenue Service has proposed adjustments which would disallow approximately $177 million of the approximately $434 million of net operating loss carryforwards at January 29, 1994.

The California Franchise Tax Board has proposed a tax assessment of approximately $12 million for fiscal year 1987. The interest on this assessment is estimated to be $9 million.

(ii) Statute Extensions


 Taxing         Type of                                                                      Extension
Authority        Tax                  Entity                                  Period           Date


Federal        Income         Collins & Aikman Holdings II Corp. & Subs.   1/89 - 1/90     06/30/95
Federal        Income         Collins & Aikman Holdings II Corp. & Subs.   1/91            12/31/95
Federal        Income         Collins & Aikman Group, Inc. & Subs.         1/89 - 4/89     06/30/95
Federal        Income         Collins & Aikman Export Corporation          1/91            12/31/95
Federal        Income         Collins & Aikman Export Corporation          1/89 - 1/90     06/30/95
Federal        Withholding    Collins & Aikman Group, Inc. & Subs.         12/88 - 12/90   06/30/95

California     Income         Collins & Aikman Group, Inc. & Subs.         1/88            11/15/95
California     Unemployment   Collins & Aikman Group, Inc.                 9/90 - 3/91     07/31/94

Illinois       Sales/Use      Collins & Aikman Corporation                 1/91 - 2/94     12/31/94

NY City        Income         Collins & Aikman Group, Inc.                 1/86 - 1/89     12/31/94
NY City        Income         Greeff Fabrics, Inc.                         1/90 - 1/91     12/31/94



(iii) Tax Examinations



 Taxing        Type of
Authority        Tax                          Entity                    Period Under Exam
Federal        Income            Collins & Aikman Holdings II & Subs.   1/89 - 1/92
Federal        Income            Collins & Aikman Group, Inc. & Subs.   1/89 - 4/89
Federal        Income            Collins & Aikman Export Corporation    1/89 - 1/91

Canada         Customs/GST       Imperial Wallcoverings (Canada) Inc.   6/91 - 6/94
California     Income            Collins & Aikman Group, Inc. & Subs.   1/88
California     Unemployment      Collins & Aikman Group, Inc.           9/90 - 12/93

Florida        Sales/Use         Imperial Wallcoverings, Inc.           3/88 - 2/93
Illinois       Sales/Use         Collins & Aikman Corporation           1/91 - 2/94


 Taxing          Type of
Authority          Tax                Entity                  Period Under Exam


Massachusetts     Income       Collins & Aikman Group, Inc.       1/89 - 1/90
Massachusetts     Income       Collins & Aikman Group, Inc.       1/83
Massachusetts     Income       Wickes Manufacturing Co.           1/90

Mecklenburg
  County (NC)     Property     Collins & Aikman Group, Inc.       1/92 - 12/93

New York          Income       Collins & Aikman Corporation       1/88 - 1/91
New York          Income       Wickes Manufacturing Company       1/88 - 1/91

New York City     Income       Collins & Aikman Group, Inc.       1/86 - 1/89
New York City     Income       Greeff Fabrics, Inc.               1/90 - 1/91
New York City     Income       Collins & Aikman Group, Inc.       4/89 - 1/92

North Carolina    Income       Collins & Aikman Corporation
                                 and Collins & Aikman Lease Co.   1/91 - 1/93

Ohio              Income       Collins & Aikman Group, Inc.       1/91 - 1/92
Ohio              Sales/Use    Imperial Wallcoverings, Inc.       2/90 - 1/93

Philadelphia      Income       Collins & Aikman Corporation       1/88 - 1/93

Texas             Sales/Use    Collins & Aikman Group, Inc.       1/91 - 4/94
Texas             Sales/Use    Collins & Aikman Corporation       7/88 - 6/92


(iv) Pending Issues

The Internal Revenue Service has proposed adjustments which would disallow approximately $177 million of the approximately $434 million of net operating loss carryforwards at January 29, 1994.


The California Franchise Tax Board has proposed a tax assessment of approximately $12 million for fiscal year 1987. The interest on this assessment is estimated to be $9 million.

                                                   SCHEDULE 4.02 (o) TO
                                                       CREDIT AGREEMENT


              Indebtedness to be Repaid or Redeemed on Closing Date


          Collins & Aikman Holdings Corporation Subordinated PIK Bridge Notes Held by the Government of the State of Kuwait, Kuwait Investment Office and Broadhorn & Co., c/o State Street Bank & Trust Co., as nominee for the Phoenix High Yield Fund Series

          Collins &  Aikman  Group, Inc.  (formerly  Wickes  Companies,
          Inc.)
          7-1/2%/10% Debentures due January 31, 2005

          Collins  &  Aikman Group,  Inc.  (formerly Wickes  Companies,
          Inc.)
          11-3/8% Usable Subordinated Debentures due 1997

          Collins  & Aikman  Group,  Inc.  (formerly Wickes  Companies,
          Inc.)
          11-7/8% Senior Subordinated Debentures due 2001

          Collins  &  Aikman Group,  Inc.  (formerly  Wickes Companies,
          Inc.)
          15% Subordinated Notes due 1995

          Amended And Restated Loan Agreement as of August 3, 1993 Between Canadian Imperial Bank of Commerce, WCA Canada, Inc., and Imperial Wallcoverings (Canada) Inc.

          $2,500,000 Clinton Industrial Authority 1973 First Mortgage Revenue Bonds (Wachovia Bank & Trust Company) As amended by 1978 Supplemental First Mortgage Bond Indenture dated as of August 1, 1978 by and between Trustees of the Clinton Industrial Authority and Wachovia Bank & Trust Company N.A.

          $2,000,000  Clinton Industrial  Authority  1978  First Mortgage
          Industrial Development Revenue Bonds; Wachovia Bank and Trust Company N.A (Trustee)

          $900,000 Economic Development First Mortgage Revenue Bonds and Citizens State Bank of New Castle (Trustee); City of New Castle, Indiana and Commercial Vinyls, Inc.

                                                           SCHEDULE 6.01 TO
                                                           CREDIT AGREEMENT


                       Existing Indebtedness For Borrowed Money


          Rhode Island Port Authority and Economic Development Corporation (the "Lessor") (Old Stone Bank, Trustee) $3,900,000 Industrial Development Revenue Bonds (secured by Lease Agreements dated as of May 1, 1979 between Lessor and Imperial Wallpaper Mill, Inc., now Imperial Wallcoverings, Inc., as Lessee)

          Michigan Strategic Fund $8,000,000 Limited Obligation Revenue Bonds with Collins & Aikman Corporation and NBD Bank, N.A. as the Letter of Credit Bank ("NBD") (secured by a Reimbursement Agreement and a Security Agreement between NBD and Collins & Aikman Corporation dated as of August 1, 1991 and by Loan Agreement dated as of August 1, 1991 between Collins & Aikman Corporation and Michigan Strategic Funds)

          Loan Agreements dated December 22, 1993 between Midland Bank plc and Warner Fabrics plc

          Arizona Realty Mortgage and Security Agreement dated April 10, 1974 between DLN Realty Corp.-Arizona (predecessor in interest to Wickes Asset Management, Inc.) and The Equitable Life Assurance Society of the United States

          Arizona Realty Mortgage and Security Agreement dated November 9, 1972 between DLN Realty Corp.-Arizona (predecessor in interest to Wickes Asset Management, Inc.) and the Equitable Life Assurance Society of the United States

          Loan Agreement dated August 3, 1984 between Federal Business Development Bank and Imperial Wallcoverings (Canada), Inc. (secured by first mortgage bonds, commercial pledges and floating charges on assets)

          Loan Agreement dated October 24, 1984 between Societe de Developpement Industrial de Quebec and Imperial Wallcoverings, Inc. (Canada)

                                                           SCHEDULE 6.04 TO
                                                           CREDIT AGREEMENT


                                    Existing Liens
                       Securing Indebtedness For Borrowed Money


          Rhode Island Port Authority and Economic Development Corporation (the "Lessor") (Old Stone Bank, Trustee) $3,900,000 Industrial Development Revenue Bonds (secured by Lease Agreements dated as of May 1, 1979 between Lessor and Imperial Wallpaper Mill, Inc., now Imperial Wallcoverings, Inc., as Lessee)

          Michigan Strategic Fund $8,000,000 Limited Obligation Revenue Bonds with Collins & Aikman Corporation and NBD Bank, N.A. as the Letter of Credit Bank ("NBD") (secured by a Reimbursement Agreement and a Security Agreement between NBD and Collins & Aikman Corporation dated as of August 1, 1991 and by Loan Agreement dated as of August 1, 1991 between Collins & Aikman Corporation and Michigan Strategic Funds)

          Loan Agreements dated December 22, 1993 between Midland Bank plc and Warner Fabrics plc

          Arizona Realty Mortgage and Security Agreement dated April 10, 1974 between DLN Realty Corp.-Arizona (predecessor in interest to Wickes Asset Management, Inc.) and The Equitable Life Assurance Society of the United States

          Arizona Realty Mortgage and Security Agreement dated November 9, 1972 between DLN Realty Corp.-Arizona (predecessor in interest to Wickes Asset Management, Inc.) and the Equitable Life Assurance Society of the United States

          Loan Agreement dated August 3, 1984 between Federal Business Development Bank and Imperial Wallcoverings (Canada), Inc. (secured by first mortgage bonds, commercial pledges and floating charges on assets)

                                                      SCHEDULE 6.07 TO
                                                      CREDIT AGREEMENT


                                 Existing Investments


                                     Description


               Class "A" Beneficial Interests ("CBI-AS") in the
               Trust Established Under The DBL Liquidating Trust
               Agreement and Drexel Partnership Interest ("DPI-AS")

               H. Koch & Sons Note

               Heckler Manufacturing and Investment Group, Inc.
               Note

               Heckler Manufacturing and Investment Group, Inc.
               Common Stock

               H&T Holdings Notes

               Clark County, Mississippi Industrial Revenue Bond
               Series 1982 (Nazareth Note)

               Detroit Body Products, Inc. Note

               America Property Investors IV Note

               Child & Associates Note, Chowchilla, CA
               Circle D Sandblasting Note, Corpus Christi, TX

               Lease Assignment to T. J. Maxx, Scottsdale, AZ

               Banco De Guatemala Bonds

               Applied Science Laboratories Note

               Warner Fabrics Note dated December 16, 1993

               Warner Fabrics Note dated March 31, 1993

               St. Clair, MI IRB Escrow

               Wallcoverings/CMT Joint Venture

               D. M. Split Dollar Life Insurance

               Supplemental Retirement Group Annuity Contract
               D. M. Supplemental Retirement Plan

               Legwear Acquisition Corporation (K-R) Warrant dated as of January 28, 1994

Exhibits

Exhibit A-1 Revolving Credit Note
Exhibit A-2 Delayed Draw Term Note
Exhibit A-3 Term Note
Exhibit A-4 Swingline Note
Exhibit A-5 Canadian Term Note
Exhibit A-6 Intercompany Note
Exhibit B   Assignment and Acceptance
Exhibit C   Administrative Questionnaire
Exhibit D   Form of Guarantee Agreement
Exhibit E   Form of Pledge Agreement
Exhibit F   Form of Opinion of Cravath, Swaine & Moore,
            Elizabeth R. Philipp, Esq. and Stikeman, Elliott
Exhibit G   Form of Compliance Certificate
Exhibit H   Form of Intercreditor Agreement


Schedules

1.01(A)     Applicable Margin
1.01(B)     Applicable Prepayment Percentage
1.01(C)     Additional Designated Persons
1.01(D)     Subordination Terms
2.01        Commitments
2.11(a)     Term Loan Amortization Schedule; Canadian Term Loan
              Amortization Schedule
3.07(b)(1)  Holdings Common Stock By Designated Persons
3.07(b)(2)  Options and Rights Regarding Holdings
              Capital Stock
3.12(a)     Subsidiaries of Holdings
3.12(b)     Outstanding Commitments Relating to Capital Stock
3.17        Tax Matters
4.02(o)     Indebtedness to be repaid on Closing Date
6.01        Existing Indebtedness
6.04        Existing Liens
6.07        Existing Investments